UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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Newfield Exploration Company

(Name of Registrant as Specified In Its Charter)

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4 Waterway Square Place, Suite 100 The Woodlands, Texas 77380

March 15, 2013

Dear Stockholders:

As Newfield Exploration Company reaches its quarter century mark this year, I hope you will join our Board of Directors, senior leadership and other associates and stockholders at our 2013 Annual Meeting of Stockholders at The Woodlands Waterway Marriott Hotel on May 2, 2013. The attached Notice of Annual Meeting of Stockholders and Proxy Statement will serve as your guide to the business to be conducted at the meeting. As in years past, we will have a brief management presentation following the meeting.

We are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (Notice) instead of a paper copy of our 2012 Annual Report, Proxy Statement and proxy card. We believe that the Notice process allows us to provide our stockholders with the information needed in a timely manner, while saving costs and conserving our natural resources. The Notice contains instructions on how to access these documents over the Internet, as well as instructions on how to request a paper copy of the materials, if desired. All stockholders who do not receive a Notice should receive a paper copy of the proxy materials by mail.

Your vote is very important to us. Prior to the meeting, I encourage you to sign and return your proxy card and/or vote through the telephone or Internet following the instructions on the Notice, so that your shares will be represented and voted at the meeting. Instructions on how to vote are found on page 3.

I hope to see you at the meeting. Thank you for being a stockholder and for the trust you have in our Company.

Very truly yours,

LEE K. BOOTHBY

Chairman of the Board, President and Chief Executive Officer

NEWFIELD EXPLORATION COMPANY

4 Waterway Square Place, Suite 100

The Woodlands, Texas 77380

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 2, 2013

To the Stockholders of Newfield Exploration Company:

You are cordially invited to attend our 2013 Annual Meeting of Stockholders. The meeting will be held at 8:30 a.m., local time, on Thursday, May 2, 2013, in the Waterway 6 Ballroom of The Woodlands Waterway Marriott Hotel located at 1601 Lake Robbins Drive, The Woodlands, Texas 77380. The purpose of the meeting is:

(1)	to elect 10 directors;

(2)	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the year ending December 31, 2013;

(3)	to hold an advisory vote to approve the compensation of the Company’s named executive officers;

(4)	to approve the First Amended and Restated Newfield Exploration Company 2011 Omnibus Stock Plan that proposes increasing the authorized shares by 3.7 million;

(5)	to vote on a stockholder proposal set forth on pages 81 to 82 in the accompanying Proxy Statement; and

(6)	to transact any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The close of business on March 8, 2013 has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. This Notice, Proxy Statement and the form of proxy/voting instruction card are first being sent or made available to stockholders on or about March 18, 2013.

By order of the Board of Directors,

JOHN D. MARZIOTTI

General Counsel and Corporate Secretary

March 15, 2013

YOUR VOTE IS IMPORTANT

You may vote by Internet or by telephone using the instructions on the Notice, or, if you received a paper copy of the proxy card, by signing and returning it in the envelope provided. You may revoke your proxy at any time before the vote is taken by following the instructions in this Proxy Statement. You may also attend and vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON MAY 2, 2013

The notice of the 2013 Annual Meeting, the Proxy Statement and our 2012 Annual Report and 10-K Wrap are available at:

http://phx.corporate-ir.net/phoenix.zhtml?c=63798&p=proxy.

Page
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON MAY 2, 2013
QUESTIONS AND ANSWERS ABOUT THE MEETING	2
Where and when is the Annual Meeting?	2
Who is entitled to vote at the Annual Meeting?	2
Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?	2
Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?	2
Can I vote my stock by filling out and returning the Notice?	2
How can I access the proxy materials over the Internet?	2
How do I vote?	3
If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?	3
Can I change my vote?	3
What is a proxy?	4
What is a Proxy Statement?	4
What is the difference between a “stockholder of record” and a stockholder who holds stock in “street name”, also called a “beneficial owner”?	4
Who is soliciting my vote?	4
What is the purpose of the Annual Meeting?	4
What constitutes a quorum?	5
What is a “broker non-vote”?	5
What routine matters will be voted on at the Annual Meeting?	5
What non-routine matters will be voted on at the Annual Meeting?	5
What are your Board’s recommendations for each proposal?	5
What is the effect of an “advisory” vote?	6
What are the voting choices and what vote is required to elect the directors (Proposal 1)?	6
What are the voting choices and what vote is required to approve the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for the 2013 fiscal year (Proposal 2)?	6
What are the voting choices and what vote is required to approve the advisory resolution endorsing the compensation of the NEOs as discussed in this Proxy Statement (Proposal 3)?	6
What are the voting choices and what vote is required to approve the Amended 2011 Stock Plan, increasing the authorized shares by 3.7 million (Proposal 4)?	7
What are the voting choices and what vote is required to approve the stockholder proposal recommending adoption of a policy requiring an independent director of the Board with environmental expertise as discussed in this Proxy Statement (Proposal 5)?	7
Could other matters be decided at the Annual Meeting?	7
Who will tabulate and certify the vote?	7
Where can I find the voting results of the Annual Meeting?	8
How can I view the stockholder list?	8
Who pays for the proxy solicitation related to the Annual Meeting?	8
What is householding?	8
FORWARD-LOOKING STATEMENTS	9
PROPOSAL 1: ELECTION OF DIRECTORS	9
Board Recommendation	19
NON-MANAGEMENT DIRECTOR COMPENSATION	20
Non-Management Director Compensation Program	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	22

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NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.

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NEWFIELD EXPLORATION COMPANY

4 Waterway Square Place

Suite 100

The Woodlands, Texas 77380

(281) 210-5100

www.newfield.com

PROXY STATEMENT

For the 2013 Annual Meeting of Stockholders

We are furnishing you this Proxy Statement in connection with the solicitation of proxies by our Board of Directors (Board) to be voted at the 2013 Annual Meeting of Stockholders of Newfield Exploration Company (Annual Meeting), a Delaware corporation, sometimes referred to as the Company, Newfield, our, us or we. The Annual Meeting will be held on Thursday, May 2, 2013 at 8:30 a.m. (Central Daylight Time). The proxy materials, including this Proxy Statement, proxy card or voting instructions and our 2012 Annual Report and 10-K Wrap are being distributed and made available on or about March 18, 2013.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (SEC), we are providing our stockholders access to our proxy materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (Notice) will be mailed to most of our stockholders on or about March 18, 2013. Stockholders will have the ability to access the proxy materials on a web site referred to in the Notice or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice.

The Notice also provides instructions on how to inform us to send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form will remain in effect until you terminate it.

Choosing to receive future proxy materials by e-mail will allow us to provide you with the information you need in a timelier manner, save us the cost of printing and mailing documents to you, and conserve natural resources.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Where and when is the Annual Meeting?

The Annual Meeting will be held on Thursday, May 2, 2013 at 8:30 a.m. (Central Daylight Time) in the Waterway 6 Ballroom of The Woodlands Waterway Marriott Hotel located at 1601 Lake Robbins Drive, The Woodlands, Texas 77380.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on March 8, 2013, the record date for the meeting, are entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. The record date is established by our Board as required by Delaware law. Stockholders of record at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote their shares at the meeting. Stockholders are entitled to one vote for each share of our common stock that they owned as of the record date. Stockholders may not cumulate their votes in the election of directors. On the record date, we had 135,482,357 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

In accordance with SEC rules, we are providing access to our proxy materials over the Internet. As a result, we have sent to most of our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?

We are providing certain stockholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice. If you would like to help reduce the costs we incur in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

Can I vote my stock by filling out and returning the Notice?

No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card, or by submitting a ballot in person at the Annual Meeting.

How can I access the proxy materials over the Internet?

Your Notice or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also available on our website at: http://phx.corporate-ir.net/phoenix.zhtml?c=63798&p=proxy.

How do I vote?

You may vote by any of the following four methods:

1.	Internet. Vote on the Internet at http://www.proxyvote.com, the web site for Internet voting. Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Daylight Time) on May 1, 2013.

2.	Telephone. Vote by telephone by following the instructions on the Notice, or if you received a proxy card, by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Daylight Time) on May 1, 2013.

3.	Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by May 1, 2013.

4.	Meeting. You may attend and vote at the Annual Meeting.

If you hold your Newfield shares in a brokerage account, your ability to vote over the Internet or by telephone depends on your broker’s voting process. Please follow the directions on your proxy card or the voter instruction card from your broker carefully. If your Newfield shares are held in the 401(k) Plan, then your vote must be received by 11:59 p.m. Eastern Daylight Time on April 30, 2013. The plan administrator will direct the trustee to vote shares as to which no instructions are received in proportion to voting directions received by the trustee from all plan participants who vote.

The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most stockholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your stock is held in street name (for example, held in the name of a bank, broker, or other holder of record), you must obtain a proxy, executed in your favor from your bank, broker or other holder of record to be able to vote at the Annual Meeting.

If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?

No.

Can I change my vote?

Yes. You may revoke or change a proxy before the vote is taken at the Annual Meeting by:

•	giving notice of the revocation in writing to our Corporate Secretary at 4 Waterway Square Place, Suite 100, The Woodlands, Texas 77380;

•

submitting another valid proxy by mail, telephone or over the Internet that is later dated and if mailed, is properly signed, or if submitted by telephone or over the Internet, is received by 11:59 p.m. (Eastern Daylight Time) on May 1, 2013;

•	voting in person at the Annual Meeting; or

•	if you have instructed your broker or other nominee to vote your shares, by following the directions received from your broker or nominee to change those instructions.

If your shares are held in our 401(k) Plan, you also may revoke or change your proxy by submitting another valid proxy by mail, telephone or over the Internet that is later dated and, if mailed, is properly signed. The new 401(k) Plan participant proxy must be received by 11:59 p.m. (Eastern Daylight Time) on April 30, 2013.

What is a proxy?

A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. If you designate someone as your proxy holder in a written document, that document is called a proxy. We have designated Terry W. Rathert, Executive Vice President and Chief Financial Officer, John D. Marziotti, General Counsel and Corporate Secretary and George W. Fairchild, Jr., Controller and Assistant Corporate Secretary, to act as proxy holders at the Annual Meeting as to all shares for which proxies are returned or voting instructions are provided by Internet or telephonic voting.

What is a Proxy Statement?

A Proxy Statement is a document that SEC regulations require us to give you when we ask you to sign a proxy card designating the proxy holders described above to vote on your behalf.

What is the difference between a “stockholder of record” and a stockholder who holds stock in “street name”, also called a “beneficial owner”?

If your shares are registered in your name at American Stock Transfer & Trust Company, LLC, you are a “stockholder of record”. If your shares are registered at American Stock Transfer & Trust Company, LLC in the name of a broker, bank, trustee, nominee, or other similar stockholder of record, your shares are held in “street name” and you are the “beneficial owner” of the shares.

Who is soliciting my vote?

Our Board is soliciting your vote for the Annual Meeting.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to:

•	elect the 10 nominees for directors named in this Proxy Statement;

•

ratify, on a non-binding advisory basis, the appointment of PricewaterhouseCoopers LLP, independent registered public accounting firm, as our independent auditors for the year ending December 31, 2013;

•	approve, on a non-binding advisory basis, the compensation of our named executive officers (NEOs) as disclosed in this Proxy Statement;

•	approve the First Amended and Restated Newfield Exploration Company 2011 Omnibus Stock Plan (Amended 2011 Stock Plan), increasing the number of authorized shares by 3.7 million shares;

•

if properly presented, vote on the stockholder proposal recommending adoption of a policy requiring at least one independent director be an environmental expert, as more fully discussed below in this Proxy Statement; and

•	transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our issued and outstanding shares of common stock entitled to vote will constitute a quorum at the Annual Meeting. Under Delaware law, abstentions are treated as present and entitled to vote and thus, will be counted in determining whether a quorum is present. In addition, broker non-votes (described below) will be considered present for quorum purposes but not considered entitled to vote on that matter.

What is a “broker non-vote”?

The New York Stock Exchange (NYSE) permits brokers to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. The NYSE does not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called “broker non-votes”. For purposes of determining the outcome of any proposal as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, these shares will be treated as not present and not entitled to vote with respect to that proposal, even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other proposals.

What routine matters will be voted on at the Annual Meeting?

The ratification of the independent auditor is a routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

What non-routine matters will be voted on at the Annual Meeting?

The election of directors, the vote on our executive compensation, the Amended 2011 Stock Plan and the vote on the stockholder proposal are each non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers.

What are your Board’s recommendations for each proposal?

Our Board recommends that you vote:

•	“FOR” each of the 10 nominees for directors;

•	“FOR” the ratification, on an advisory basis, of the appointment of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2013;

•	“FOR” the approval, on an advisory basis, of our NEO’s compensation;

•	“FOR” the approval of the First Amended and Restated Newfield Exploration Company 2011 Omnibus Stock Plan; and

•	“AGAINST” the stockholder proposal recommending adoption of a policy requiring an independent director with environmental expertise.

If any other matters are brought before the Annual Meeting, the proxy holders will vote as recommended by our Board. If no recommendation is given, the proxy holders will vote in their discretion.

What is the effect of an “advisory” vote?

Because your votes with respect to the ratification of PricewaterhouseCoopers and the approval of our NEO compensation are advisory, they will not be binding upon the Board or its Committees. However, our Compensation & Management Development Committee and the Audit Committee will take the outcome of the advisory votes into account when considering future executive compensation arrangements of our NEOs and the appointment of PricewaterhouseCoopers as the Company’s independent auditor, respectively.

What are the voting choices and what vote is required to elect the directors (Proposal 1)?

To vote on the election of the 10 director nominees to serve until the 2014 Annual Meeting, stockholders may:

•	vote in favor of all nominees;

•	vote against all nominees; or

•	vote against specific nominees, with the remainder of the nominees to be voted in favor.

Under our Bylaws, to be elected as a director, each of the 10 nominees named in this Proxy Statement for election as directors must receive a majority of the votes cast, which means that the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. Abstentions and broker non-votes will have no effect in determining whether the proposal has been approved.

What are the voting choices and what vote is required to approve the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for the 2013 fiscal year (Proposal 2)?

To vote on the advisory (non-binding) ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for the 2013 fiscal year, stockholders may:

•	vote in favor of the ratification;

•	vote against the ratification; or

•	abstain from voting on the ratification.

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for fiscal 2013 requires the affirmative vote of a majority of the votes entitled to be cast by the shares of stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will count as votes against the proposal. Broker non-votes will not occur in connection with this proposal (as it is a routine matter) and therefore have no effect in determining whether the proposal is approved.

What are the voting choices and what vote is required to approve the advisory resolution endorsing the compensation of the NEOs as discussed in this Proxy Statement (Proposal 3)?

To vote on the advisory (non-binding) resolution to approve the compensation of our NEOs as disclosed in this Proxy Statement, stockholders may:

•	vote in favor of the resolution;

•	vote against the resolution; or

•	abstain from voting on the resolution.

Under our Bylaws, the advisory resolution to approve the compensation of our NEOs as set forth in this Proxy Statement will require the affirmative vote of a majority of the votes cast, which means that the number of shares voted “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes will have no effect in determining whether the proposal is approved.

What are the voting choices and what vote is required to approve the Amended 2011 Stock Plan, increasing the authorized shares by 3.7 million (Proposal 4)?

To vote on the Amended 2011 Stock Plan to increase the authorized shares by 3.7 million, stockholders may:

•	vote in favor of the Amended 2011 Stock Plan;

•	vote against the Amended 2011 Stock Plan; or

•	abstain from voting on the Amended 2011 Stock Plan.

Under NYSE rules, the approval of the Amended 2011 Stock Plan will require the affirmative vote of a majority of the shares present and entitled to vote at the meeting; provided that the total vote cast on the proposal represents over 50% in interest of all of our securities outstanding. Abstentions will have the same effect as a vote “AGAINST” the Amended 2011 Stock Plan. Broker non-votes will have no effect in determining whether the Amended 2011 Stock Plan is approved.

What are the voting choices and what vote is required to approve the stockholder proposal recommending adoption of a policy requiring an independent director with environmental expertise as discussed in this Proxy Statement (Proposal 5)?

To vote on the stockholder proposal recommending adoption of a policy requiring an independent director with environmental expertise, stockholders may:

•	vote in favor of the proposal;

•	vote against the proposal; or

•	abstain from voting on the proposal.

Under our Bylaws, the approval of the stockholder proposal, if presented, will require the affirmative vote of a majority of the votes cast, which means that the number of shares voted “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes will have no effect in determining whether the proposal is approved. Approval of the stockholder proposal would serve only as a recommendation to the Board to take the actions requested by the proponents.

Could other matters be decided at the Annual Meeting?

We are not aware of any matters that will be considered at the Annual Meeting other than those set forth in this Proxy Statement. However, if any other matters arise at the Annual Meeting, the persons named in your proxy will vote in accordance with their best judgment.

Who will tabulate and certify the vote?

Broadridge Financial Solutions, Inc., an independent third party, will tabulate and certify the vote, and will have a representative to act as the independent inspector of elections for the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the date of the Annual Meeting unless only preliminary voting results are available at that time. To the extent necessary, we will file an amended Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. You may access or obtain a copy of these and other reports free of charge on the Company’s web site at http://www.newfield.com, or by contacting our investor relations department at 281-210-5201. Also, this Form 8-K, any amendments thereto and other reports filed by the Company with the SEC are available to you over the Internet at the SEC’s web site at http://www.sec.gov.

How can I view the stockholder list?

A complete list of stockholders of record entitled to vote at the Annual Meeting will be available for viewing during ordinary business hours for a period of ten days before the Annual Meeting at our offices at 4 Waterway Square Place, Suite 100, The Woodlands, Texas 77380.

Who pays for the proxy solicitation related to the Annual Meeting?

We will bear the entire cost of this solicitation, including the preparation, assembly, printing, the mailing of the Notice and any mailing of this Proxy Statement, the proxy, and any additional information furnished to stockholders. In addition to using the mail, proxies may be solicited by directors, executive officers, and other employees of Newfield, in person or by telephone. No additional compensation will be paid to our directors, executive officers, or other employees for these services. You also may be solicited by means of press releases issued by Newfield, postings on our web site at http://www.newfield.com, or other media forms. We have retained Georgeson Inc. to assist us with the solicitation of proxies for an estimated fee of approximately $7,500, plus expenses. Georgeson ensures that brokers, custodians and nominees will supply additional copies of the proxy materials for distribution to the beneficial owners. We also will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of our common stock.

What is householding?

We have adopted a procedure approved by the SEC known as “householding”. Under this procedure, multiple stockholders residing at the same address have the convenience of receiving a single copy of our Annual Report and Proxy Statement, unless they have notified us that they want to continue receiving multiple copies. Householding allows us to reduce the environmental impact of providing proxy materials as well as printing and mailing costs.

If you received a householded mailing this year and you would like to have additional copies of the Annual Report and/or Proxy Statement mailed to you, or you would like to revoke your consent to the householding of documents, please submit your request to Broadridge Financial Solutions, Inc. either by calling 1-800-542-1061 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Broadridge will promptly deliver any additional copies requested. If you revoke your consent, you will begin to receive individual copies of future mailings within 30 days after we receive your revocation notice.

Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse each have two accounts containing our common stock at two different brokerage firms, your household will receive two copies of our Annual Meeting materials – one from each brokerage firm. To reduce the number of duplicate sets of materials your household receives, you may wish to enroll some or all of your accounts in our electronic delivery program. See “Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?”

Alternatively, if you have previously revoked your consent to the householding of documents and would now like to receive a single copy of our Annual Report and Proxy Statement, you may submit such request to Broadridge as indicated above.

FORWARD-LOOKING STATEMENTS

Some of the amounts set forth in this Proxy Statement in the disclosure regarding executive compensation are forward-looking statements within the meaning of the federal securities laws. These amounts include estimates of future amounts payable under awards, plans and agreements or the present value of future amounts, as well as the estimated value at December 31, 2012 of awards the vesting of which will depend on performance over future periods. Estimating future payments of this nature is necessarily subject to contingencies and uncertainties, many of which are difficult to predict. In order to estimate amounts that may be paid in the future, we had to make assumptions as to a number of variables, which may, and in many cases will, differ from future actual conditions. These variables include the price of our common stock, the date of termination of employment, final pay, interest rates, applicable tax rates and other assumptions. Accordingly, amounts and awards paid out in future periods may vary from the related estimates and values set forth in this Proxy Statement.

PROPOSAL 1: ELECTION OF DIRECTORS

The Nominating & Corporate Governance Committee of our Board (Governance Committee) has nominated the 10 people named below for election as directors at our Annual Meeting. The Board currently consists of 12 directors; however, two of our current directors, Messrs. J. Michael Lacey and Philip J. Burguières, have decided for personal reasons not to seek nomination for the 2013/2014 term. The Board has not had sufficient time to analyze and determine additional nominees for these two vacancies and intends to lower the number of directors to 10 immediately following the Annual Meeting. Proxies cannot be voted for a greater number than the 10 nominees named herein.

Each nominee below, if elected, will serve as a director until our 2014 Annual Meeting of Stockholders and thereafter until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. Unless instructions to the contrary are given, all properly delivered proxies will be voted for the election of these 10 nominees as directors.

Our Bylaws require that each director receive a majority of the votes cast with respect to such director in uncontested elections (the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee). All director nominees identified in the following list currently are serving on our Board. If our stockholders do not elect a nominee who is serving as a director, Delaware law provides that the director would continue to serve on the Board as a “holdover director”. Under our Bylaws, if a nominee who currently is serving as a director does not receive a sufficient number of votes for re-election, that director must submit an irrevocable resignation in writing to the Chair of the Governance Committee. The Governance Committee must make a recommendation to our Board regarding whether to accept or reject the resignation, or whether other action should be taken. Our Board would then act on the Governance Committee’s recommendation and, if the resignation is rejected, publicly disclose its decision and the rationale behind it within 90 days after the date that the election results were certified.

If any nominee is unable or unwilling to serve, the proxy holders will vote for such other person as may be nominated by the Governance Committee. Alternatively, our Board may reduce the size of the Board. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected as a director.

Our Board is a collection of individuals with a variety of complementary skills derived from their diverse backgrounds and experiences. All of our director nominees currently serve on our Board, and our Board has determined that each of our nominees, other than Mr. Boothby (our President and Chief Executive Officer), is independent. The following information, which is as of March 1, 2013, is furnished with respect to each of the nominees for election at our Annual Meeting:

Lee K. Boothby, 51 Director since 2009 Chairman since 2010

Mr. Boothby currently serves as our Chairman, President and Chief Executive Officer. He was promoted to the position of President in February 2009 and to the additional role of Chief Executive Officer in May 2009. From October 2007 until February 2009, Mr. Boothby served as our Senior Vice President – Acquisitions & Business Development. He managed our Mid-Continent operations from February 2002 to October 2007, and was promoted from General Manager to Vice President in November 2004. From 1999 to 2002, Mr. Boothby served as the Vice President and General Manager of our previous Australian business unit, managed from Perth, Australia. Prior to joining Newfield, Mr. Boothby worked for Cockrell Oil Corporation, British Gas and Tenneco Oil Company.

Education: B.S. in Petroleum Engineering from Louisiana State University and M.B.A. (finance concentration) from Rice University

Specific Qualifications, Attributes, Skills and Experience that Mr. Boothby brings to our Board:

Relevant Management and Leadership Experience – President and Chief Executive Officer of the Company since 2009; and led two of the Company’s business units, including the Mid-Continent and Australian business units

Broad International Exposure – spent three years in Australia building our Australian business unit (which was divested in 2003)

Extensive Knowledge of the Company’s Business, Industry and Community –over 14 years in managerial positions at Newfield and almost 30 years of experience in the oil and gas industry; broad experience in both marine and onshore environments, inclusive of more than 10 years of experience in North American resource plays; member of the Society of Petroleum Engineers; serves on the board of America’s Natural Gas Alliance; serves on the board of the Independent Petroleum Association of America; in June 2011, named Chairman of the Board of the American Exploration & Production Council; and holds degree in petroleum engineering

Community Dedication and Charitable Experience – serves on the Advisory Committee of the Louisiana State University Craft & Hawkins Department of Petroleum Engineering; and serves on the Council of Overseers for the Rice University Jones Graduate School of Business

Pamela J. Gardner, 56 Director since 2005 Committees: » Compensation & Management Development » Nominating & Corporate Governance

In January 2013, Ms. Gardner accepted the role of CEO with Your Mind at Work, a consulting firm that focuses on refining company cultures, training executives in effective communication strategies, aligning corporate goals and coaching professionals in leadership. She spent 24 seasons with the Houston Astros Baseball Club, serving her last 11 years as President, Business Operations for Houston McLane Company d/b/a Houston Astros Baseball Club. Ms. Gardner began her career with the Houston Astros in 1989 as Director of Communications, was promoted to Vice President of Marketing in 1996, then promoted to Senior Vice President of Sales and Marketing in 1999, and served in that role until promoted to President in 2001. She then retired as President in January 2012, but continued to provide advisory services to Jim Crane, the owner of the Astros, throughout 2012.

Education: B.S. in Psychology and Vocational Rehabilitation from the University of Wisconsin – Stout

Specific Qualifications, Attributes, Skills and Experience Ms. Gardner brings to our Board:

Diversity – female; professional experience in strategic planning, project development, professional sports, nonprofit/charitable organizations and business; first female executive inducted into the Texas Baseball Hall of Fame; YWCA, Outstanding Woman of Achievement, 2006 and recipient of the Trailblazer Award from the Houston Women’s Chamber of Commerce

Relevant Leadership and Chief Executive Officer/President Experience – served as the President of Business Operations for the Houston Astros for 11 years; managed all business and operational aspects of the Houston Astros, including oversight of all revenue areas, building management, customer service, finances, sponsorship and ticket sales, community, advertising and marketing, as well as non-baseball events at Minute Maid Park; frequently presents to various groups on leadership and diversity; and awarded Marguerite Ross Barnett leadership award from the Houston Area Urban League in 2008

Community Dedication and Charitable Experience – serves on the University of Houston Hobby School of Public Policy Advisory Board; Chairman of the Board and serves on the Executive Committee of Central Houston, Inc., a not-for-profit organization concerned with urban planning, economic development, transportation issues, public safety, governmental affairs, and cultural and entertainment programs in Houston; and serves on the board of the Greater Houston Partnership, a not-for-profit entity focused on building economic prosperity in the Houston region

John Randolph Kemp III, 68 Director since 2003 Committees: » Compensation & Management Development (Chair) » Nominating & Corporate Governance

Mr. Kemp is the Principal of The Kemp Company, a consulting firm he founded in 2008, and has served as the Chairman of Kosmos Energy Ltd., an international oil exploration and production company focused on West Africa, since 2010. Mr. Kemp retired in 1999 after 34 years with Conoco Inc. (now ConocoPhillips) where the last position he held was President, Exploration & Production, Americas.

Education: B.S. in Petroleum and Natural Gas Engineering from Pennsylvania State University

Other Public Company Directorships Held in Past Five Years: Kosmos Energy Ltd. (2005 to present, Chairman since 2010)

Specific Qualifications, Attributes, Skills and Experience that Mr. Kemp brings to our Board:

Diversity – African American; and nearly 20 years of international management experience

Relevant Leadership and Chief Executive Officer/President Experience – retired President, Exploration & Production, Americas for Conoco Inc.; and progressed through a series of engineering and managerial roles of increasing responsibility during his more than 34 years with Conoco Inc.

Broad International Exposure – 13 years leading the international exploration and production activities for Conoco Inc., including South America, Asia, Africa and the Middle East; nearly 20 years of international management experience; and eight years of experience serving as a director and three years as Chairman of Kosmos Energy Ltd.

Extensive Knowledge of the Company’s Business and Industry – over 40 years of experience in the oil and gas industry; extensive experience in health, safety and environmental matters; and holds a degree in petroleum and natural gas engineering

Community Dedication and Charitable Experience – Advisory Director for the Houston Achievement Place, a not-for-profit entity with a mission to help children and their care-providers learn the skills and develop the relationships for home, school and life success; and personally mentors and provides financial support to deserving minority students

Joseph H. Netherland, 66 Director since 2004 Committees: » Compensation & Management Development » Nominating & Corporate Governance

Mr. Netherland retired as Chairman of the Board of FMC Technologies, Inc., a publicly-held oil and gas equipment and services company, in December 2008. Mr. Netherland first joined FMC Technologies in 1973 and held positions of increasing responsibility throughout his career, including General Manager of Energy & Transportation Group from 1992 to 2001, Executive Vice President from 1998 to 1999, President and Director from 1999 to 2001, and Chairman, President and Chief Executive Officer from 2001 to 2007.

Education: B.S. in Industrial Engineering from the Georgia Institute of Technology and M.B.A. from The Wharton School of the University of Pennsylvania

Other Public Company Directorships in Past Five Years: FMC Technologies, Inc. (1999 – present); Tidewater Inc., a provider of vessels for the global offshore energy industry (2008 – present); and Spectra Energy Corp., a provider of natural gas infrastructure (2010 – present)

Specific Qualifications, Attributes, Skills and Experience that Mr. Netherland brings to our Board:

Relevant Leadership and Chief Executive Officer/President Experience – eight years as President and six years as President and Chief Executive Officer of a fortune 500 public company; during Mr. Netherland’s tenure as President and Chief Executive Officer of FMC Technologies, the company delivered five consecutive years of both revenue and earnings growth and was named twice as the No. 1 Most Admired Oil & Gas Equipment, Services Company by FORTUNE Magazine

Broad International Exposure – 35 years of experience working for an international company; and in early 2007, when Mr. Netherland retired, FMC Technologies employed over 11,000 people and operated 33 facilities in 19 countries

Extensive Knowledge of the Company’s Business and Industry – over 35 years of oilfield service sector industry knowledge; significant experience related to health, safety and environmental matters; serves on the Board of Petroleum Equipment Suppliers Associations; and Honorary Director of the American Petroleum Institute

Extensive Board and Corporate Governance Experience – serves on the boards of four publicly-held companies and brings to our Board significant knowledge on corporate governance matters

Howard H. Newman, 65 Director since 1990 Committees: » Compensation & Management Development

Mr. Newman has served as the President and Chief Executive Officer of Pine Brook Road Partners, LLC, a New-York-based investment firm, since April 2006. Mr. Newman was a managing director of Warburg, Pincus LLC from January 1987 to December 2000 and Vice Chairman from January 2001 to April 2006. Before joining Warburg, Pincus LLC, Mr. Newman spent 10 years in energy and financial services investment banking at Morgan Stanley & Co. Incorporated.

Education: B.A. and M.A. in Economics from Yale University and Ph.D. in Business Economics from Harvard University

Other Public Company Directorships in Past Five Years: SLM Corporation, known as “Sallie Mae” (2008 to present); and previously a director of ADVO, Inc., a marketing services company (1986 to 2007)

Specific Qualifications, Attributes, Skills and Experience that Mr. Newman brings to our Board:

High Level of Financial Literacy and Risk Analysis Expertise – Ph.D. in Business Economics; and over 38 years of experience analyzing risks of, and developing strategies for, energy companies

Relevant Leadership and Chief Executive Officer/President Experience – President and Chief Executive Officer of Pine Brook Partners, LLC for last six years; and while at Warburg, Pincus LLC led or co-led the energy, financial services, real estate and general investment practices, investing in 47 companies

Extensive Board and Corporate Governance Experience – serves on the boards of two publicly-held companies; has observed on two and served on 16 boards of publicly-held companies and served on 23 boards of privately-held companies and brings to our Board significant experience and knowledge on corporate governance matters

Extensive Knowledge of the Company’s Business and Industry – extensive historical knowledge of our Company through his role at Warburg, Pincus LLC, one of our early investors before the initial public offering of our common stock; served as one of our directors for 23 years, providing him with invaluable knowledge of our strategy and business; and over 39 years making investment decisions in, or providing financial advice to, the oil and gas industry

Community Dedication and Charitable Experience – served as an advisor on energy policy to New York Governor George Pataki; served as senior advisor to the Long Island Power Authority; for Yale University: served on its University Council, chaired its Alumni Fund and currently serves on the Yale Climate & Energy Institute External Advisory Board; and trustee of The Salk Institute for Biological Studies, a non-profit scientific research institute

Thomas G. Ricks, 59 Director since 1992 Committees: » Audit (Chair) » Nominating & Corporate Governance Committee

Mr. Ricks currently serves as Chief Investment Officer of H&S Ventures L.L.C., a private investment firm. Prior to taking this position with H&S Ventures in May 2001, he was Chief Executive Officer of The University of Texas Investment Management Company from March 1996 to May 2001. Mr. Ricks also served as Vice Chancellor for Asset Management for The University of Texas System from August 1992 through February 1996 and as Executive Director of Finance and Private Investments from 1988 to 1992.

Education: B.A. in Economics from Trinity College and M.B.A. from the University of Chicago

Specific Qualifications, Attributes, Skills and Experience that Mr. Ricks brings to our Board:

High Level of Financial Literacy and Risk Analysis Expertise – over 30 years in various domestic and international finance positions in the oil and gas and financial industries, providing him with investment and financial experience combined with accounting and audit expertise; responsible for the management of a $15 billion endowment and operating fund supporting The University of Texas System; holds B.A. in Economics and M.B.A.; Certified Public Accountant; and determined by the Board to be an audit committee financial expert, as defined by the SEC

Relevant Leadership and Chief Executive Officer/President Experience – over five years of experience as the Chief Executive Officer over a $15 billion fund

Extensive Knowledge of the Company’s Business and Industry – served as one of our directors for 21 years, providing invaluable knowledge of our strategy and business

Extensive Board and Corporate Governance Expertise – former director of BDM International, DTM Corporation, LifeCell Corporation and Argus Pharmaceuticals and brings to our Board significant knowledge on corporate governance matters

Community Commitment and Charitable Experience – serves on the Audit Committee of the Samueli Foundation, a not-for-profit organization with a mission to create societal value by investing in innovative, entrepreneurial and sustainable ideas; serves on the Investment Committee of the University of California Foundation – Irvine; and previously served on the board of the Ocean Institute, a not-for-profit organization with the mission to inspire all generations, through education, to become responsible stewards of our oceans

Juanita M. Romans, 62 Director since 2005 Committees: » Audit » Nominating & Corporate Governance

Ms. Romans serves as the Managing Principal of MFR Healthcare Solutions, Inc., a private consulting firm formed in August 2012 through the consolidation of The Romans Group, a private consulting firm founded by Ms. Romans in January 2011 that provided global healthcare business solutions for which Ms. Romans served as CEO, with an affiliate of MFR, P.C., a full-service accounting and consulting firm headquartered in Houston, Texas. MFR Healthcare Solutions, Inc. provides strategic, tactical and operational planning consulting services to hospitals, universities, medical institutions and other providers in the global healthcare marketplace. From June 2006 to January 2011, Ms. Romans served as Chief Executive Officer and Central Market Leader of Memorial Hermann – Texas Medical Center, and from January 2003 to January 2011 she served as the Chief Executive Officer of Memorial Hermann Hospital.

Education: B.S. in Biology from the University of Detroit and M.S. in Nursing from Wayne State University

Specific Qualifications, Attributes, Skills and Experience that Ms. Romans brings to our Board:

Diversity – female; and over 30 years of professional experience in medical and nursing industry, strategic planning, project development, and nonprofit/charitable organizations

High Level of Financial Literacy and Risk Analysis Expertise – over 20 years of experience in the areas of contracting, project development, partnerships, joint ventures and analyzing risks related to business strategy; and managed the costs, and responsible for the financial health, of Memorial Hermann Hospital with over 6,000 employees for seven years

Relevant Leadership and Chief Executive Officer/President Experience – over nine years of experience as a Chief Executive Officer in a heavily-regulated and people-intensive medical industry where she was responsible for, among other matters, strategy development and execution, financial performance and operations

Community Dedication and Charitable Experience – serves on the board of Center for Houston’s Future; serves on the board of Rice University Jones Business School; formerly a director of the Children’s Assessment Center, the South Main Center Association and Save our ERs; and a member of Texas Hospital Association, Voluntary Hospital Association, Texas Association for Public and Non-Profit Hospitals, Greater Houston Partnership and Texas Executive Women

C. E. (Chuck) Shultz, 73 Director since 1994 Committees: » Audit

Mr. Shultz currently serves and has served since 1995 as Chairman and Chief Executive Officer of Dauntless Energy Inc., a Canadian private oil and gas company he formed in 1995. From 1990 to 1995, Mr. Shultz served as the President and Chief Executive Officer of Gulf Canada Resources Limited, then a public Canadian oil and gas company. Prior to Gulf Canada, he served as a senior executive of Tenneco Oil Company.

Education: Professional Degree in Geological Engineering from the Colorado School of Mines; attended the University of Virginia’s Executive Program and the Harvard Business School Advanced Management Program

Other Public Company Directorships in Past Five Years: Canadian Oil Sands Ltd. (previously served as Chairman from 1996 to 2009); and Enbridge Inc., an energy transportation and distribution company (2006 – present)

Specific Qualifications, Attributes, Skills and Experience that Mr. Shultz brings to our Board:

Diversity – Dual U.S. – Canada citizenship and resident of Canada; and over 20 years of experience in the Canadian oil and gas industry

Relevant Chief Executive Officer/President Experience – 18 years as Chairman and Chief Executive Officer of Dauntless Energy; and five years as President and Chief Executive Officer of Gulf Canada Resources Limited

High Level of Financial Literacy – extensive understanding of reserves disclosures, serves on the Audit Committee of one other company and the Reserves Committee of one other company

Broad International Exposure – more than 40 years of North American and International executive experience in the upstream oil and gas industry

Extensive Knowledge of the Company’s Business and Industry – served as one of our directors for 19 years, providing him with invaluable knowledge of our strategy and business; extensive experience in health, safety and environmental matters; over 50 years of experience in the oil and gas industry; served as Chairman of the Canadian Energy Research Institute, U.S. National Energy Policy Council; served as Governor of the Canadian Association of Petroleum Producers; served as Governor of the Canadian Oilmen’s Executive Association; and served as Chairman of the Council on Canadian Energy Research Institute

Extensive Board and Corporate Governance Experience – director of three publicly-held companies; director of Enbridge Pipelines, a pipeline company and wholly-owned subsidiary of Enbridge; director of Glencoe Exploration, a privately-held Canadian oil and gas company (1996 to present); co-founder and director of Matrix Solutions Inc., a privately-held environmental consulting company (1996 to present); director of Sonoma Resources, a privately-held Canadian oil and gas company (2006 to present); former director of three additional privately-held entities; and holds an ICD.D designation as a professional director from the Canadian Institute of Corporate Directors and named as a Fellow in 2013, bringing to our Board significant knowledge on corporate governance matters

Community Dedication and Charitable Experience – serves on the Trustee Advisory Board for the Colorado School of Mines Foundation (since 2005); and served as a director for Alberta Science, Alberta Economic Development Authority and Business Advisory Board – Calgary Airport

Richard K. Stoneburner, 59 Director since 2013

Mr. Stoneburner was appointed to Newfield’s Board of Directors in February 2013. Mr. Stoneburner served as the President - North America Shale Production Division for BHP Billiton Petroleum from August 2011 through his retirement in December 2012. From 2009 to August 2011, Mr. Stoneburner served as President and Chief Operating Officer of Petrohawk Energy Corp., as Chief Operating Officer from 2007-2009 and led Petrohawk’s exploration activities as Vice President, then Executive Vice President of Exploration, from 2003-2007. Mr. Stoneburner began his career as a geologist in 1977 and held positions at Texas Oil and Gas Corp., Weber Energy Corp., Hugoton Energy Corp. and 3TEC Energy Corp.

Education: B.S. in Geological Sciences from the University of Texas and M.S. in Geological Sciences from Wichita State University

Specific Qualifications, Attributes, Skills and Experience that Mr. Stoneburner brings to our Board:

Relevant Leadership and Chief Executive Officer/President Experience – retired President-North America Shale Production Division for BHP Billiton Petroleum; served as President and Chief Operating Officer of Petrohawk Energy Corp., and as Chief Operating Officer from 2007-2009

Extensive Knowledge of the Company’s Business and Industry – over 35 years of experience in the oil and gas industry ranging from staff geologist, corporate owner, exploration manager to C-level executive; played a leading role in exploring for and developing some of the most successful resource plays in the United States; significant experience in the challenges of resource play operations and development; played a key role in implementing a comprehensive health, safety, environment and community management system for unconventional shale plays while at BHP Billiton Petroleum; and holds B.S. and M.S. in Geology Sciences

Community Dedication and Charitable Experience – Nominated for the Advisory Board of the Jackson School of Geoscience at the University of Texas at Austin; member of the L.T. Barrow Founders Circle at the Jackson School of Geoscience; American Association of Professional Geologists Foundation Trustee Associate; American Association of Professional Geologists Distinguished Lecturer 2012 – 2013; member of the American Association of Professional Geologists, the Society of Petroleum Engineers and The Houston and Dallas Geological Societies

J. Terry Strange, 69 Director since 2004 Committees: » Audit » Nominating & Corporate Governance

Mr. Strange is a 34-year veteran of KPMG LLP. From 1996 until his retirement in 2002, he served as the Vice Chairman and Managing Partner of the U.S. Audit Practice of KPMG in addition to his service from 1998 until 2002 as the Global Managing Partner of the Audit Practice of KPMG International.

Education: B.A. and M.B.A. in Accounting from the University of North Texas

Other Public Company Directorships in Past Five Years: Group 1 Automotive, Inc., an automotive retailer (2005 to present); New Jersey Resources Corporation, a natural gas provider (2003 to present); SLM Corporation, known as “Sallie Mae” (2008 to present); and previously served as a director of BearingPoint, Inc., a management and technology consulting company (2003 to 2009)

Specific Qualifications, Attributes, Skills and Experience that Mr. Strange brings to our Board:

High Level of Financial Literacy and Risk Analysis – 34 years of service with KPMG in the audit division, including six years as Vice Chairman and overseeing internal risk management of the firm; assisted in developing information risk management team at KPMG; B.A. and M.B.A. in Accounting; Certified Public Accountant; named as one of 100 most influential accountants in 2001 by Accounting Today; and determined by the Board to be an audit committee financial expert, as defined by the SEC

Broad International Exposure – four years as the Global Managing Partner of the Audit Practice of KPMG International

Extensive Board and Corporate Governance Experience – serves on the audit committee and board of three additional public companies; an active participant and expert speaker for the National Association of Corporate Directors and an NACD Board Leadership Fellow, bringing to our Board significant knowledge on corporate governance matters

Extensive Knowledge of the Company’s Business and Industry – served clients in the energy industry for over 15 years; led the energy practice at KPMG for three years; significantly involved in the original development of the accounting standards released by the Financial Accounting Standards Board and the disclosure rules implemented by the SEC for the oil and gas industry; and assisted in writing the original oil and gas accounting industry guide published by the AICPA

Community Dedication and Charitable Experience – Chair of the Finance Committee of the National Cutting Horse Association

Board Recommendation

The Board of Directors recommends a vote “FOR” each of the foregoing nominees to serve as a director.

NON-MANAGEMENT DIRECTOR COMPENSATION

Only non-management directors are compensated for serving as directors. Currently, Mr. Boothby, our Chairman of the Board, President and Chief Executive Officer, is the only Board member who is an employee of ours, and his compensation as an employee is included in the Summary Compensation Table of the Proxy Statement.

The following table contains information about our non-management directors’ fiscal year 2012 compensation.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Philip J. Burguières	$123,125	$199,958	—	323,083
Pamela J. Gardner	$68,750	$199,958	—	268,708
John Randolph Kemp III	$87,500	$199,958	250	287,708
J. Michael Lacey	$68,750	$199,958	1,000	269,708
Joseph H. Netherland	$68,750	$199,958	—	268,708
Howard H. Newman	$68,750	$199,958	—	268,708
Thomas G. Ricks	$91,250	$199,958	—	291,208
Juanita M. Romans	$68,750	$199,958	1,000	269,708
C. E. (Chuck) Shultz	$68,750	$199,958	1,000	269,708
J. Terry Strange	$68,750	$199,958	—	268,708

(1)	Reflects the full grant date fair value of the 2012 restricted stock awards to our non-employee directors, computed in accordance with applicable accounting guidance, as required by SEC regulations. The grant date fair value of the 2012 award was $199,958 based on the mean of the high and low sales price of our common stock on the grant date. See also Note 10, Stock-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.

(2)	Reflects charitable contributions with respect to 2012 pursuant to our matching gift program for non-employee directors. Under this program, we match our non-employee directors’ charitable contributions up to $2,500 per year.

Non-Management Director Compensation Program

In connection with our 2012 Annual Meeting, non-management director compensation was adjusted to keep the level of total compensation at the 50th percentile of non-management director compensation at our peer companies; and to continue to align director compensation with Company performance by increasing the portion of total compensation that is provided through an annual equity award rather than annual cash fees. Our 2012-2013 non-management director compensation was as follows:

•	annual cash retainer of $75,000;

•	annual fee for the chair of the Governance Committee of $10,000;

•	annual fee for the chair of the Audit Committee of $25,000;

•	annual fee for the chair of the Compensation Committee of $20,000;

•	value of the annual restricted stock award equal to $200,000; and

•	annual fee for the Lead Director of $75,000.

In considering non-management director compensation for the 2013–2014 annual period beginning with the 2013 Annual Meeting, the Governance Committee retained an independent consultant, Pearl Meyer & Partners, to provide industry data regarding peer company director compensation. After considering the information presented, the Governance Committee recommended no changes to the non-management director compensation for the 2013-2014 period.

As of December 31, 2012, each non-employee director held 5,187 unvested restricted shares that are scheduled to vest on May 1, 2013, the day before of our 2013 Annual Meeting, subject to the non-employee director’s continued service through such date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth beneficial ownership information with respect to our common stock as of March 5, 2013 for (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each of our directors and nominees for director, (3) each of our named executive officers referenced in the Summary Compensation Table, and (4) all of our directors and executive officers as a group. Unless otherwise noted, each person listed below has sole voting and investment power with respect to the shares of our common stock listed below as beneficially owned by the person.

None of the shares beneficially owned by our executive officers or directors has been pledged as security for an obligation. Our insider trading policy prohibits our executive officers and directors from holding Newfield securities in a margin account or pledging Newfield securities as collateral for a loan.

	Beneficial Ownership(1)
Name of Beneficial Owner	Shares	Percent
Holders of More Than 5%:
BlackRock, Inc.(2)	7,160,589	5.30%
The Vanguard Group, Inc.(3)	7,988,370	5.90%
Wellington Management Company, LLP(4)	15,439,426	11.40%
T. Rowe Price Associates, Inc.(5)	7,852,522	5.80%
Named Executive Officers and Directors:
Lee K. Boothby	93,000	*
Philip J. Burguières	31,915	*
George T. Dunn	137,505	*
Pamela J. Gardner	20,397	*
John Randolph Kemp III	21,905	*
J. Michael Lacey	21,393	*
Joseph H. Netherland	21,393	*
Howard H. Newman	192,131	*
Gary D. Packer	160,950	*
Terry W. Rathert	75,192	*
Thomas G. Ricks	26,621	*
Juanita F. Romans	19,397	*
Lawrence S. Massaro	6,310	*
C. E. (Chuck) Shultz	34,031	*
Richard K. Stoneburner	6,032	*
J. Terry Strange	21,393	*
All Executive Officers and Directors as a Group (consisting of 25 persons)	1,129,973	*

*	Less than 1%

(1)

The amounts shown include, as of March 5, 2013: (a) shares of common stock held under Newfield’s 401(k) Plan for the accounts of participants; (b) shares of restricted stock; and (c) shares of common stock that may be acquired within 60 days through the exercise of stock options or the vesting of restricted stock units. The shares beneficially owned by Messrs. Boothby, Dunn, Packer, Rathert and Massaro and by our executive officers and directors as a group include 30,000 shares, 18,000 shares, 25,000 shares, 0 shares, 0 shares, and 144,700 shares, respectively, that may be acquired by such persons within 60 days through the exercise of stock options. None of our NEOs or directors own restricted stock units that may vest within 60 days after March 5, 2013. Until stock options are exercised or restricted stock units vest, these individuals have neither voting nor investment power over the underlying shares of common stock.

(2)	BlackRock, Inc. (BlackRock), in its capacity as a parent holding company or control person for various subsidiaries (none of which individually owns more than 5% of our outstanding common stock), may be deemed to beneficially own the indicated shares. BlackRock’s address is 40 East 52nd St., New York, NY 10022. This information is based on BlackRock’s most recent Statement on Schedule 13G, updated for shares outstanding as of March 5, 2013.

(3)	The Vanguard Group, Inc. (Vanguard), in its capacity as an investment adviser, may be deemed to beneficially own the indicated shares, which are held by clients of Vanguard. Vanguard has sole voting power over 233,435 shares and shared dispositive power over 222,315 shares, as well as sole dispositive power of 7,766,055 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355. This information is based on Vanguard’s most recent Statement on Schedule 13G, updated for shares outstanding as of March 5, 2013.

(4)	Wellington Management Company, LLP (Wellington), in its capacity as an investment adviser, may be deemed to beneficially own the indicated shares, which are held of record by clients of Wellington. Wellington has shared voting power over 10,714,187 shares and shared dispositive power over 15,439,426 shares. Wellington’s address is 280 Congress Street, Boston, MA 02210. This information is based on Wellington’s most recent Statement on Schedule 13G, updated for shares outstanding as of March 5, 2013.

(5)	T. Rowe Price Associates, Inc. (T. Rowe Price), in its capacity as an investment adviser, may be deemed to beneficially own the indicated shares, which are held of record by clients of T. Rowe Price. T. Rowe Price has sole voting power over 2,967,725 shares and sole dispositive power over 7,819,822 shares. T. Rowe Price’s address is 100 E. Pratt Street, Baltimore, MD 21202. This information is based on T. Rowe Price’s most recent Statement on Schedule 13G, updated for shares outstanding as of March 5, 2013.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of our common stock to file reports of beneficial ownership and changes in ownership with the SEC. These persons are required by SEC rules to furnish us with copies of these reports. Based solely on our review of the copies of these reports received by us during fiscal year 2012 and representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that all such filing requirements were complied with during the year ended December 31, 2012; provided that due to clerical processing delays, Ms. Romans and each of Messrs. Daryll Howard, Brian Rickmers and Kevin Robinson inadvertently filed late one transaction on one Form 4.

CORPORATE GOVERNANCE

Set forth below, in question and answer format, is a discussion about our corporate governance policies and practices and other matters relating to our Board and its Committees.

General

Have you adopted Corporate Governance Guidelines?

Yes. The Board is responsible for, and believes in, overseeing the Company’s assets and business affairs in an honest, fair, diligent and ethical manner driven by good corporate governance principles. To fulfill its responsibilities, the Board follows the procedures and standards set forth in its Corporate Governance Guidelines. These Guidelines address matters such as director responsibilities and conduct, director qualifications, Board composition, functioning of the Board and the Committees, director access to management and independent advisors, director compensation, director stock ownership, director orientation and continuing education, evaluation of our Chief Executive Officer, management succession and performance evaluations of our Board and its Committees. In February 2012, the Governance Committee also established a “Director Selection Process and Guidelines”, which is attached as Appendix A to the Corporate Governance Guidelines and outlines the process and criteria for selecting director nominees.

Have you adopted a Code of Ethics and Conduct?

Yes. Our Board has formally adopted a Corporate Code of Business Conduct and Ethics applicable to our directors, officers and employees. In addition, the Board has adopted a Financial Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer and Controller or Chief Accounting Officer, and an Insider Trading Policy applicable to all directors, officers and employees.

How can I view or obtain copies of your corporate governance materials?

The guidelines and codes mentioned above, as well as the charters for the Audit Committee, Compensation & Management Development Committee and Nominating & Corporate Governance Committee of our Board, are available on our website for viewing and printing. Go to http://www.newfield.com and then to the “Corporate Governance – Overview” tab.

Board of Directors

How many independent directors do you have? How do you determine whether a director is independent?

Our Board has affirmatively determined that 11 of our 12 current directors and 9 of our 10 nominated directors are “independent” as that term is defined by NYSE rules. In making this determination, our Board considered various transactions and relationships between each director nominee or his or her immediate family and our Company and its subsidiaries. The purpose of this review by our Board was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. In the ordinary course of business during 2012, we entered into purchase and sale transactions for products and services with certain companies affiliated with members of our Board of Directors, as described below:

•

Mr. Netherland is a director of FMC Technologies, Inc. and retired as Chairman of FMC Technologies in December 2008. Mr. Burguières also is a director of FMC Technologies. In 2012, we paid FMC Technologies and its subsidiaries approximately $9.9 million (net to our interest) for various oilfield services.

•	Mr. Shultz is a director of Enbridge Inc. In 2012, Enbridge and its subsidiaries paid us approximately $822,312 (net to our interest) for purchases of natural gas from us.

In each case, the transactions were for less than 2% of the consolidated gross revenues of the director-affiliated company. See also “Interests of Management and Others in Certain Transactions”. We generally expect transactions of a similar nature to occur during 2013.

As a result of its review, our Board affirmatively determined, based on its understanding of such transactions and relationships, that all of our current directors are independent of our Company under the standards set forth by the NYSE, with the exception of Lee K. Boothby. Mr. Boothby currently serves as our Chairman of the Board, President and Chief Executive Officer. There are no family relationships between any of the nominees for director or between any nominee and any executive officer of our Company.

How many times did your Board meet last year?

Our Board met in person or by telephone conference five times during 2012.

Did any of your directors who served on your Board during 2012 attend fewer than 75% of the meetings of your Board and his or her assigned Committees during 2012?

For personal health reasons, Mr. Burguières attended less than 75% of our 2012 Board and assigned Committee meetings.

Do you have a policy regarding director attendance at Annual Meetings of Stockholders?

Yes. Directors are expected to attend the Annual Meetings of Stockholders. All of our directors attended the 2012 Annual Meeting except for Mr. Newman, who had a prior conflicting commitment.

Do your non-management directors and independent directors meet in executive session?

Yes. Our non-management directors and independent directors meet in executive session on a regular basis – usually at each regularly scheduled meeting of our Board. All of our non-management directors are independent. Our corporate governance guidelines provide that our independent directors will meet in executive session at least annually and more frequently as needed at the call of one or more of our independent directors. Our corporate governance guidelines also provide that executive sessions will be presided over by the Lead Director.

How is your Board’s leadership structured?

We historically have combined the roles of Chairman of the Board (Chairman) and Chief Executive Officer (CEO), other than for periods of time after the retirement of a CEO. In February 2012, in connection with revising our Corporate Governance Guidelines, the Governance Committee and the other independent members of our Board evaluated the appropriate leadership structure for our Company. As part of their evaluation, they considered our past leadership structures, the leadership structures of peer companies in our industry and corporate governance trends. After considering all of these factors, our Governance Committee recommended, and our Board approved, not to support implementing a policy with respect to the separation of the offices of Chairman and CEO at this time. In many situations, the Board believes a combined Chairman/CEO office can provide significant benefits for our stockholders, including a unified approach to strategy and execution and a Chairman that has a pulse on the day-to-day business of the Company and therefore knowledge of the important issues to be addressed by the Board. The Board believes that the decision to separate the offices of Chairman and CEO should be part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination regarding this issue as appropriate under the circumstances at the time.

At this time, our Governance Committee and Board believe that combining the role of CEO and Chairman continues to be appropriate. The Board believes that having the CEO also serve as Chairman provides the Company with a clear leadership structure, provides the Board with valuable insight into the Company’s operations and strategies from management’s perspective and facilitates the flow of information between management and the Board. The Board also believes that this leadership structure ensures the appropriate level of independent oversight because:

•	the Board has an independent Lead Director, who presides over the executive sessions of our non-management and independent directors (which usually occur at each regularly-scheduled Board meeting);

•	Board committees are composed entirely of independent directors;

•	the independent Compensation Committee annually evaluates the performance of our CEO and reviews the evaluation with the independent members of our Board; and

•	all of the director nominees, other than Mr. Boothby our CEO and President, are independent under the standards set forth by the NYSE.

What are the responsibilities of the Chairman and the Lead Director?

The Chairman ensures the overall effectiveness of the Board and will:

•	set the agendas and preside over meetings of the Board;

•	serve as a liaison between the Board and management; and

•	chair the annual stockholder meetings.

The Lead Director holds a valuable role in both the overall leadership of the Board and creating an atmosphere in which the Board can enhance the success of the Company. The Lead Director will:

•	set the agendas for, call and preside over the executive sessions of the non-management and independent directors;

•	brief the Chairman/CEO and management, as needed, on the issues discussed in the executive sessions;

•	serve as a mentor and provide guidance to the Chairman/CEO as requested or needed;

•	collaborate with the Chairman/CEO on the agendas for the meetings of the Board;

•	act as a liaison between the non-management and independent directors and the Chairman/CEO and management;

•	preside over meetings of the Board at which the Chairman is not present;

•	coordinate the retention of consultants and advisors who report directly to the Board on Board matters (as opposed to committee consultants and advisors);

•	facilitate and assist the Governance Committee with Board, Committee and director evaluations and communicating results;

•	foster a respectful atmosphere in which directors feel comfortable asking questions, providing insight and engaging in dialogue; and

•

as requested from time to time by the Chairman/CEO, meet with management to preview significant matters (such as potential acquisitions and other large capital commitments) expected to be presented to the Board and be a general resource to the Chairman/CEO.

Can interested parties communicate directly with your non-management directors?

Yes. We have established an Ethics Line, consisting of a website that facilitates submission of reports over the Internet and toll-free numbers that can be used from all the countries in which we operate, so that investors, employees and any other interested parties can anonymously report through a third party any practices thought to be in violation of our corporate governance policies. The Ethics Line also can be used to make concerns known to our non-management or independent directors (individually or as a group), including our Lead Director, on a direct and confidential basis. The web address for our Ethics Line is www.newfieldexploration.ethicspoint.com and the telephone number for the Ethics Line in the United States, Guam, Puerto Rico and Canada is

866-593-5936. Additional information regarding the Ethics Line is available on our website at http://www.newfield.com under the tab “Corporate Governance – Overview”.

What is your Board of Directors’ role in risk oversight?

Management is responsible for implementing our financial and business strategies and assessing and managing the risks relating to our Company and its performance under those strategies on a daily basis. Our Board reviews, approves (where appropriate) and monitors our financial and business objectives, strategies, plans and major corporate actions. Our Board also assesses major risks relating to our Company and its performance and reviews options to mitigate and address such risks.

Our Board retains the primary responsibility for strategic and risk oversight. To assist the Board in discharging its oversight responsibilities, members of management report to the Board and its committees on areas of risk to our Company, and our Board committees consider specific areas of risks inherent in their respective areas of oversight and report to the full Board regarding their activities. For example, our Audit Committee discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures. Our Compensation & Management Development Committee incorporates risk considerations, including the risk of loss of key personnel, as it evaluates the performance of our CEO and other executive officers, reviews management development and succession plans, and considers risks related to our compensation programs and policies. Our Nominating & Corporate Governance Committee focuses on issues relating to Board composition, leadership structures and corporate governance matters. In addition to receiving reports from Board committees regarding the risks considered in their respective areas, to ensure that our Board has a broad view of our strategy and overall risk management process, the Board will specifically review our long-term strategic plans and the principal issues and risks that we may face, as well as the processes through which we manage risk, during at least one Board meeting per year. This enables the full Board to coordinate risk oversight, especially with respect to risk interrelationships. At this point, we believe that combining the roles of Chairman and CEO enhances the Board’s administration of its risk oversight function because, through his role as Chairman, our CEO is able to provide the Board with valuable insight into our risk profile and the options to mitigate and address our risks based on his experiences with the daily management of our business as our CEO.

How are your directors compensated?

Only non-management directors are compensated for serving as directors. See “Non-Management Director Compensation” beginning on page 20 for information about our non-management director compensation.

Do you have stock ownership guidelines for directors?

Yes. The Board believes that an alignment of director interests with those of stockholders is very important. All non-management directors are expected to own stock in the Company equal in value to five times the annual base cash retainer, not including any cash retainers paid to a director for serving as the Chairman, the Lead Director or a Chair of a Committee. Such ownership must be accomplished within five years from a director’s first appointment to the Board.

Do you have a mandatory retirement age for directors?

Yes, if a director reaches age 72 while in office, such director must resign at the end of his or her then current term, unless (a) the members of the Governance Committee unanimously (not including the director in question if such director is a member of the Governance Committee) waive such requirement due to special circumstances; and (b) the action is ratified and approved by a majority of the disinterested directors on the Board. During 2012, Mr. Shultz turned 73. However, the Governance Committee and the Board, decided (excluding the vote of Mr. Shultz) to waive this requirement until age 75 because Mr. Shultz’s significant oil and gas industry experience, engineering expertise, health, safety and environmental experience, high level of financial literacy and understanding of reserves are all extremely valuable to the Board and cannot easily be replaced.

Do you have mandatory term limits for directors?

No. The oil and gas industry is a very specialized industry that can take years to truly understand. The Board believes that the Company and its stockholders benefit from Board continuity and stability that allows directors to focus on long-term business strategies and results. For these reasons, among others, the Board does not believe it should establish arbitrary term limits for directors based on years of service. Such term limits are likely to force the Company to lose the contribution of directors who have developed significant and valuable insight into the Company, its operations and industry that cannot easily be replaced.

Does your Board have any standing committees?

Yes. Our Board presently has the following significant standing committees:

•	Audit Committee;

•	Compensation & Management Development Committee; and

•	Nominating & Corporate Governance Committee.

Each of these Committees is composed entirely of independent directors.

Has your Board adopted charters for each of these Committees? If so, how can I view or obtain copies of them?

Yes. Our Board has adopted a charter for each of these Committees along with Corporate Governance Guidelines. The charters and guidelines are available on our website for viewing and printing. Go to http://www.newfield.com and then to the “Corporate Governance – Overview” tab.

Audit Committee

What does the Audit Committee do?

The primary purposes of the Audit Committee are to assist the Board in monitoring:

•	the integrity of our financial statements and financial reporting processes and systems of internal control;

•	the qualifications and independence of our independent auditors;

•	the performance of our internal audit function and independent auditors; and

•	our compliance with legal and regulatory requirements.

The Audit Committee also prepares a report each year in conformity with the rules of the SEC for inclusion in our annual Proxy Statement. The Audit Committee is responsible for appointing, retaining and terminating our independent auditors and also performs the specific functions set forth in its charter.

Who are the members of the Audit Committee?

The Audit Committee currently consists of J. Michael Lacey, Thomas G. Ricks, Juanita F. Romans, C. E. (Chuck) Shultz and J. Terry Strange, with Mr. Ricks serving as Chair. Each member of the Audit Committee is independent, under the standards set forth by the NYSE. Mr. Strange also serves on the audit committees of Group 1 Automotive, Inc., New Jersey Resources Corporation and SLM Corporation. Our Board has determined that such simultaneous service on these other audit committees and on our Audit Committee does not impair the ability of Mr. Strange to serve effectively on our Audit Committee.

Does the Audit Committee have an audit committee financial expert?

Yes. Our Board has determined that each of Messrs. Ricks and Strange meets the qualifications of an audit committee financial expert, as defined by SEC regulations, and is independent, under the standards set forth by the NYSE.

How many times did the Audit Committee meet last year?

The Audit Committee held eight meetings in person or by telephone conference during 2012.

Compensation & Management Development Committee

What does the Compensation & Management Development Committee (Compensation Committee) do?

The primary purposes of the Compensation Committee are:

•	reviewing, evaluating, modifying and approving the compensation of our executive officers and other key employees;

•	producing a report on executive compensation each year for inclusion in our annual Proxy Statement;

•	overseeing the evaluation and development of Company management; and

•	overseeing succession planning for our Chief Executive Officer and other senior executive officers.

The Compensation Committee has authority to oversee the administration of compensation programs applicable to all of our employees, including executive officers, and also performs the specific functions set forth in its charter. The Compensation Committee may delegate some or all of its authority to subcommittees when it deems appropriate.

Who are the members of the Compensation Committee?

The Compensation Committee currently consists of Philip J. Burguières, Pamela J. Gardner, John Randolph Kemp III, Joseph H. Netherland and Howard H. Newman, with Mr. Kemp serving as Chair. Each Compensation Committee member is independent, under the standards set forth by the NYSE.

How many times did the Compensation Committee meet last year?

The Compensation Committee held five meetings in person or by telephone conference during 2012.

What are the Compensation Committee’s processes and procedures for consideration and determination of executive compensation?

Executive compensation is reviewed at least annually by the Compensation Committee. The Compensation Committee generally makes its decisions regarding the annual compensation of our executive officers at its regularly scheduled meeting in February of each year. These decisions include adjustments to base salary, annual incentive cash awards and grants of long-term incentive awards. The Compensation Committee also makes compensation adjustments as necessary at other times during the year in the case of promotions, changes in employment status and for competitive purposes. The Compensation Committee may delegate some or all of its authority to subcommittees when it deems appropriate. See “Executive Compensation – Compensation Discussion and Analysis” beginning on page 34 for more information regarding the Compensation Committee’s processes and procedures for consideration and determination of executive compensation.

How does the Compensation Committee consider risk when determining our compensation programs?

Our Compensation Committee has discussed the concept of risk as it relates to our compensation programs and does not believe our compensation programs encourage excessive or inappropriate risk taking. The Compensation Committee, with assistance of its independent compensation consultant, arrived at this conclusion for the following reasons:

•

Our employees receive both fixed and variable compensation. The fixed (salary) portion provides a steady income regardless of the Company’s stock performance and allows executives to focus on the Company’s business without an excessive focus on the Company’s stock price performance.

•

The annual cash incentive awards are 100% discretionary and determined based upon several factors, including performance against goals at the Company, business unit and individual levels. The Company goals are designed to ensure a proper balance between stock performance, operational metrics, financial goals and strategic goals.

•	Our restricted stock units generally vest over three or four years, which discourages short-term risk taking.

•

Between 25% and 50% of all long-term incentives granted to our executives are performance-based stock units. These performance-based stock units are subject to risk of forfeiture if the long-term total stockholder return objectives are not met, which encourages a long-term perspective by our executives. In addition, a substantial portion of our executives’ long-term equity compensation is forfeited upon voluntary termination, which encourages our executives to maintain a long-term focus.

•	Essentially all of our employees participate in our compensation programs regardless of business unit, which encourages consistent behavior across the Company.

The Compensation Committee believes that these factors discourage short-term risk taking and encourage all of the Company’s employees to focus on Newfield’s sustained long-term performance.

Nominating & Corporate Governance Committee

What does the Nominating & Corporate Governance Committee (Governance Committee) do?

The primary purposes of the Governance Committee are:

•	advising our Board about the appropriate composition of the Board and its committees;

•	evaluating potential or suggested director nominees and identifying individuals qualified to be directors;

•	nominating directors for election at our Annual Meetings of Stockholders or for appointment to fill vacancies;

•	recommending to our Board the directors to serve as members of each committee of our Board and the individual members to serve as chair of the committees;

•	approving the compensation structure for all non-management directors;

•

advising our Board about corporate governance practices, developing and recommending to the Board appropriate corporate governance practices and policies and assisting the Board in implementing those practices and policies;

•	overseeing the evaluation of our Board and its committees through an annual performance review; and

•	overseeing the new director orientation program and the continuing education program for all directors.

The Governance Committee also performs the specific functions set forth in its charter.

Who are the members of the Governance Committee?

The Governance Committee currently consists of Philip J. Burguières, Pamela J. Gardner, John Randolph Kemp III, J. Michael Lacey, Joseph H. Netherland, Thomas G. Ricks, Juanita F. Romans and J. Terry Strange, with Mr. Strange serving as Interim Chair. Each Governance Committee member is independent, under the standards set forth by the NYSE.

How many times did the Governance Committee meet last year?

The Governance Committee held three meetings in person or by telephone conference during 2012.

Does the Governance Committee have a policy on diversity when selecting director candidates?

In selecting director candidates, the Governance Committee and the Board take diversity into account, seeking to ensure a representation of varied perspectives and experiences, although the Governance Committee’s Director Selection Guidelines do not prescribe specific standards for diversity.

What processes and guidelines does the Governance Committee follow when considering a director nominee for a position on your Board?

In February 2012, the Board, as recommended by the Governance Committee, adopted Director Selection Guidelines under which the Governance Committee established criteria for nominating directors, screening candidates and evaluating the qualifications of director nominees. The Governance Committee recommends director nominees who are ultimately approved by the full Board. The Governance Committee considers candidates suggested by its members, other directors, senior management and stockholders in anticipation of upcoming director elections and actual or expected Board vacancies. The Governance Committee is authorized, at the expense of the Company, to retain search firms, consultants, and any other advisors it may deem appropriate, in order to identify and screen potential candidates.

The Governance Committee reviews the size and structure of the Board and considers director tenure, skills and experience in determining the slate of nominees and as part of director succession planning. The Governance Committee endeavors to find candidates of high integrity who have a solid reputation and record of accomplishment in their chosen fields and who display the independence of mind and strength of character to effectively represent the best interests of all stockholders. Candidates are selected for their demonstrated ability to exercise good judgment, to provide practical insights and diverse perspectives. In addition to demonstrated leadership skills in strategy and development, risk management and succession planning, the Governance Committee considers experience in the following areas: the oil and gas industry and operations; health, safety and environmental matters; international company operations; finance and accounting; technology; corporate social responsibility and public policy matters.

After reviewing the qualifications of potential candidates, the Governance Committee determines the candidates that will proceed to the next step of evaluation, which is typically an in-person interview. To the extent feasible, potential candidates will be interviewed by the Chairman, CEO and a majority of the Governance Committee members. The results of these interviews will be considered by the Governance Committee in its decision to recommend a director candidate to the Board for nomination. In addition to reviewing the qualifications of new candidates, the Governance Committee will also review sitting directors who are being considered for re-nomination in light of the above considerations and their past contributions to the Board.

Does the Governance Committee consider candidates for your Board submitted by stockholders and, if so, what are the procedures for submitting such recommendations?

Yes. As provided in the Governance Committee’s charter and the Director Selection Guidelines, it is the Governance Committee’s policy to consider suggestions from many sources, including stockholders, regarding possible candidates for director. In general, the Governance Committee will use the same process to evaluate candidates recommended by stockholders as it uses to evaluate all other director candidates, as set forth in response to the previous question. However, if a candidate is recommended by a specific stockholder or a group of stockholders, the Governance Committee would evaluate the candidate to assess whether the candidate could impartially represent the interests of all stockholders without unduly favoring the particular interests of the recommending stockholder or group of stockholders.

If a stockholder wants the Governance Committee to consider a possible candidate for director, the name of the possible candidate, together with appropriate biographical information, should be submitted to the Chair of the Governance Committee, c/o John D. Marziotti, Corporate Secretary, Newfield Exploration Company, 4 Waterway Square Place, Suite 100, The Woodlands, Texas 77380. Stockholders who wish to propose a matter for action at a stockholders’ meeting, including the nomination of directors, must comply with the provisions of our Bylaws that are described in this Proxy Statement in the section entitled “Stockholder Proposals for 2014 Annual Meeting and Director Nominations”.

What is the Governance Committee’s process for determining director compensation?

The Governance Committee has the sole authority to approve the compensation structure for all of our non-management directors. The Governance Committee may delegate some or all of its authority to subcommittees when it deems appropriate.

Director compensation is reviewed at least annually by the Governance Committee. The Governance Committee seeks to set director compensation at an adequate level to compensate directors for their time and effort expended in satisfying their obligations to us without jeopardizing their independence.

The Governance Committee has determined that the non-management director compensation for 2012/2013 and 2013/2014 includes the following:

•	annual cash retainer of $75,000;

•	annual fee for the chair of the Governance Committee of $10,000;

•	annual fee for the chair of the Audit Committee of $25,000;

•	annual fee for the chair of the Compensation Committee of $20,000;

•	value of the annual restricted stock award equal to $200,000; and

•	annual fee for the Lead Director of $75,000.

See “Non-Management Director Compensation” above for a more detailed description of our non-management director compensation programs.

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Although we have not formally adopted written policies or procedures for the approval of related person transactions, our Corporate Governance Guidelines and Corporate Code of Business Conduct and Ethics (“Code of Conduct”) specifically prohibit conflicts of interests, except under guidelines approved by the Board. Under the Code of Conduct, a “conflict of interest” is defined as any circumstance that could cast doubt on a person’s ability to act with total objectivity with regard to the Company’s interests. Any employee or director who becomes aware of a conflict or potential conflict is asked to bring it to the attention of a supervisor, management or other appropriate personnel, who then is required to document and report the outcome of such matters to our compliance officer. Under the Corporate Governance Guidelines, the Board must resolve any conflict of interest question involving the CEO or any executive officer.

In addition, the Corporate Governance Guidelines state that Directors shall attempt to avoid any situation that may give rise to a conflict of interest or the appearance of a conflict of interest. If an actual or potential conflict of interest arises, the Director must promptly inform the Chairman of the Board and the Chair of the Governance Committee (or in the event a potential conflict arises with the Chair of the Governance Committee, he or she must notify the Chair of the Audit Committee) and recuse himself or herself from any Board deliberations or decisions related to the matter that is the subject of the conflict of interest. If an actual or potential conflict exists and cannot be resolved by a Director’s recusal from participation in discussions or deliberations related to the matter or in any other reasonable manner, the Director is expected to offer to tender his or her resignation to the Chair of the Governance Committee. The Governance Committee shall determine whether to accept or reject such offer.

Further, the Governance Committee and our Board annually review related person transactions with respect to directors (including those transactions described below with respect to directors and those described above under “Corporate Governance – Board of Directors”) as part of their annual assessment of director independence and the director nomination process, as provided in our written corporate governance guidelines and the written charter of our Governance Committee. Other related person transactions are disclosed to our Board or a Board committee and are addressed on a case-by-case basis.

Kevin M. Robinson, our Vice President of Asia, and Susan G. Riggs, our Treasurer, are minority owners of Huffco International L.L.C. In May 1997, before Mr. Robinson and Ms. Riggs joined us, we acquired from Huffco an entity now known as Newfield China, LDC, the owner of a 12% interest in a three field unit located on Blocks 04/36 and 05/36 in Bohai Bay, offshore China. Huffco retained preferred shares of Newfield China that provide for an aggregate dividend equal to 10% of the excess of proceeds received by Newfield China from the sale of oil, gas and other minerals over all costs incurred with respect to exploration and production in Block 05/36, plus the cash purchase price we paid Huffco for Newfield China ($6 million). During 2012, 2011 and 2010, Newfield China paid approximately $7 million, $5 million and $4 million, respectively, of dividends to Huffco on the preferred shares of Newfield China. Based on our estimate of the net present value of the proved reserves associated with Block 05/36, the indirect interests (through Huffco) in Newfield China’s preferred shares held by Mr. Robinson and Ms. Riggs had a net present value of approximately $94,000 and $235,000, respectively, at December 31, 2012.

COMPENSATION & MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The Compensation & Management Development Committee has reviewed and discussed with Newfield’s management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K included in this Proxy Statement. Based on this review and discussion, the Compensation & Management Development Committee recommended to the Board of Directors of Newfield that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted on behalf of the Compensation & Management Development Committee.

John Randolph Kemp III, Chair
Philip J. Burguières
Pamela J. Gardner
Joseph H. Netherland
Howard H. Newman

The foregoing Compensation & Management Development Committee Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation & Management Development Committee of our Board (Compensation Committee) oversees our compensation programs for executives and all employees. The Compensation Committee understands that for the Company and its stockholders to achieve long-term success, the compensation programs need to attract, retain, develop and motivate a strong leadership team. As a result, our executive compensation programs are designed to pay for performance, enable talent attraction, retain top talent and closely align the interests of our executives with those of our stockholders. This Compensation Discussion and Analysis provides important information on our executive compensation programs and explains the compensation decisions made by the Compensation Committee for our named executive officers, or NEOs. At our 2012 Annual Stockholder Meeting, more than 86% of the stockholder votes cast (excludes broker-non-votes) approved the 2011 compensation of our named executive officers. In fiscal 2012, our NEOs included:

➢	Lee K. Boothby, Chairman of the Board, Chief Executive Officer and President;

➢	Gary D. Packer, Executive Vice President and Chief Operating Officer;

➢	Terry W. Rathert, Executive Vice President and Chief Financial Officer;

➢	George T. Dunn, Senior Vice President – Development; and

➢	Lawrence S. Massaro, Vice President – Corporate Development.

Executive Summary

The year 2012 was a challenging year but a year of great progress as we took significant steps towards completing our transition to becoming a North American-focused “liquids” company. Considering current commodity prices, we enter 2013 expecting more than 50% of our production and approximately 85% of our revenues to be derived from liquids. In addition, we recently commenced a process to explore strategic alternatives to maximize the value of our international oil and gas businesses. We made this decision so we can focus our people and capital resources on our domestic business where our future view of resource potential, drilling inventory, project returns and profitable growth fits with our long-term vision. A few of our 2012 performance highlights:

•	We produced 50 million BOE – exceeding our guidance;

•

Our $1.7 billion in capital investments were funded through a combination of operating cash flows and approximately $630 million in proceeds from non-strategic asset sales, which helped preserve our balance sheet and improve our organizational focus;

•	Our liquids production in 2012 increased approximately 35% over 2011, adjusted for the impact of asset sales during the period;

•	Our 2012 international liquids production increased approximately 50% over 2011;

•	We replaced approximately 395% of 2012 production with new proved and probable reserves; and

•	We had an outstanding year with respect to our health, safety and environmental (HS&E) metrics; we exceeded our HS&E DART and OSHA targets, improving by 56% and 23%, respectively, over 2011.

Our 2012 stock price performance, however, did not reflect our near-term positive results and declined by 29% over 2011. This disconnect between operational and strategic performance and stock price performance caused both management and the Compensation Committee to undergo an in-depth, analytical process to determine the performance metrics that they believe more closely align near-term execution of goals with long-term value creation. As a result, the Compensation Committee revised the Company’s executive annual incentive compensation structure for the 2013 performance year. With these revisions, the Compensation Committee has implemented a more transparent compensation program to reward annual execution of goals that tie directly to the Company’s three-year strategic plan and create long-term stockholder value. See – “2013 Executive Compensation Structure: Redefined Metrics and Goals” below.

With respect to our performance in 2012, the Compensation Committee believes that although off-set by a decline in stock price, the Company’s operational and strategic achievements made in 2012 have better positioned the Company for liquids growth and future success. The Compensation Committee also recognized that a significant portion of the NEO long-term incentive program is directly tied to the Company’s long-term stock performance. Specifically, between 34% and 50% of each NEO’s long-term incentives are performance-based and currently on track to yield a 0% return as a result of the Company’s stockholder return relative to its peers. Based on the foregoing, and after reviewing competitive market data to compare our executive pay levels to our peers, the Compensation Committee took the following compensation actions during February 2012 and February 2013 based upon 2012 performance:

•	Decreased aggregate annual incentive compensation awards to the NEOs for 2012 by approximately 22% over 2011 (a collective 36% decrease over 2010 annual incentive compensation awards);

•	In February 2012, granted an aggregate grant-date fair market value of long-term incentive awards to the NEOs of approximately $8.2 million, a year-over-year decrease of approximately 26.5%.

•

In February 2013, shifted compensation focus towards long-term incentives and alignment with stockholders by decreasing the annual cash component of total compensation to 36% and increasing the long-term incentive component of total compensation to 64%; and

•

Continued to grant between 34% and 50% of all long-term incentive awards as performance-based restricted stock units that vest based upon relative stock performance to our peers over a three- to five-year period.

Compensation Philosophy and Governance Policies

Our compensation philosophy for executives is guided by the following principles:

•

Goal-Oriented Pay for Performance. The cornerstone of our compensation program for our executives and all employees, regardless of level, is “pay for performance”. In making compensation decisions, we consider annual and long-term Company performance and measure performance against our peers and against goals and metrics at the individual, business unit and corporate levels.

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Competitive Compensation. The Compensation Committee believes it is imperative to maintain highly competitive compensation programs to attract, retain and motivate executives and our future leaders. Competition for experienced geoscientists, petroleum engineers and other top-tier talent in the oil and gas industry is intense. We expect this competition will only increase as the economy improves, oil prices continue to strengthen and a significant portion of the qualified technical talent enters retirement age. As a result, the Compensation Committee annually reviews, with the assistance of an independent consultant, the compensation of similar executive positions at peer companies to ensure we remain competitive and can continue to attract, retain and motivate top-tier talent.

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Alignment with Long-Term Stockholder Interests. By providing long-term equity incentives, including time-vesting and performance-vesting equity incentives, we closely align the interests of our executives with those of our stockholders to encourage and create long-term stockholder value.

Each element of our compensation program is intended to further one or more of these principles. This compensation philosophy allows us to reward performance while also encouraging behavior that is in the long-term best interests of the Company and its stockholders.

In line with this philosophy, we currently implement the following governance policies and practices in our compensation programs:

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Focus on Long-Term Performance. Between 34% and 50% of all long-term incentives granted to our NEOs are performance-based stock units. These performance-based stock units are subject to risk of forfeiture if the long-term total stockholder return objectives are not met.

•	Annual Say-on-Pay Vote. Our Board has approved and implemented an annual advisory vote by stockholders on the compensation of our NEOs.

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No Employment Agreements. We do not have employment agreements with any of our executive officers, including the NEOs. In addition, our change-in-control severance agreements with certain executives and our Fourth Amended and Restated Change of Control Severance Plan are both “double-trigger”, requiring both a change-in-control and loss of position before any payments are due.

•	No Repricing or Back-Dating of Options. Our stock incentive plan prohibits repricing of outstanding stock options without the approval of stockholders and we have never back-dated stock options.

•	Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors.

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Independent Consultant and Peer Group Analysis. The Compensation Committee has engaged a consultant, who meets the independence requirements of the NYSE regulations. The consultant assists the Compensation Committee members with their analysis and discussions during meetings and in executive sessions.

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Policy Prohibiting Trading in Derivatives of our Stock. We prohibit executive officers from buying, selling or writing puts, calls or options related to Company stock, subject to limited exceptions for long-term “hedging” transactions by our officers and directors that are approved in advance by our Board. None of our executives has entered into hedging transactions involving our stock. We also prohibit executives from holding Company stock in a margin account or pledging Company stock as collateral for a loan.

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Stock Ownership by Executives. All of our executive officers receive a significant amount of their total compensation through long-term incentive awards. During 2012, we implemented stock-ownership guidelines that require officers to maintain minimum stock ownership in the Company as set forth below, shown as a multiple of the executive’s annual base salary:

➢ CEO/President:	5 times base salary
➢ Chief Operating Officer:	3 times base salary
➢ Chief Financial Officer:	3 times base salary
➢ Executive VP or Senior VP:	3 times base salary
➢ VP – Business Unit Leader:	2 times base salary
➢ VP – Other, GC, Treasurer, Controller:	1.5 times base salary

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Policy on Incentive Compensation Clawback. A significant percentage of our executive officers’ compensation is incentive-based. The determination of the extent to which the incentive objectives are achieved and the amount of compensation received for achieving objectives is at the Compensation Committee’s discretion. Although the Compensation Committee has not set a specific clawback policy, it does have the ability to direct the Company to seek to recover from any executive officer amounts determined to have been inappropriately received by the individual executive officer. In addition, under the 2011 Omnibus Stock Plan, the Compensation Committee may require awards granted with performance goals to be subject to any future policy we may adopt relating to the recovery of that award in the event the associated performance goals were not actually achieved. Further, the Sarbanes-Oxley Act of 2002 mandates that the CEO and CFO reimburse us for any bonus or other incentive-based or equity-based compensation paid to them in a year following the issuance of financial statements that are later required to be restated as a result of misconduct. The Compensation Committee intends to implement a more specific incentive compensation clawback policy based upon final regulations expected to be issued by the SEC in 2013 pursuant to the Dodd-Frank Act.

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Committee Consideration of Results of Stockholder Advisory Vote. At our 2012 Annual Meeting, our executive compensation program received the support of over 86% of shares voted at the meeting. The Compensation Committee has considered these results and viewed this outcome as evidence of stockholder support of its executive compensation decisions and policies. Accordingly, the Compensation Committee substantially maintained its executive compensation policies for 2012. The Compensation Committee will continue to review stockholder votes on our executive compensation and determine whether to make any changes to the program as a result of these votes.

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Tax Deductibility Considerations. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a public company for compensation paid to its chief executive officer or any of its four other most highly compensated executive officers to the extent that the compensation of any of these officers exceeds $1 million in any calendar year. Qualifying performance-based compensation is not subject to the deduction limit. The performance-based restricted stock awards that the Compensation Committee began granting to executive officers in 2010 are designed to qualify as performance-based compensation for purposes of section 162(m). No other components of our compensation awarded for 2012 currently qualify as performance-based compensation for purposes of section 162(m).

Elements and Mix of our 2012 Compensation Program

The following elements made up the fiscal 2012 compensation program for our executive officers, including the NEOs:

Element	Form of Compensation	Purpose, Basis and Performance Criteria

Base Salary	Cash

•   Base salary is intended to provide a market competitive level of fixed compensation in recognition of responsibilities, skills, capabilities, experience and leadership.

•   Historically, our base salaries for NEOs have been below median for comparable positions within our industry. The Compensation Committee increased executive base salaries over the last several years to be more competitive with the mid-point of the salaries for comparable positions within our industry.

•   Base salary is not generally performance based, but reflective of competencies and experience.

Annual Incentive Awards	Cash

•   Annual cash incentive awards are intended to motivate and reward performance achievement against a set of stated annual corporate, business unit and individual goals.

•   Payments are made from a cash incentive pool approved annually by the Compensation Committee.

•   Each NEO’s award is then determined by the Compensation Committee’s assessment of four primary factors:

(i)    the Company’s performance against stated performance metrics,

(ii)    the Company’s performance against stated strategic goals and objectives,

(iii)  the Company’s total stockholder return relative to its peers, and

(iv)   the individual’s performance relative to business and individual goals and objectives.

Long-Term Incentive Awards	Restricted Stock Units

•   Long-term incentive awards are intended to recognize and reward the achievement of long-term corporate goals and objectives, recognize promotions, motivate retention of our leadership talent and align executives’ interests with our stockholders.

•   The Compensation Committee determines each February the amount and mix of long-term incentive awards to be granted to the NEOs.

•   In 2012, the long-term incentive awards included time-vested equity awards that vest over a three and a half-year period and performance equity awards with the potential to vest based on our stock price performance relative to our peers over a three to five-year period.

•   The Compensation Committee provides time-vested long-term incentives to build a consistent ownership stake and retention incentive. The Compensation Committee provides performance-vested long-term incentives to create a meaningful tie to the Company’s relative long-term stockholder returns and to motivate consistent improvement over a longer-term horizon.

•   The ratio of time-vested to performance-vested awards varies by officer, based on the officer’s ability to influence overall corporate results. Performance-based awards granted during 2012 to Messrs. Boothby, Packer and Rathert represented 50% of their respective total long-term incentive awards while performance-based awards granted during 2012 to Messrs. Dunn and Massaro represented 34% of their respective long-term incentive awards.

Change of Control Severance Plan and Severance Agreements	Eligibility to receive cash severance and post-termination health benefits in connection with involuntary termination within two or three years after a change of control

•   Our Change of Control Severance Plan for the Company and Severance Agreements with certain executives are intended to provide financial security and a competitive compensation package for our executives. This additional security helps ensure that these officers remain focused on our performance and the continued creation of stockholder value throughout any change of control transaction rather than on the potential uncertainties associated with their own employment.

•   The Change of Control Severance Plan and the Severance Agreements are “double-trigger” agreements that generally provide certain payments to the NEOs if their employment is terminated during a two or three-year protected period after a change of control (depending on the officer).

•   No executive has an employment contract with the Company.

Element	Form of Compensation	Purpose, Basis and Performance Criteria

Retirement Plans	Eligibility to participate in, and receive Company contributions to, our 401(k) Plan (all employees) and Deferred Compensation Plan (executives only)

•   Our retirement plans are intended to provide financial security for our executives and competitive retirement-planning benefits to attract and retain skilled management.

•   Our Deferred Compensation Plan allows an eligible executive to defer up to 90% of his or her salary and all of his or her bonus on an annual basis and build financial security. We make a matching contribution for up to 8% of the executive’s base salary in the retirement plans.

•   We do not have any defined benefit plans for our executives or employees.

Employee Stock Purchase Plan (ESPP)	Eligibility to purchase annually up to $25,000 of Company common stock at a discount (all employees)	• The ESPP is intended to encourage an equity stake in the Company, aligning executive interests with those of our stockholders.

Health & Welfare Plans	Eligibility to receive available health and other welfare benefits, including medical, dental, life and disability insurance (all employees) and annual physical examination (executives only)	• Our health and welfare plans are intended to provide a competitive, broad-based employee benefits structure and to promote the good health of our executives.

Perquisites	Limited reimbursement for fitness and business club dues	• The reimbursement of club dues is intended to promote the wellness and business relationships of our executives.

The Compensation Committee has taken steps to shift the overall mix of the elements used in the NEO compensation program. In particular, the Compensation Committee has focused on decreasing the cash component and increasing long-term incentives so that our NEOs are more aligned with stockholders and peers. The following charts reflect the primary elements used in our NEOs’ compensation program during 2012 and 2013 as compared to our peers.

Mix of Compensation Elements for NEOs

Although we are below our peers with respect to the percentage of long-term incentives, we place a significantly higher portion of our long-term awards at risk through our performance awards. Approximately 28% of our peers’ long-term awards were performance-based in 2012, whereas 50% of our long-term awards were performance-based.

Evaluation Process, Including the Role of Consultants, Peer Comparisons and Officers

The Compensation Committee oversees the administration of the compensation programs applicable to our employees, including our executive officers. The Compensation Committee generally makes its decisions regarding the annual compensation of our executive officers at its regularly scheduled meeting in February of each year. These decisions include adjustments to base salary, grants of annual cash incentive awards and grants of long-term incentive awards. The Compensation Committee also makes compensation adjustments as necessary at other times during the year in the case of promotions, changes in employment status and for competitive purposes.

Each year for the February Compensation Committee meeting, our Chief Executive Officer prepares an evaluation of each of the other executive officers, and makes compensation recommendations to the Compensation Committee. During 2012, the Compensation Committee retained Meridian Compensation Partners LLC as its independent consultant to assist the Compensation Committee in compensation matters. Meridian reports exclusively to the Compensation Committee, which has sole authority to retain any compensation consultant to be used by the Compensation Committee to assist in the evaluation of compensation for our Chief Executive Officer and other executive officers, as well as our overall executive compensation structure.

Performance Considerations. We generally take into account the following items of corporate performance in making compensation decisions for our NEOs:

•	our financial and operational performance for the year as compared to our budget and goals, after taking into account industry conditions, and in comparison to our peers;

•	capital efficient growth of oil and natural gas reserves and production as measured against annual goals and objectives;

•	projected future growth through the development of existing projects, the creation and capture of new oil and gas plays and the potential for new transactions;

•	total return to our stockholders as compared to our peers;

•	health, safety and environmental measures and results;

•	building for the future of the Company in assets, people and organizational development;

•	leadership and representation of our Company; and

•	contribution to the overall success of our Company.

In assessing a NEO’s impact during the year and his or her overall value to our Company, we evaluate long-term and current-year performance in the NEO’s primary area of responsibility, strategic initiatives, leadership, the NEO’s role in succession planning and development, and other intangible qualities that contribute to corporate and individual success. See “2012 Performance Goals and Compensation Decisions” below.

Analysis of Risks Arising from Design of Executive Compensation Program. The Compensation Committee, with the assistance of its independent consultant, has assessed the risks related to our compensation programs, including our executive compensation program. Based on this assessment, the Compensation Committee believes that the design of our executive compensation program does not encourage our NEOs to take excessive risks and that the risks arising from the design of these programs are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee reached the same conclusion for our other compensation programs. For a discussion of the factors that contributed to the Compensation Committee’s conclusions, see “Corporate Governance – Compensation Committee” – “How does the Compensation Committee consider risk when determining our compensation programs?” on page 28 of this Proxy Statement.

Role of Consultants.

Committee Consultant. To assist the Compensation Committee in making its compensation decisions, it has engaged an independent compensation consultant, Meridian Compensation Partners, LLC (Meridian), who directly reports to the Compensation Committee. Meridian assists the Compensation Committee in developing a competitive total compensation program that is consistent with our philosophy of “goal-oriented pay for performance” and that will allow us to attract, retain and motivate talented executives. Meridian’s services include providing an annual analysis of the compensation of our top executive officers and their counterparts at peer companies. The analysis consists of a comparison of each element of compensation and a comparison of total compensation, which we consider to include salary, annual cash incentive awards and long-term incentive awards. Meridian also provides the Compensation Committee with assistance in the design of compensation and benefit programs and ongoing support with respect to regulatory and other considerations impacting compensation and benefit programs, as requested by the Compensation Committee. Meridian attended or participated in five committee meetings during 2012. Meridian does not provide any other services for our Company. The Compensation Committee has determined that Meridian’s work in 2012 did not raise any conflict of interest.

Management Consultant. For the 2012 performance period, management did not engage an external consultant to review the compensation of our NEOs. Management did, however, rely on a service of Equilar Inc., a compensation research firm, to provide peer executive compensation data from proxies and compensation survey for comparison purposes. Management did not receive or rely on any advice from Equilar when recommending executive compensation decisions to the Compensation Committee.

Peer Groups. In November 2011 and November 2012, Meridian provided the Compensation Committee with an analysis of our compensation relative to prevailing compensation levels at industry peers. This analysis was adjusted for company size and our relative enterprise value among peers. The Compensation Committee referenced this analysis in the February 2012 and February 2013 compensation review process where the Compensation Committee determined 2012/2013 base salaries, the annual cash incentive awards for 2011/2012 performance, and grants of 2012/2013 long-term incentive awards. The peer companies used by Meridian for the Compensation Committee analysis were:

November 2011 and 2012 Meridian Peer Group

Cabot Oil & Gas Corporation	Noble Energy, Inc.	QEP Resources, Inc.
Cimarex Energy Co.	Petrohawk Energy Corporation*	Range Resources Corporation
Continental Resources, Inc.	Pioneer Natural Resources Company	Southwestern Energy Company
Concho Resources Inc.	Plains Exploration & Production Company	Ultra Petroleum Corp.
Denbury Resources Inc.		Whiting Petroleum Corporation

*	Excluded from Meridian’s November 2012 analysis.

The peer group was developed taking into consideration peer company metrics such as asset size and enterprise value, comparability of asset portfolio and the availability of compensation data. The Compensation Committee reviews the peer group periodically for reasonableness.

Role of the Chief Executive Officer. Annually, our Chief Executive Officer provides the Compensation Committee with an evaluation of his performance that is based, in large part, upon the items listed above under “Performance Considerations,” as well as his broader leadership roles as Chairman of our Board of Directors and as our lead representative to the investment community. The Compensation Committee evaluates our Chief Executive Officer on these and other criteria. The total compensation package for our Chief Executive Officer is determined based on the Compensation Committee’s evaluation and input from Meridian, and reflects his performance, the performance of our Company and competitive industry practices.

Role of Other Executive Officers. Our Chief Executive Officer makes recommendations to the Compensation Committee on all compensation actions (other than his own compensation) affecting our NEOs. In developing his recommendation for an executive officer, our Chief Executive Officer considers the self-evaluation prepared by the NEO, the recommendations of his executive team, input from an outside compensation consultant, as well as his own evaluation. Our Chief Executive Officer’s evaluation includes an assessment of the impact that the NEO has had on our Company during the award year and the NEO’s overall value to the Company as a senior leader, taking into account the items listed above under “Performance Considerations”.

The Compensation Committee is provided with our Chief Executive Officer’s evaluation of each NEO’s performance and contributions to our Company. Meridian reviews and provides comments to the Compensation Committee on our Chief Executive Officer’s recommendations. The Compensation Committee considers the information and recommendations provided by our Chief Executive Officer and Meridian when it establishes base salaries, annual cash incentive awards and grants of long-term incentive awards.

2012 Performance Goals and Compensation Decisions

In its February meeting each year, the Compensation Committee determines base salaries for the current year, the annual cash incentive awards for prior-year performance and the long-term incentive awards for the current year (using the Company’s fourth quarter average stock price to determine the number of shares required to deliver the Compensation Committee’s incentive opportunity). Meridian aided in the Compensation Committee’s consideration of the level of total compensation for our NEOs, allocations between annual cash incentive awards and long-term incentive awards, the types of long-term incentive awards and the allocations between the types of long-term incentive awards.

Early in 2012, management shared with the Board and Compensation Committee the 2012 corporate goals, which included various performance metrics, strategic goals and organizational goals. In February 2013, the Compensation Committee considered each of these goals, the Company’s performance against these goals, the performance of each individual NEO and the 2012 total stockholder return when making its compensation decisions. The following scorecard reflects the Company’s performance with respect to each of its stated 2012 corporate goals:

2012 Corporate Goals	2012 Actual Result	Did Not Meet Target Expectations	Met Target Expectations	Exceeded Expectations
Deliver on Total Stockholder Return:
➢ Perform in Top Half of Peer Group	Stock performed in 4th quartile of peer group	X
Deliver on Strategic Goals:
➢ Restore Investor Confidence in Ability to Execute	Company performance did not meet investor expectations	X
➢ Timely Execution of Drilling Plans to Build Liquids Growth; Ensure Capabilities of Focus Areas to Deliver Growth	Improved certainty of multiple drilling programs; shifted investments toward development in four focus areas, South Cana, Uinta Basin, Eagle Ford and Williston Basin		X
➢ Strengthen Organizational Core Competencies	Continued to add valuable assets and expertise to drive growth		X
➢ Simplify and Focus on Key Assets	Exited the deepwater Gulf of Mexico; sold $630 million in non-strategic assets and improved organizational focus			X
➢ Identify and Secure Financial Resources to Meet Capital Requirements	Sold $630 million of non-strategic assets; issued $1 billion aggregate principal of 5 5/8% Senior Notes due 2024; repurchased $875 million aggregate principal of 6 5/8% Senior Subordinated Notes; $0 balance on credit facility at year end			X
➢ Enhance the Company’s “Corporate Citizenship” Profile	Hired an HS&E corporate responsibility expert; formed Corporate Responsibility Team to develop strategy; continued voluntarily reporting frac fluids used in fields; continued participation in and support of charitable and community initiatives		X

2012 Corporate Goals	2012 Actual Result	Did Not Meet Target Expectations	Met Target Expectations	Exceeded Expectations
Deliver on Performance Metrics:
➢ 2012 Production (298 Bcfe guidance)	Produced 300 Bcfe and exceeded guidance; full year oil and liquids production increased 25% over 2011; Malaysian production growth up 48% over 2011			X
➢ Recurring LOE (Stretch Goal of $1.05 per Mcfe)	2012 recurring LOE reached stretch goal of $1.05 per Mcfe			X
➢ Reserves Replacement Ratio (Stretch Goal of 200%)	Exceeded stretch goal and replaced 397% of 2012 production with the addition of new proved and probable reserves			X
➢ Proved Undeveloped to Proved Developed Conversion, % Variance to Prior Year End Reserve Report (Stretch Goal of -5%)	28% actual	X
➢ Continuous Health, Safety and Environment Improvement	Above industry average performance, exceeded goals with significant improvement over 2011 DART and OSHA metrics			X

Significant Recent Company Transitions. Over the last five years, we have undergone multiple and significant transitions, all in an effort to create long-term stockholder value. We have transitioned from a natural gas focus to a liquids focus, from conventional assets to unconventional assets, and have exited the domestic offshore arena. Most recently, we have initiated a process to monetize our international assets and focus our people and capital on our domestic resource plays that we believe more closely align with our long-term strategy.

Analyzing 2012 Performance. In 2012, the Company strategically and operationally performed as planned. We implemented on our long-term strategy to develop a balanced and flexible asset portfolio, one capable of sustaining the risks associated with the oil and gas industry, including geographic risks and commodity risks. In line with this strategy, we continued to focus our investments on liquids plays, ultimately transitioning the Company towards higher-margin liquids developments and away from natural gas. We met our production expectations, managed our costs and expenses, maintained a strong balance sheet and had outstanding performance with respect to our HS&E metrics. Our 2012 stock price did not reflect this near-term performance and declined 29% over 2011. The Compensation Committee recognized this disconnect and that the Company was not able to deliver on one of its most important strategic goals, regaining market credibility and investor confidence. This disconnect caused both management and the Compensation Committee to undergo an in-depth, analytical process to determine the performance metrics they believe most closely align near-term execution of goals with long-term value creation for stockholders. As a result, the Compensation Committee has revised the Company’s executive compensation program for the 2013 performance year. See – “2013 Executive Compensation Structure: Redefined Metrics and Goals” below.

In making 2012 compensation decisions, the Compensation Committee considered total stockholder return, the NEOs performance against stated Company goals, business unit goals and individual goals. In addition, the Compensation Committee considered the increase in competition for qualified top-tier talent in the oil and gas industry, the adverse effect of continued low natural gas prices on the Company’s production and reserves, as well as the leadership team’s overall effectiveness during 2012. A description of the Compensation Committee’s decisions and analyses relating to 2012 compensation for each compensation element, as well as the Compensation Committee’s more recent decisions and analyses regarding 2013 compensation follow.

Base Salary. In recent years, the Compensation Committee has adjusted executive base salaries to be more competitive with the mid-point of salaries for comparable positions within our industry, with the goal of providing a stable base of competitive cash compensation while rewarding performance through annual cash incentive awards and performance-based equity awards. At its February 2012 meeting, the Compensation

Committee increased the annual base salaries for our NEOs between 2.3% and 20% compared to 2011 base salaries. In February 2012, the peer group information reviewed by the Compensation Committee indicated that the base salaries for Messrs. Boothby, Massaro and Packer were still below the median salaries for comparable positions at our peer companies. Thus, the 2012 adjustments made by the Compensation Committee were intended to set the salaries of Messrs. Boothby, Massaro and Packer to the median salaries for comparable positions at peer companies. The base salary adjustments made in February 2012 are reflected in the following table:

	2011 Base Salary		2012 Base Salary		% Increase
Mr. Boothby	$725,000		$800,000		10.3%
Mr. Rathert	$440,000		$450,000		2.3%
Mr. Packer	$475,000		$525,000		10.5%
Mr. Dunn	$340,000	*	$375,000	*	10.3%
Mr. Massaro	$300,000		$360,000		20.0%

*	Adjusted mid-year for competitive and promotion reasons.

Consistent with our pay for performance philosophy, the base salaries for our NEOs represented between 15.5% and 24.8% of their total compensation for 2012, as set forth in the Summary Compensation Table on page 48 of this Proxy Statement.

Annual Cash Incentive Awards. The amount of each NEO’s annual cash incentive award is based upon the Compensation Committee’s assessment of four primary factors:

•	the Company’s total stockholder return relative to its peers,

•	the Company’s performance against stated performance metrics,

•	the Company’s performance against stated strategic goals and objectives, and

•	the individual’s performance during the year.

The Compensation Committee approved annual cash incentive awards for each of our NEOs after considering the performance outcomes described above and recommendations provided by our Chief Executive Officer with respect to the other NEOs, Mr. Boothby’s self-evaluation and Meridian’s recommendations related to all NEOs.

The Compensation Committee awarded an aggregate annual cash incentive award amounts to our NEOs of approximately $2.8 million, which represented between 17.0% and 22.9% of the NEOs total compensation for 2012, as set forth in the Summary Compensation Table on page 48 of this Proxy Statement. The annual cash incentive awards granted to the NEOs for the 2012 performance period (excluding all deferred cash compensation paid in 2012 but awarded in prior years) decreased as compared to the 2011 performance period by 25.5% for Mr. Boothby, 25% for Mr. Rathert, 24.1% for Mr. Packer, 9.1% for Mr. Dunn and 5.7% for Mr. Massaro.

Long-term Incentive Awards. The Compensation Committee believes that long-term incentive awards should include both time-vested and performance-vested awards. The ratio of time-vested to performance-vested awards will vary by officer, based on the officer’s ability to influence overall corporate results, with more senior executive officers’ awards being more heavily weighted toward performance-based awards. By providing both types of awards each year, the Compensation Committee feels it is better able to consistently balance the retention incentive provided by the time-vesting awards with the strong tie to relative long-term stockholder return provided by the performance-based awards. The following graph displays the current mix of long-term incentive awards that are time-vested and performance-vested.

Mix of Long-Term Incentive Awards

In its February meeting each year, the Compensation Committee determines the long-term incentive awards for the then current year by calculating an estimated “value transfer” to each NEO. The estimated value transfer is calculated by using (i) the Company’s fourth quarter average stock price for time-vested awards and (ii) an estimated fair market value based upon accounting rules for performance-vesting awards. The differences between the estimated values used by the Compensation Committee to determine awards and the actual grant date fair market value for 2012 are set forth below.

Estimated Grant Date FMV vs. Actual Grant Date FMV

	Estimate Grant Date FMV – Time Vested	Actual Grant Date FMV – Time Vested	Percent Difference (%)	Estimate Grant Date FMV – Performance	Actual Grant Date FMV – Performance	Percent Difference (%)
February 2012	$40.47	$37.86	(6.5%)	$32.38	$31.02	(4.2%)

Using the actual grant-date fair market value, in February 2012, the Compensation Committee granted an aggregate grant-date fair market value of long-term incentive awards to the NEOs of approximately $8.2 million (which is reflected in the Summary Compensation Table in year 2012 on page 48), a year-over-year decrease of approximately 26.5%. The February 2012 time-vesting awards vest in four equal installments on August 15, 2012, August 15, 2013, August 15, 2014 and August 15, 2015. Individually, the grant-date fair market value of the long-term incentive awards granted to the NEOs in 2012 decreased year-over-year by 22.3% for Mr. Boothby, 19.6% for Mr. Rathert, 31.4% for Mr. Packer, 29.0% for Mr. Dunn and 40.0% for Mr. Massaro.

The February 2010, 2011 and 2012 performance-based awards (TSRs) will vest, if they vest, based on our total cumulative stockholder return for at least three years and up to five years relative to a peer group of 17 peers approved by the Compensation Committee. The peer group for the 2010 and 2011 TSRs includes the following peer companies (or their successors): Berry Petroleum Corporation, Cabot Oil and Gas Corporation, Chesapeake Energy Corporation, Cimarex Energy Co., Comstock Resources, Inc., Denbury Resources Inc., EXCO Resources Inc., Forest Oil Corporation, Noble Energy, Inc., Petrohawk Energy Corporation, Pioneer Natural Resources, Plains Exploration & Production Company, Range Resources Corporation, SandRidge Energy, Southwestern Energy Company, Ultra Petroleum Corp., Whiting Petroleum Corporation, as well as the Dow Jones Industrial Average Index and the S&P 500 Index. The peer group for the 2012 TSRs was identical except that Petrohawk Energy Corporation has been replaced by QEP Resources, Inc. The 2010 TSRs can vest each month beginning on April 15, 2013 and ending on April 15, 2015. The 2011 TSRs can vest each month beginning on April 15, 2014 and ending on April 15, 2016. Similarly, the 2012 TSRs can vest each month beginning on April 15, 2015 and ending on April 15, 2017. Although the TSRs have the ability to vest monthly, all TSRs vest based upon our three and up to five-year cumulative stockholder return, as calculated on the determination date, as compared to the applicable peer group. The percentage of each TSR that shall vest, if any, is calculated each month during the applicable performance period by determining our total stockholder return rank among the peer group as follows:

Total stockholder return as of a particular measurement date means the rate of return (expressed as percentage) achieved with respect to our common stock, the primary common equity security of each other company and index in the peer group if: (1) $100 was invested in each security or index on the last day of March for the applicable grant year, assuming a purchase price equal to the average closing price of the security or index for all of the trading days in March for the applicable grant year (e.g. 2010, 2011 or 2012 for the TSRs discussed herein); (2) if the record date for any dividend with respect to a particular security occurs during the period beginning March 31 of the applicable grant year and ending on the last day of the determination period, such dividend was reinvested in the security as of the record date for the dividend (using the closing price of the security on the record date); and (3) the valuation of such security or index at the end of the determination period is based on the average closing price for all of the trading days in the immediately preceding month. In view of the competitive conditions in our industry, all restricted stock unit awards continue to contain qualified retirement vesting provisions that are conditioned upon the signing of a non-compete agreement and providing a specific amount of advance notice before retirement to allow adequate time for a smooth transition.

Estimating the total stockholder return using closing stock prices through February 28, 2013, all of the performance-based long-term incentives granted to our NEOs in 2010, 2011, and 2012 will not vest, and therefore, are on track to yield a 0% return to the NEOs as a result of the Company’s stockholder return relative to its peers.

For more information regarding the terms of the 2012 awards, as well as the fair value of the 2012 awards on their grant date, see “Grants of Plan-Based Equity Awards in 2012” beginning on page 51 of this Proxy Statement.

2013 Executive Compensation Structure: Redefined Metrics and Goals

As discussed above, the Compensation Committee recognized a disconnect between the Company’s 2012 total stockholder return and its 2012 strategic and metric performance. Management and the Compensation Committee went through an in-depth, analytical process to determine the performance metrics that they believe most closely align near-term execution of goals with long-term value creation for stockholders. The process resulted in the following three performance measurement categories and weightings for the annual cash incentive plan for 2013:

Category 1 – Relative Performance Goals (30%): Each performance year, the Compensation Committee will look at three key drivers that management and the Compensation Committee believe consistently align with value creation. Performance success will be determined annually on a quantitative basis (threshold/target/stretch) and benchmarked to the Company’s peers:

➢	production per share,

➢	proved reserves per share, and

➢	cash flow per share.

Category 2 – Near-Term Performance Goals (30%): Management, with the input of the Compensation Committee, will create calendar year specific goals that focus on critical near-term strategic objectives that management and the Compensation Committee believe must be accomplished in order to achieve long-term success. These goals will be benchmarked to the Company’s peers when appropriate and be re-evaluated annually. Success will be determined annually on a quantitative basis (threshold/target/stretch) by the Compensation Committee. For 2013, the following near-term performance goals will be measured:

➢	domestic liquids production growth,

➢	domestic finding and development costs, and

➢	organizational cost control – process implementation.

Category 3 – Strategic Goals (40%): Management, with the input of the Compensation Committee, will create annual strategic goals that relate to the Company’s long-term strategy and value creation. Performance success will be determined on a qualitative basis (fail/pass/exceed) annually by the Compensation Committee. For 2013, the following strategic goals will be measured:

➢	value creation,

➢	balance sheet strength,

➢	execution on strategic vision, and

➢	HS&E performance.

By using the metrics described above, the Compensation Committee believes it can not only incentivize and reward outstanding performance, but also ensure a transparent compensation structure that encourages goals and metrics that are aligned with long-term value creation.

Summary Compensation Table

The following table sets forth information with respect to the compensation of our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers, collectively the NEOs, for the years ended December 31, 2012, 2011 and 2010.

			Bonus(1)(2)			Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)
Name and Principal Position	Year	Salary(1) ($)	Current ($)	Deferred ($)	Stock Awards(3) ($)			Total ($)
Lee K. Boothby	2012	$788,463	$1,080,000	$245,000	$3,126,708	$4,492	$78,060	$5,322,723
Chairman of the Board,	2011	713,470	1,450,000	409,123	4,026,391	10,203	67,229	6,676,416
President and CEO	2010	626,923	1,700,000	579,962	2,794,038	16,233	29,539	5,746,695
Terry W. Rathert	2012	$448,462	$525,000	$245,000	$1,777,932	$4,492	$48,966	$3,049,852
Executive Vice President	2011	437,692	700,000	424,438	2,210,383	10,277	42,614	3,825,404
and CFO	2010	421,154	800,000	586,869	1,796,527	16,377	42,433	3,663,360
Gary D. Packer	2012	$517,308	$550,000	$203,656	$1,893,660	$3,734	$266,759	$3,435,117
Executive Vice President	2011	471,154	725,000	362,147	2,758,901	8,587	273,368	4,599,157
and COO	2010	442,308	900,000	439,654	1,955,926	13,638	51,061	3,802,587
George T. Dunn	2012	$371,154	$300,000	$164,150	$711,420	$3,010	$78,719	$1,628,453
Sr. Vice President –	2011	309,231	330,000	263,315	1,001,532	6,784	30,424	1,941,286
Development(6)	2010	269,231	360,000	345,758	814,124	10,729	28,593	1,628,435
Lawrence S. Massaro	2012	$356,923	$330,000	0	$711,420	0	$41,113	$1,439,456
Vice President –	2011	260,625	125,000	0	1,188,050	0	$10,367	$1,384,042
Corporate Development(7)	2010	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	See “Compensation Discussion and Analysis – 2012 Performance Goals and Compensation Decisions” beginning on page 42 of this Proxy Statement for an explanation of the amount of salary and bonus in proportion to total compensation.

(2)	The amounts shown reflect annual incentive cash compensation awards made in February 2013, 2012 and 2011, based upon performance in 2012, 2011 and 2010, respectively. The amounts in the “Deferred” column include cash plus interest actually paid to each NEO during 2012, 2011 and 2010, respectively, that was part of the deferred cash bonus awards granted in prior years pursuant to our 2003 Annual Incentive Plan. These amounts are not reflective of the applicable year’s performance but of prior years’ performance and deferred to reward retention. See “Compensation Discussion and Analysis – 2012 Performance Goals and Compensation Decisions – Annual Cash Incentive Awards” beginning on page 44 of this Proxy Statement.

(3)	The amounts shown in the Stock Awards column reflect the full grant date fair value of restricted stock units awarded in 2012, 2011 and 2010, respectively, computed in accordance with applicable accounting guidance, as required by SEC regulations.

During 2012, 2011 and 2010, the NEOs received annual grants of restricted stock that vest based on performance, which are considered market-based awards under the accounting guidance. For these market-

based awards of restricted stock that vest based on performance, the grant date fair value was determined in accordance with stock-based accounting rules and the fair market value per share was $31.02 in 2012, $57.43 in 2011 and $40.09 in 2010. The grant date fair value assumes the highest level of performance conditions will be achieved.

In addition, during 2012, 2011 and 2010, the NEOs received annual grants of time-vested restricted stock units. For the time-vested restricted stock unit awards, the grant date fair value is based on the mean of the high and low sales prices of our common stock on the date of grant.

For assumptions made in the valuation, see also Note 10, Stock-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC. See also “Compensation Discussion and Analysis – 2012 Performance Goals and Compensation Decisions – Long-term Incentive Awards” beginning on page 44, “Grants of Plan-Based Equity Awards in 2012” beginning on page 51 and “Outstanding Equity Awards at December 31, 2012” beginning on page 52 for a description of the awards.

(4)	Reflects above-market interest (as defined in SEC regulations) earned in 2011 and 2010 on long-term cash awards previously awarded under our 2003 Incentive Compensation Plan.

(5)	For 2012, the All Other Compensation column reflects:

•	the amount we contributed under our Deferred Compensation Plan or our 401(k) Plan as a matching contribution for the benefit of each named executive officer;

•	the compensation cost computed in accordance with applicable accounting guidance attributable to each named executive officer’s participation in our employee stock purchase plan;

•	club dues paid by us;

•	premiums we paid with respect to term life insurance for the benefit of each named executive officer; and

•	expenses paid in connection with officer relocations.

See the All Other Compensation Table below for more information regarding these items for 2012.

During 2010, 2011 and 2012, we paid certain expenses in connection with officer relocations as follows: (1) In May 2009, Mr. Packer was promoted to Executive Vice President and Chief Operating Officer and relocated from Colorado to our corporate headquarters in Texas. In 2010, we paid $7,265 in connection with Mr. Packer’s relocation. During 2011, we engaged a relocation service to purchase and sell Mr. Packer’s home in Colorado. The relocation service purchased Mr. Packer’s home in July 2011 for $925,000, which resulted in a reimbursed loss to Mr. Packer in 2011 of $225,000, which was taxed as ordinary income to Mr. Packer. In 2012, we paid the relocation service additional maintenance and sale fees totaling $215,355, which included a $100,000 loss on the sale of Mr. Packer’s home; however, none of the 2012 expenses were paid directly to Mr. Packer. (2) In 2007, Mr. Dunn was promoted to Vice President – Mid-Continent and relocated from our Texas office to our office in Oklahoma. We paid Mr. Dunn’s temporary housing expenses for the period when he resided in Oklahoma through September 2012, when he was appointed Senior Vice President – Development, and returned to our corporate headquarters in Texas. These amounts are reflected in the All Other Compensation column for the applicable years.

All Other Compensation Table

Name	Matching 401(k) or Deferral Plan Contribution ($)	Employee Stock Purchase Plan Compensation Cost ($)	Club Dues ($)	Executive Physical ($)	Life Insurance Premiums ($)	Expenses in Connection with Relocation ($)	Total ($)
Mr. Boothby	$63,077	$7,383	$3,166	$4,200	$234	—	$78,060
Mr. Rathert	$35,877	$7,415	$1,240	$4,200	$234	—	$48,966
Mr. Packer	$41,385	$3,965	$1,640	$4,200	$234	$215,335	$266,759
Mr. Dunn	$28,492	$7,415	$911	—	$234	$41,667	$78,719
Mr. Massaro	$28,554	$7,415	$710	$4,200	$234	—	$41,113

(6)	Mr. Dunn was promoted to the position of Senior Vice President – Development on September 2, 2012. The summary compensation information presented above includes compensation paid to Mr. Dunn in that capacity since September 2, 2012 and in his capacity as Vice President – Mid-Continent prior thereto.

(7)	Mr. Massaro was hired to the position of Vice President – Corporate Development on March 1, 2011. The summary compensation information presented above includes compensation paid to Mr. Massaro in that capacity. The amounts shown for 2011 reflect approximately 10 months of salary and a sign-on bonus granted in March 2011.

Grants of Plan-Based Equity Awards in 2012

The following table contains information about grants of plan-based restricted stock units to our NEOs during 2012.

			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(3) ($)
Name		Grant Date	Threshold # Shares	Target # Shares	Maximum # Shares
Mr. Boothby	(1)	02/10/12				40,800	$1,544,688
	(2)	02/10/12	12,750	51,000	51,000		1,582,020
Mr. Rathert	(1)	02/10/12				23,200	$878,352
	(2)	02/10/12	7,250	29,000	29,000		899,580
Mr. Packer	(1)	02/10/12				24,700	$935,142
	(2)	02/10/12	7,725	30,900	30,900		958,518
Mr. Dunn	(1)	02/10/12				12,400	$469,464
	(2)	02/10/12	1,950	7,800	7,800		241,956
Mr. Massaro	(1)	02/10/12				12,400	$469,464
	(2)	02/10/12	1,950	7,800	7,800		241,956

(1)	Reflects time-vested restricted stock units awarded under our 2011 Omnibus Stock Plan.

(2)	Reflects the estimated future payout of restricted stock units awarded under our 2011 Omnibus Stock Plan that vest based on performance. NEOs may earn from 0% to 100% of the targeted award based on the Company’s relative total stockholder return performance over a specified period. The minimum threshold is based upon the lowest earned amount of 25% based on the payout scale described on page 46, although the minimum potential payout is zero. The target and maximum payouts are based upon the highest earned amount of 100% based on the payout scale described on page 46.

(3)	Reflects the full grant date fair value of the equity awards computed in accordance with applicable accounting guidance. For assumptions made in the valuation, see also Note 10, Stock-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC and see “Summary Compensation Table” beginning on page 48 of this Proxy Statement.

The time-vested restricted stock units granted to Messrs. Boothby, Rathert, Packer, Dunn and Massaro in February 2012 vest, subject to continuous employment, in four equal annual installments that began on August 15, 2012. Generally, upon death, disability (as defined in the award agreement) or a change of control (as defined in our 2011 Omnibus Stock Plan), all of the restricted stock units will accelerate and vest. In addition, if the executive’s employment with us is terminated due to a qualified retirement (as defined in the award agreement), a pro rata portion of the restricted stock units not previously forfeited will vest and the remainder will be forfeited. The pro rata portion that will vest is determined by multiplying the number of shares of restricted stock with respect to which forfeiture restrictions would otherwise have lapsed on the next anniversary of the grant date by the fraction that results from dividing (1) the number of days elapsed (excluding the retirement date) since the most recent anniversary date by (2) 365. In order for the pro rata portion to vest on qualified retirement, the employee must meet the conditions in the award agreement by (1) providing the required notice, (2) having at least 10 years of qualified service and (3) if the employee is not at least 62 years old at the time of the retirement, signing a non-compete agreement until age 62. See also “Potential Payments Upon Termination or Change of Control” beginning on page 56 of this Proxy Statement.

The February 2012 TSRs vest, if at all, based on our cumulative stockholder return relative to a peer group for a three to five-year period. Vesting of these 2012 performance-based awards has the possibility of occurring monthly from April 15, 2015 through April 15, 2017. For details on the performance vesting requirements, see “Compensation Discussion and Analysis – 2012 Performance Goals and Compensation Decisions” on page 42 of this Proxy Statement.

Outstanding Equity Awards at December 31, 2012

The following table contains information about our NEOs’ outstanding equity awards at December 31, 2012.

		Option Awards						Stock Awards
		Number of Securities Underlying Unexercised Options(#)
Name	Grant Date	Exercisable		Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock or Units That have not Vested (#)		Market Value of Shares of Stock or Units That have not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That have not Vested(2) (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That have not Vested(1) ($)
Mr. Boothby	02/07/08	24,000	(3)	6,000	(3)	$48.45	02/07/18	—		—	—		—
	02/04/09	—		—		—	—	11,200	(4)	$299,936	—		—
	05/07/09	—		—		—	—	26,664	(5)	714,061	—		—
	02/04/10	—		—		—	—	9,300	(6)	249,054	34,800	(7)	$931,944
	02/11/11	—		—		—	—	18,867	(8)	505,258	35,300	(9)	945,334
	02/10/12	—		—		—	—	30,600	(10)	819,468	51,000	(11)	1,365,780
Mr. Rathert	02/04/09	—		—		—	—	11,200	(4)	$299,936	—		—
	02/04/10	—		—		—	—	6,000	(6)	160,680	22,300	(7)	$597,194
	02/11/11	—		—		—	—	10,400	(8)	278,512	19,300	(9)	516,854
	02/10/12	—		—		—	—	17,400	(10)	465,972	29,000	(11)	776,620
Mr. Packer	02/07/08	20,000	(3)	5,000	(3)	$48.45	02/07/18	—		—	—		—
	02/04/09	—		—		—	—	11,200	(4)	$299,936	—		—
	05/07/09	—		—		—	—	18,665	(5)	499,848	—		—
	02/04/10	—		—		—	—	6,500	(6)	174,070	24,400	(7)	$653,432
	02/11/11	—		—		—	—	12,867	(8)	344,578	24,300	(9)	650,754
	02/10/12	—		—		—	—	18,525	(10)	496,099	30,900	(11)	827,502
Mr. Dunn	02/07/08	14,400	(3)	3,600	(3)	$48.45	02/07/18	—		—	—		—
	02/04/09	—		—		—	—	8,000	(4)	$214,240	—		—
	02/04/10	—		—		—	—	3,600	(6)	96,408	6,800	(7)	$182,104
	02/11/11	—		—		—	—	6,200	(8)	166,036	6,000	(9)	160,680
	02/10/12	—		—		—	—	9,300	(10)	249,054	7,800	(11)	208,884
Mr. Massaro	05/04/11	—		—		—	—	12,500	(12)	$334,750	—		—
	08/24/11	—		—		—	—	5,000	(13)	133,900	—		—
	02/10/12	—		—		—	—	9,300	(10)	249,054	7,800	(11)	$208,884

(1)	Calculated by multiplying the number of shares of restricted stock units that have not vested by the closing price of our common stock on the NYSE on December 31, 2012 of $26.78.

(2)	Reflects the maximum number of restricted stock units covered by each award.

(3)	Reflects stock options that were awarded to the NEOs on February 7, 2008. All of the stock options were granted under our 2000 Omnibus Stock Plan. Subject to continuous employment, the stock options granted to Messrs. Boothby, Packer and Dunn in February 2008 vest in five equal annual installments beginning on the first anniversary of the grant date. If their employment with us is terminated due to death or disability, the options may be exercised in full for one year after the termination, after which time the options will terminate. If they terminate their respective employment with us voluntarily or if employment is terminated involuntarily for cause (as defined in the award agreement), the options will terminate immediately and not be exercisable. Subject to earlier termination or expiration, if their respective employment with us terminates involuntarily other than for cause, the vested portion of the option may be exercised for 90 days after the termination (or for one year after death if the employee dies during the 90-day period). Pursuant to the terms of the 2000 Omnibus Stock Plan, their stock options will vest in full upon a change of control.

(4)

Reflects time-vested restricted stock units that were awarded to Messrs. Boothby, Rathert, Packer and Dunn on February 4, 2009 under our 2004 Omnibus Stock Plan. Subject to continuous employment, the time-vested restricted stock units vest in three equal annual installments beginning on the second anniversary of the grant date. Generally, upon death, disability (as defined in the award agreement) or a change of control (as defined in our 2004 Omnibus Stock Plan), all of the restricted stock will vest. If the executive’s employment with us is terminated due to a qualified retirement (as defined in the award agreement), a pro rata portion of the restricted stock not previously forfeited will vest and the remainder will be forfeited. The pro rata portion that will vest is determined by multiplying the number of shares of restricted stock with respect to which forfeiture restrictions would otherwise have lapsed on the next anniversary of the grant date by the fraction that results from dividing (a) the number of days elapsed (excluding the retirement date) since the most recent anniversary date by (b) 365. In order for the pro rata portion to vest on qualified retirement, the employee must meet the conditions in the award agreement by (x) providing the required notice, (y) having at least 10 years of qualified service and (z) if the employee is not at least 62 years old at the time of the retirement, signing a non-compete agreement until age 62.

(5)	Reflects time-vested restricted stock units that were awarded to Messrs. Boothby and Packer on May 7, 2009 under our 2009 Omnibus Stock Plan in connection with their promotions. Subject to continuous employment, these time-vested restricted stock units vest in three equal annual installments beginning on the third anniversary of the grant date. Generally, upon death, disability (as defined in and subject to the conditions contained in the award agreement) or a change of control (as defined in our 2009 Omnibus Stock Plan and subject to the conditions contained in the award agreement), all of the restricted stock units will accelerate and vest. In addition, if the executive’s employment with us is terminated due to a qualified retirement (as defined in the award agreement), a pro rata portion of the restricted stock units not previously forfeited will vest and the remainder will be forfeited. The pro rata portion that will vest is determined by multiplying the number of restricted stock units with respect to which forfeiture restrictions would otherwise have lapsed on the next anniversary of the grant date by the fraction that results from dividing (a) the number of days elapsed (excluding the retirement date) since the most recent anniversary date by (b) 365. In order for the pro rata portion to vest on qualified retirement, the employee must meet the conditions in the award agreement by (x) providing the required notice, (y) having at least 10 years of qualified service and (z) if the employee is not at least 62 years old at the time of retirement, signing a non-compete agreement until age 62.

(6)	Reflects time-vested restricted stock units awarded to Messrs. Boothby, Rathert, Packer and Dunn on February 4, 2010 under our 2009 Omnibus Stock Plan. These restricted stock units vest in three equal annual installments, beginning on the first anniversary of the grant date.

(7)	Reflects performance-based restricted stock units that were awarded to Messrs. Boothby, Rathert, Packer and Dunn on February 4, 2010 under our 2009 Omnibus Stock Plan. These performance-based awards vest, if at all, based on our total stockholder return relative to a peer group over a three to five-year period. Vesting of these 2010 performance-based awards has the possibility of occurring monthly from April 15, 2013 through April 15, 2015. For details on the performance vesting requirements, see “Compensation Discussion and Analysis – 2012 Performance Goals and Compensation Decisions” on page 42 of this Proxy Statement.

(8)	Reflects time-vested restricted stock units that were awarded to Messrs. Boothby, Rathert, Packer and Dunn on February 11, 2011 under our 2009 Omnibus Stock Plan. These restricted stock units vest in three equal annual installments, beginning on the first anniversary of the grant date.

(9)	Reflects performance-based restricted stock units that were awarded to Messrs. Boothby, Rathert, Packer and Dunn on February 11, 2011 under our 2009 Omnibus Stock Plan. These performance-based awards vest, if at all, based on our total stockholder return relative to a peer group over a three to five-year period. Vesting of these 2011 performance-based awards has the possibility of occurring monthly from April 15, 2014 through April 15, 2016. For details on the performance vesting requirements, see “Compensation Discussion and Analysis – 2012 Performance Goals and Compensation Decisions” on page 42 of this Proxy Statement.

(10)	Reflects time-vested restricted stock units that were awarded to Messrs. Boothby, Rathert, Packer, Dunn and Massaro on February 10, 2012 under our 2011 Omnibus Stock Plan. See “Grants of Plan-Based Equity Awards in 2012” above for the terms of these awards.

(11)

Reflects performance-based restricted stock units that were awarded to Messrs. Boothby, Rathert, Packer, Dunn and Massaro on February 10, 2012 under our 2011 Omnibus Stock Plan. These performance-based awards vest, if at all, based on our total stockholder return relative to a peer group over a three to five-year period. Vesting of these 2012 performance-based awards has the possibility of occurring monthly from

April 15, 2015 through April 15, 2017. For details on the performance vesting requirements, see “Compensation Discussion and Analysis – 2012 Performance Goals and Compensation Decisions” on page 42 of this Proxy Statement.

(12)	Reflects time-vested restricted stock units that were awarded to Mr. Massaro in connection with his new employment on May 4, 2011 under our 2011 Omnibus Stock Plan. These restricted stock units vest in three equal annual installments, beginning on the third anniversary of the grant date.

(13)	Reflects time-vested restricted stock units that were awarded to Mr. Massaro on August 24, 2011 under our 2011 Omnibus Stock Plan. These restricted stock units vest in three equal annual installments, beginning on the first anniversary of the grant date.

Option Exercises and Stock Awards Vested in 2012

The following table contains information regarding the exercise of stock options by our NEOs during 2012 and the vesting during 2012 of restricted stock and restricted stock units previously granted to our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting(3) (#)	Value Realized on Vesting(4) ($)
Mr. Boothby	—	—	64,803	$2,348,448
Mr. Rathert	35,000	$458,658	55,700	$2,085,054
Mr. Packer	—	—	55,477	$2,034,238
Mr. Dunn	—	—	30,134	$1,128,384
Mr. Massaro	—	—	5,600	$180,390

(1)	Represents the gross number of shares acquired upon exercise of vested options, without taking into account any shares withheld to cover the option exercise price or applicable tax obligations.

(2)	Represents the value of the exercised options, calculated by multiplying (a) the number of shares to which the option exercise related by (b) the difference between the actual market price of our common stock at the time of exercise and the option exercise price.

(3)	Represents the gross number of shares acquired upon vesting of restricted stock or restricted stock units, without taking into account any shares withheld to satisfy applicable tax obligations.

(4)	Represents the value of the vested restricted stock or restricted stock units, calculated by multiplying (a) the number of vested shares of restricted stock or restricted stock units by (b) the mean of the high and low sales prices of our common stock on the vesting date or, if the vesting date is not a trading day on the NYSE, the previous trading day.

Nonqualified Deferred Compensation

The following table contains information about our NEOs’ nonqualified deferred compensation at December 31, 2012.

Name		Executive Contributions in 2012(1) ($)	Registrant Contributions in 2012(2) ($)	Aggregate Earnings in 2012 ($)	Aggregate Withdrawals/ Distributions(3) ($)	Aggregate Balance at December 31, 2012 ($)
Mr. Boothby	(4)	—	—	$11,047	$245,000	—
	(5)	$372,827	$46,077	75,335	—	1,495,438
Mr. Rathert	(4)	—	—	$11,047	$245,000	—
	(5)	$193,877	$18,877	336,506	—	2,608,599
Mr. Packer	(4)	—	—	$9,182	$203,656	—
	(5)	$24,385	$24,385	24,261	—	231,763
Mr. Dunn	(4)	—	—	$7,401	$164,150	—
	(5)	$11,492	$11,492	11,984	—	112,705
Mr. Massaro	(4)	—	—	—	—	—
	(5)	$11,554	$11,554	249	—	23,357

(1)	All amounts are included in the Salary or Current Bonus columns for 2012 in the Summary Compensation Table.

(2)	Reflects amounts that we contributed under our Deferred Compensation Plan as a matching contribution for the benefit of each NEO. These amounts are included in the All Other Compensation column for 2012 in the Summary Compensation Table.

(3)	All amounts reflect regularly scheduled installments of previous long-term cash awards pursuant to our 2003 Incentive Compensation Plan.

(4)	Reflects long-term cash awards under our 2003 Incentive Compensation Plan. Of the amounts shown in the Aggregate Earnings in 2012 column, $4,492, $4,492, $3,734, $3,010 and $0.00 also are reported for Messrs. Boothby, Rathert, Packer, Dunn and Massaro, respectively, as above-market interest (as defined in SEC regulations) in the Nonqualified Deferred Compensation Earnings column for 2012 in the Summary Compensation Table. Of the amounts shown in the Aggregate Balance at December 31, 2012 column, $4,492, $4,492, $3,734, $3,010 and $0.00 for Messrs. Boothby, Rathert, Packer, Dunn and Massaro, respectively, also were included in the Summary Compensation Table for 2012 and prior years.

(5)	Reflects amounts relating to our Deferred Compensation Plan. Of the amounts shown in the Aggregate Balance at December 31, 2012 column, $1,468,292, $2,492,021, $228,656, $110,997 and $23,108 for Messrs. Boothby, Rathert, Packer, Dunn and Massaro, respectively, also were included in the Summary Compensation Table for 2012 and prior years.

2003 Incentive Compensation Plan. Our 2003 Incentive Compensation Plan provided for the creation each calendar year of an award pool that generally was equal to 5% of our adjusted net income (as defined in the plan) plus forfeitures of prior period awards. Awards were paid in cash and typically consisted of both a current and a long-term portion. Long-term cash awards were paid in four annual installments, each installment consisting of 25% of the award plus interest. Long-term cash awards accrued interest at a rate of 6% per year. Generally, employees were entitled to an installment of a long-term award only if they remained employed by us through the date of payment of the installment. If employment is terminated due to a qualified retirement (as defined in the plan), however, the employee will be entitled to continue to receive regular installments of his or her outstanding long-term cash awards. Since they have been employed by us continuously since January 1, 1993, Messrs. Rathert and Dunn are entitled to regular installments of their respective long-term cash awards regardless of their employment status with us unless they are terminated for cause (as defined in the plan). If an employee dies or experiences a permanent disability (as defined in the plan), the full amount remaining of any long-term awards, plus interest, will be paid to the employee or his or her estate, as applicable, 90 days after the event. Upon a change of control, employees will be paid their outstanding long-term awards, plus interest, at the time of the change of control. See “Potential Payments Upon Termination or Change of Control” below. The 2003 Incentive Compensation Plan was terminated in connection with the approval of the 2011 Annual Incentive Plan; provided, however, that any awards outstanding under the 2003 Incentive Compensation Plan continue to be effective and outstanding.

Deferred Compensation Plan. Our Deferred Compensation Plan allows an eligible employee to defer up to 90% of his or her salary and all of his or her bonus on an annual basis. We make a matching contribution for up to 8% of the employee’s salary. Our contribution with respect to any particular employee under the Deferred Compensation Plan is reduced to the extent that we make contributions to our 401(k) Plan on behalf of that employee. Effective January 1, 2007, we established an irrevocable rabbi trust to hold employee account balances under our Deferred Compensation Plan. Employee account balances reflect investments, at the direction of each employee, in substantially the same investment alternatives, including (as of November 6, 2008) our common stock, as are available under our 401(k) Plan. Accordingly, earnings on account balances are based upon the market returns on the investment alternatives selected by the employee participants. Payments must begin at separation from service; however, officers must generally wait six months after separation from service for distributions to begin. Upon separation from service, payments will be made in accordance with the participant’s elections. Distributions due to financial hardship, as determined by the plan committee (as defined in the plan) are permitted, but other unscheduled withdrawals are not allowed. In the event of a change of control, the Compensation & Management Development Committee has the authority to terminate the plan within the 30 days preceding or 12 months after a change of control and, in the event of such a termination, each participant’s account will be distributed within 12 months of the termination. See “Potential Payments Upon Termination or Change of Control” below.

Potential Payments Upon Termination or Change of Control

This section describes the potential payments or benefits upon termination, change of control or other post-employment scenarios for each of our NEOs.

Change of Control Severance Agreements. None of our NEOs have employment contracts; however, we have entered into change of control severance agreements with all NEOs other than Mr. Massaro. The agreements have an initial term of either two or three years (depending on the officer), with automatic daily extensions unless our Board takes action to cease the automatic extensions. The agreements currently are in the extension periods and will remain in effect for either two or three years (depending on the officer) after the Board provides the officer notice of termination of his agreement. The agreements generally provide for a severance protection period that begins on the date of a change of control of our Company and ends on either the second or third anniversary of that date, depending on the officer (certain circumstances may cause an extension of the period). During the protected period, if the executive’s employment is terminated by us without cause or by the executive for good reason, the agreements provide for the following severance benefits:

•

a lump sum cash payment equal to either two or three times the sum of (a) the greater of the executive’s base salary prior to the change of control or at any time thereafter and (b) one-half of the greater of the executive’s cash bonus compensation for the two years ending prior to the change of control or for the two years ending prior to the executive’s termination of employment;

•	full vesting of restricted stock, restricted stock units and stock options (vesting of restricted stock, restricted stock units and stock options also is covered under our omnibus stock plans);

•

health coverage at active benefit levels for either two or three years (health benefits are to be offset by any health benefits the executive receives from subsequent employment and a cash payment may be made by us in lieu of providing coverage if the executive is not eligible for the coverage or if the health benefits provided would be taxable to the executive); and

•	outplacement services for either two or three years (or until the executive begins full-time employment with a new employer, if earlier) in an amount not exceeding $30,000.

If the executive is terminated by us for failure to perform the executive’s duties for at least 180 days due to physical or mental illness, the severance benefits do not apply.

A “change of control” means:

•	we are not the survivor in any merger, consolidation or other reorganization (or survive only as a subsidiary);

•	the consummation of a merger or consolidation with another entity pursuant to which less than 50% of the outstanding voting securities of the survivor will be issued in respect of our capital stock;

•	we sell, lease or exchange all or substantially all of our assets;

•	we are to be dissolved and liquidated;

•	any person acquires ownership or control (including the power to vote) of more than 50% of the shares of our voting stock (based upon voting power); or

•	as a result of or in connection with a contested election of directors, the persons who were our directors before the election cease to constitute a majority of our Board.

However, a change of control does not include any merger, consolidation, reorganization, sale, lease, exchange, or similar transaction solely between us and one or more entities that were wholly owned by us immediately prior to the event.

“Good reason” means:

•

a material reduction in the executive’s authority, duties, titles, status or responsibilities or the assignment to the executive of duties or responsibilities inconsistent in any material respect from those previously in effect;

•	any reduction in the executive’s base salary;

•

any failure to provide the executive with a combined total of base salary and bonus compensation at a level at least equal to the combined total of (a) the executive’s base salary immediately prior to the change of control and (b) one-half of the total of all cash bonuses (current and long-term) awarded to the executive for the two most recent years ending prior to the change of control;

•	we fail to obtain a written agreement from any successor to assume and perform the agreements; or

•	relocation of our principal executive offices by more than 50 miles or the executive is based at any office other than our principal executive offices.

“Cause” means:

•	willful and continued failure to substantially perform duties;

•	conviction of or plea of nolo contendre to a felony or a misdemeanor involving moral turpitude;

•	willful engagement in gross misconduct materially and demonstrably injurious to us;

•	material violation of any of our material policies; or

•	the executive is the subject of an order obtained or issued by the SEC for any securities violation involving fraud.

If the payment of benefits under the agreement or otherwise results in the executive being subject to parachute payment excise taxes, we must make an additional payment to the executive in an amount such that after the payment of all income and excise taxes, the executive will be in the same net after-tax position as if no parachute payment excise taxes had been imposed. Receipt of benefits under the agreement (other than the vesting of stock awards) is subject to the executive’s execution of a comprehensive release, which contains non-disparagement provisions and a confidentiality agreement. If a dispute arises, the agreement provides for binding arbitration at our expense (unless the arbitrator provides otherwise with respect to the executive’s expenses).

Change of Control Severance Plan. Similar to the severance agreements described above, the Company has in place a Change of Control Severance Plan (COC Plan) for which Mr. Massaro would receive benefits in the event of a “change of control” followed by his termination within two years for “good reason” or without “cause”. Under the COC Plan, Mr. Massaro would be entitled to receive:

•

a lump sum cash payment equal to his “weekly pay” times his applicable “severance factor”, where “weekly pay” is the sum of his base salary prior to a change of control plus one-half of the bonus paid to Mr. Massaro for the two years ending prior to the change of control, divided by 52, and his severance factor is 104 (the equivalent of two years severance); and

•	full vesting of restricted stock, restricted stock units and stock options (vesting of restricted stock, restricted stock units and stock options also is covered under our omnibus stock plans).

Under the COC Plan, a “change of control” means:

•	we are not the survivor in any merger, consolidation or other reorganization (or survive only as a subsidiary);

•	the consummation of a merger or consolidation with another entity pursuant to which less than 50% of the outstanding voting securities of the survivor will be issued in respect of our capital stock;

•	we sell, lease or exchange all or substantially all of our assets;

•	we are to be dissolved and liquidated;

•	any person acquires ownership or control (including the power to vote) of more than 50% of the shares of our voting stock (based upon voting power); or

•	as a result of or in connection with a contested election of directors, the persons who were our directors before the election cease to constitute a majority of our Board.

However, a change of control does not include any merger, consolidation, reorganization, sale, lease, exchange, or similar transaction solely between us and one or more entities that were wholly owned by us immediately prior to the event.

Under the COC Plan, for “good reason” means:

•	a material reduction in authority, duties, titles, status or responsibilities inconsistent in any material respect from those previously in effect;

•	any reduction in base salary;

•

any failure to provide a combined total of base salary and bonus compensation at a level at least equal to the combined total of (a) the base salary immediately prior to the change of control and (b) one-half of the total of all cash bonuses (current and long-term) awarded for the two most recent years ending prior to the change of control; or

•	relocation of principal place of employment by more than 50 miles.

Under the COC Plan, “cause” means:

•	willful and continued failure to substantially perform duties;

•	conviction of or plea of nolo contendre to a felony or a misdemeanor involving moral turpitude;

•	willful engagement in gross misconduct materially and demonstrably injurious to us;

•	material violation of any of our material policies; or

•	gross negligence or willful misconduct in the performance of duties.

If the severance benefits provided under the COC Plan would result in Mr. Massaro being subject to parachute payment excise taxes, then the severance benefits provided shall be either (1) reduced (but not below zero) so that the present value of such total amounts received by Mr. Massaro will be one dollar ($1.00) less than the amount that would trigger the parachute payment excise taxes so that no portion of the amounts received by Mr. Massaro would be subject to the excise tax or (2) paid in full, whichever produces the better net after-tax position for Mr. Massaro (taking into account any applicable excise tax and any applicable income tax).

Omnibus Stock Plans. Under our 2000, 2004, 2007, 2009 and 2011 Omnibus Stock Plans, stock options will fully vest and shares of restricted stock and restricted stock units will fully vest and become nonforfeitable upon a change of control (as defined in the plans). For purposes of the 2000, 2004, 2007, 2009 and 2011 Omnibus Stock Plans, the definition of change of control is substantially the same as the definition under the change of control severance agreements described above.

In the case of death or disability, stock options will fully vest and remain exercisable for one year, and shares of restricted stock and restricted stock units will fully vest and become nonforfeitable.

Subject to earlier termination or expiration, in the case of a termination of employment by us other than for cause (as defined in the award agreements), stock options generally will remain exercisable for three months after the termination to the extent then exercisable. The definitions of cause in the award agreements are comparable to the definition under the change of control severance agreements described above.

In the case of any other termination, unexercised stock options and unvested shares of restricted stock and restricted stock units will be forfeited except as described below in the case of a qualified retirement (as defined in the award agreements). None of our NEOs are eligible for “qualified retirement” under the equity awards.

Deferred Compensation Plan. Upon termination of employment with us, our NEOs are entitled to full payment of their balances in our Deferred Compensation Plan. See “Nonqualified Deferred Compensation” beginning on page 55 of this Proxy Statement.

Post-Employment Tables. The following tables describe potential payments or benefits upon termination, change of control or other post-employment scenarios for each of the NEOs. The following tables generally do not include amounts payable pursuant to plans that are available generally to all salaried employees. The amounts in the tables show only the value of amounts payable or benefits due to enhancements in connection with each scenario, and do not reflect amounts otherwise payable or benefits otherwise due as a result of employment. There would be no amounts payable or benefits due to enhancements in connection with (1) an involuntary termination for cause, (2) an involuntary termination not for cause or (3) a voluntary termination of a non-retirement eligible executive. Accordingly, no amounts are shown for those scenarios. The actual amounts to be paid out in any scenario can only be determined at the time of such executive officer’s separation from Newfield.

The following assumptions apply to the tables:

•	For all scenarios, the trigger event is assumed to be December 31, 2012.

•

“Cash Severance Payment” only includes the cash payment based on base salary and bonus, as described under “Change of Control Severance Agreements” and “Change of Control Severance Plan” above. All other amounts and adjustments mandated by the change of control severance agreements and COC Plan are shown in connection with the associated other benefits included in the tables.

•	Vested stock options, restricted stock and restricted stock units are not included in these tables since they are already vested.

•

For all scenarios, the amounts for restricted stock and restricted stock units that are unvested and accelerated are calculated by multiplying the number of unvested shares of restricted stock or unvested restricted stock units by $26.78 (the closing price of our common stock on the NYSE on December 31, 2012).

•

For scenario “Change of Control (With Involuntary Termination or Voluntary Termination for Good Reason)”, all non-vested options vest and each outstanding option is automatically cancelled. The only options that remain unvested as of the assumed change of control date were granted on February 7, 2008 and vest ratably over three years beginning February 7, 2011. Because the exercise price of these options ($48.45) is greater than the assumed stock price of $26.78, no value is included in the tables for stock options under this scenario.

•

The amounts for health coverage are the estimated cost to us to provide existing medical and dental benefits to each eligible executive for either the two-year or three-year time period specified in the executive’s change of control severance agreement if both a change of control and a termination occur as required by the change of control severance agreements. As of December 31, 2012, Mr. Rathert was retirement eligible under the terms of our medical plan. Accordingly, his amount is net of the retiree medical benefits available to all retirement eligible employees.

•

The only executive eligible for “qualified retirement” under the 2003 Incentive Compensation Plan is Mr. Rathert. Since Mr. Rathert has been employed with us since January 1, 1993, he is a grandfathered employee from a prior incentive plan and he is therefore effectively vested in his deferred cash awards, so no value was included in the tables under the Retirement scenario.

•	The placement services amounts represent the maximum benefits available to each eligible executive under their change of control severance agreements.

Deferred Compensation Plan amounts payable in connection with the various scenarios are not shown in the tables below because these amounts are disclosed earlier in the Nonqualified Deferred Compensation table on page 55.

Mr. Boothby	Retirement ($)	Long-Term Disability ($)	Death ($)	Change of Control (With Involuntary Termination or Voluntary Termination For Good Reason) ($)	Change of Control (No Termination) ($)
Cash Severance Payment	N/A	—	—	$6,690,000	—
Restricted Stock and Restricted Stock Units Unvested and Accelerated	N/A	$5,830,836	$5,830,836	$5,830,836	$5,830,836
Option Awards Unvested and Accelerated	N/A	—	—	—	—
Health Coverage	N/A	—	—	$91,984	—
Placement Services	N/A	—	—	$30,000	—
Excise Tax Gross-Up(2)	N/A	N/A	N/A	$3,968,504	—

Total	N/A	$5,830,836	$5,830,836	$16,611,324	$5,830,836

Mr. Rathert	Retirement ($)	Long-Term Disability ($)	Death ($)	Change of Control (With Involuntary Termination or Voluntary Termination For Good Reason) ($)	Change of Control (No Termination) ($)
Cash Severance Payment	—	—	—	$3,337,500	—
Restricted Stock and Restricted Stock Units Unvested and Accelerated	N/A	$2,488,585	$3,095,768	$3,095,768	$3,095,768
Option Awards Unvested and Accelerated	N/A	—	—	—	—
Health Coverage(1)	—	—	—	$6,979	—
Placement Services	—	—	—	$30,000	—
Excise Tax Gross-Up	—	N/A	N/A	—	—

Total	—	$2,488,585	$3,095,768	$6,470,247	$3,095,768

Mr. Packer	Retirement ($)	Long-Term Disability ($)	Death ($)	Change of Control (With Involuntary Termination or Voluntary Termination For Good Reason) ($)	Change of Control (No Termination) ($)
Cash Severance Payment	N/A	—	—	$4,012,499	—
Restricted Stock and Restricted Stock Units Unvested and Accelerated	N/A	$3,946,220	$3,946,220	$3,946,220	$3,946,220
Option Awards Unvested and Accelerated	N/A	—	—	—	—
Health Coverage	N/A	—	—	$91,984	—
Placement Services	N/A	—	—	$30,000	—
Excise Tax Gross-Up	N/A	N/A	N/A	$—	—

Total	N/A	$3,946,220	$3,946,220	$8,080,704	$3,946,220

Mr. Dunn	Retirement ($)	Long-Term Disability ($)	Death ($)	Change of Control (With Involuntary Termination or Voluntary Termination For Good Reason) ($)	Change of Control (No Termination) ($)
Cash Severance Payment	N/A	—	—	$2,160,000	—
Restricted Stock and Restricted Stock Units Unvested and Accelerated	N/A	$1,277,406	$1,277,406	$1,277,406	$1,277,406
Option Awards Unvested and Accelerated	N/A	—	—	—	—
Health Coverage	N/A	—	—	$10,469	—
Placement Services	N/A	—	—	$30,000	—
Excise Tax Gross-Up	N/A	N/A	N/A	—	—

Total	N/A	$1,277,406	$1,277,406	$3,477,875	$1,277,406

Mr. Massaro	Retirement ($)	Long-Term Disability ($)	Death ($)	Change of Control (With Involuntary Termination or Voluntary Termination For Good Reason) ($)	Change of Control (No Termination) ($)
Cash Severance Payment	N/A	—	—	$1,804,967	—
Restricted Stock and Restricted Stock Units Unvested and Accelerated	N/A	$926,588	$926,588	$926,588	$926,588
Option Awards Unvested and Accelerated	N/A	—	—	—	—
Health Coverage	N/A	—	—	—	—
Placement Services	N/A	—	—	—	—
Excise Tax Gross-Up	N/A	N/A	N/A	—	—

Total	N/A	$926,588	$926,588	$2,731,555	$926,588

(1)	Mr. Rathert is the only NEO who was retirement eligible under the medical plan as of December 31, 2012. Under the Change of Control (With Involuntary Termination or Voluntary Termination for Good Reason) scenario for Mr. Rathert, the amount shown is net of employee contributions. No amounts are shown under the retirement scenario because the benefit is nondiscriminatory.

(2)

The gross-up for the excise tax is with respect to the cash severance payment, the long-term cash awards that become vested upon change of control, the restricted stock and restricted stock units that become vested upon change of control, the continued health coverage and the outplacement services, all assuming a change of control occurred on December 31, 2012. The 20% excise tax is only triggered if the present value of the listed benefits is equal to or greater than three times the average of the prior five years W-2 pay, and the excise tax is then imposed on the total amount of the benefits listed that are in excess of the average of the prior five years W-2 pay. Accordingly, the amounts are shown only for the NEOs whose benefits trigger the 20% excise tax gross-up. To determine the appropriate gross-up for excise tax for Mr. Boothby, the following tax rates were used: 35% federal, 0% state, 20% excise and 1.45% Medicare. Payments to Messrs. Rathert, Packer and Dunn would not trigger a gross-up for excise tax. Mr. Massaro’s payments would trigger an excise tax of $349,278; however, Mr. Massaro does not have a separate severance agreement and our Fourth Amended & Restated Change of Control Severance Plan (Severance Plan) does not entitle employees to a “gross-up” for these taxes. Instead, our Severance Plan provides that if an excise tax is triggered, then the severance benefits shall either be (1) reduced so that benefits would not trigger an excise tax or (2) paid in full, whichever produces the better net after-tax position. In this case, the benefits would be paid in full to Mr. Massaro.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ms. Gardner and Messrs. Burguières, Kemp (Chair), Netherland and Newman, all of whom are independent non-management directors, currently serve on the Compensation & Management Development Committee. None of these individuals is or has been an officer or employee of the Company during the last fiscal year or as of the date of this Proxy Statement or is serving or has served as a member of the compensation committee of another entity that has an executive officer serving on the Compensation & Management Development Committee of the Company. No executive officer of the Company served as a director of another entity that had an executive officer serving on the Compensation & Management Development Committee of the Company, and no executive officer of the Company served as a member of the compensation committee of another entity that had an executive officer serving as a director of the Company.

EQUITY COMPENSATION PLAN INFORMATION

The table below provides information relating to our equity compensation plans as of December 31, 2012. All of our equity compensation plans have been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)(3) (#)
Equity compensation plans approved by security holders	3,513,237	$9.76	4,028,266
Equity compensation plans not approved by security holders	—	—	—

Total	3,513,237	$9.76	4,028,266

(1)	Of the 3,513,237 shares shown in the table above as securities to be issued upon exercise of outstanding options, warrants and rights, 900,690 were subject to outstanding stock option awards and 2,612,547 were subject to outstanding restricted stock unit awards as of December 31, 2012.

(2)	The $9.76 weighted-average exercise price shown in the table above includes awards of restricted stock units that do not have an exercise price. Without those awards, the weighted-average exercise price per share would be $38.06.

(3)	Of the 4,028,266 shares remaining available for issuance as of December 31, 2012 reflected in the table above: 703,033 of those shares are under our existing employee stock purchase plan (approximately 107,648 of which are estimated to be issued in the current purchase period); and the remaining 3,325,233 shares are under our 2011 Omnibus Stock Plan.

Under our 2011 Omnibus Stock Plan, the number of shares available for issuance is reduced by 1.87 times the number of shares subject to restricted stock and restricted stock unit awards, and is reduced by 1 times the number of shares subject to option awards. The 3,325,233 shares available for grant under our 2011 Omnibus Stock Plan assumes that all future awards under the plan will be stock options. Only 1,778,199 shares would be available for grant under our 2011 Omnibus Stock Plan if all future awards under the plan are restricted stock or restricted stock units. Thus far, all awards under the 2011 Omnibus Stock Plan have been restricted stock awards.

AUDIT COMMITTEE REPORT

The Audit Committee of the Newfield Board of Directors currently consists of the five directors whose names appear below. Each member of the Audit Committee is “independent” as defined in the NYSE’s listing standards. The primary purposes of the Audit Committee are to assist the Board in monitoring:

•	the integrity of Newfield’s financial statements and financial reporting processes and systems of internal control;

•	the qualifications and independence of Newfield’s independent auditors;

•	the performance of Newfield’s internal audit function and independent auditors; and

•	Newfield’s compliance with legal and regulatory requirements.

The Audit Committee is responsible for appointing, retaining and terminating Newfield’s independent auditors and also performs the specific functions set forth in its charter, which is available on our website. Go to http://www.newfield.com and then to the “Corporate Governance – Overview” tab.

The Audit Committee held eight meetings in person or by telephone conference during 2012. The meetings were designed to facilitate and encourage communication between the Audit Committee and Newfield’s internal auditors and independent auditors.

The Audit Committee has reviewed and discussed with Newfield’s management and PricewaterhouseCoopers LLP, Newfield’s independent auditors, the audited financial statements of Newfield included in its Annual Report on Form 10-K for the year ended December 31, 2012.

The Audit Committee has discussed with Newfield’s independent auditors all communications required by the auditing standards of the Public Company Accounting Oversight Board (PCAOB), including those required by the PCAOB’s Interim Standard AU section 380, “Communication with Audit Committees”. The Audit Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP such independent auditors’ independence. The Audit Committee also has considered whether the provision of non-audit services to Newfield by PricewaterhouseCoopers LLP is compatible with maintaining their independence.

Based on the review and discussions referred to above, the committee recommended to Newfield’s Board of Directors that the audited financial statements be included in Newfield’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.

This report is submitted on behalf of the Audit Committee.

Thomas G. Ricks, Chairman

J. Michael Lacey

Juanita F. Romans

C. E. (Chuck) Shultz

J. Terry Strange

The foregoing Audit Committee Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT AUDITOR

The Audit Committee of our Board has appointed the independent registered public accounting firm of PricewaterhouseCoopers LLP to audit our consolidated financial statements for the year ending December 31, 2013. We are not required under SEC regulations to submit this proposal, however, the Board believes it is appropriate and a good corporate governance practice to do so. If the appointment is not ratified, the Audit Committee will consider the appointment of a different independent registered public accounting firm. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.

Board Recommendation

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2013.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Aggregate fees for professional services rendered to us by PricewaterhouseCoopers LLP for the years ended December 31, 2011 and 2012 were:

Category of Service	2011	2012
Audit fees	$1,885,500	$2,061,621
Audit-related fees	—	—
Tax fees	208,000	203,370
All other fees	—	—

Total	$2,093,500	$2,264,991

The audit fees for 2011 and 2012 were for professional services rendered in connection with the audits of our consolidated financial statements and reviews of our quarterly consolidated financial statements within such years. These fees also include the statutory audit fees in Malaysia for 2011 and 2012, and issuance of comfort letters, consents and assistance with review of various documents filed with the SEC in 2011 and 2012.

Tax fees were for services related to tax compliance, including the preparation of local tax returns and international tax returns.

The Audit Committee reviews and pre-approves all audit and non-audit services, including tax services, performed by our independent auditors as well as the fees charged for these services. The Audit Committee may delegate pre-approval authority for these services to one or more members, whose decisions are then presented to the full Audit Committee at its next scheduled meeting. In its review of all non-audit service fees, the Audit Committee considers, among other things, the possible effect of these services on the independence of our independent auditors.

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Compensation Discussion and Analysis begins on page 34 of this Proxy Statement, which is followed by the executive compensation tables. As discussed there, the Board of Directors believes that the Company’s long-term success depends in large measure on the talents of our employees. The Company’s compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality employees. The Board believes that its current compensation program directly links executive compensation to performance, aligning the interests of our executive officers with those of our stockholders.

This proposal provides stockholders with the opportunity to cast an advisory vote to approve our executive compensation program.

The Board invites you to review carefully the “Executive Compensation” section, which includes the Compensation Discussion and Analysis, beginning on page 34 and cast a vote either to endorse or not endorse the Company’s executive compensation programs through the following resolution:

“RESOLVED, that the compensation paid to the Newfield’s named executive officers, as disclosed in the 2013 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The above “say-on-pay” vote is being provided pursuant to SEC regulations. While the vote does not bind the Board to any particular action, the Board values the input of the stockholders, and will take into account the outcome of this vote in considering future compensation arrangements. We include this stockholder advisory vote annually and the next such vote will occur at the 2014 Annual Meeting of Stockholders.

Board Recommendation

The Board of Directors recommends a vote “FOR” approval of the following resolution: “RESOLVED, that the compensation paid to the Newfield’s named executive officers, as disclosed in the 2013 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

PROPOSAL 4: APPROVAL OF FIRST AMENDED AND RESTATED

NEWFIELD EXPLORATION COMPANY 2011 OMNIBUS STOCK PLAN

(increasing authorized shares)

The Newfield Exploration Company 2011 Omnibus Stock Plan (Original 2011 Stock Plan), was approved by stockholders at our 2011 Annual Meeting held on May 5, 2011. Newfield now seeks stockholder approval for the First Amended and Restated Newfield Exploration Company 2011 Omnibus Stock Plan (Amended 2011 Stock Plan) that increases the number of shares of common stock authorized for issuance by 3,700,000 shares. Our Board approved this Amended 2011 Stock Plan on February 8, 2013, subject to stockholder approval at our Annual Meeting. Capitalized terms not otherwise defined in this proposal have the meanings ascribed to them in the Amended 2011 Stock Plan, which is attached hereto as Appendix A.

Background and Purpose

Our Board recommends approval of the Amended 2011 Stock Plan. The proposed increase in the number of shares authorized for issuance under the Amended 2011 Stock Plan would enable the continued use of the Amended 2011 Stock Plan for stock-based grants consistent with the objectives of our compensation program in order to:

•	promote the long-term success of the Company;

•	continue to attract and retain high quality talent;

•	motivate key employees by instilling a sense of business ownership in the Company;

•	provide incentive compensation opportunities that are competitive with those of our compensation peer group; and

•	further align the interest of our stockholders, executive officers and employees.

The use of stock-based grants under our Original 2011 Stock Plan continues to be an important part of our compensation program. As of March 8, 2013, the record date, there were 135,482,357 shares of our common stock issued and outstanding and 344,522 shares (out of 7,200,000) available for issuance under the Original 2011 Stock Plan. In addition, as of March 8, 2013, the Company had a total of 864,400 stock options outstanding with a weighted average exercise price of $38.90 and a weighted average remaining term of 3.65 years, and 4,226,880 shares of restricted stock outstanding.

Based upon our current stock price and our desire to continue to have our executives and employees aligned with stockholders interests, we do not believe that the remaining 344,522 shares provide sufficient available shares for the next year of grants under the Original 2011 Stock Plan. The Amended 2011 Stock Plan would increase the number of shares authorized for issuance under the Original 2011 Stock Plan by 3,700,000, resulting in a total of 10,900,000 shares authorized and 4,044,522 shares available for issuance under the Amended 2011 Stock Plan. This increase would give us the flexibility to continue to make stock-based grants over the next three years in amounts determined appropriate by our Compensation Committee.

The proposed Amended 2011 Stock Plan will not be implemented unless approved by our stockholders. If the proposed Amended 2011 Stock Plan is not approved by our stockholders, the Original 2011 Stock Plan will remain in effect in its present form.

The following is a summary of the principal features of our Amended 2011 Stock Plan, which is identical to the Original 2011 Stock Plan other than the number of authorized shares. The summary does not purport to be a complete description of all provisions of our Amended 2011 Stock Plan and is qualified in its entirety by the text of the Amended 2011 Stock Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Purpose

The purpose of the Amended 2011 Stock Plan is to promote the long-term growth and profitability of the Company by providing certain directors, officers, and employees of the Company and its affiliates with incentives to maximize stockholder value and to otherwise contribute to the success of the Company, thereby aligning the interests of such service providers with the interests of the Company’s stockholders. Grants of incentive stock options (Incentive Stock Options) intended to satisfy the requirements of section 422 of the Code, nonqualified stock options which are not intended to satisfy the requirements of section 422 of the Code (Nonqualified Stock Options), restricted stock awards (Restricted Stock Awards), restricted stock units (RSUs), performance stock awards and performance unit awards, or any combination of the foregoing (collectively referred to as Awards) may be made under the Amended 2011 Stock Plan.

Term

The Amended 2011 Stock Plan will become effective on the date the Amended 2011 Stock Plan is approved by the stockholders of the Company (Effective Date). The Amended 2011 Stock Plan shall continue indefinitely until it is terminated as provided in the Amended 2011 Stock Plan. No Incentive Stock Options may be granted under the Amended 2011 Stock Plan on or after the tenth anniversary of the effective date of the Original 2011 Stock Plan. The applicable provisions of the Amended 2011 Stock Plan will continue in effect with respect to an award granted under the Amended 2011 Stock Plan for as long as such award remains outstanding.

Administration

The Committee administers the Amended 2011 Stock Plan. The Committee is (i) in the case of an Award granted to a non-employee director, the Board and (ii) in the case of any other Award granted under the Amended 2011 Stock Plan, a committee of at least two persons, who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board, or, to the extent it chooses to operate as the Committee, the Compensation Committee of the Board. In addition, the Chief Executive Officer of the Company is authorized to grant Awards (other than certain performance awards) as inducements to hire prospective employees who will not be officers of the Company or any affiliate and subject to Section 16 of the Securities Exchange Act of 1934, as amended (Exchange Act), but such awards shall not exceed an amount of shares of common stock of the Company (Common Stock) to be determined by a resolution of the Committee. On an annual basis, the Committee also may delegate to the Chief Executive Officer of the Company the ability to grant Awards (other than certain performance awards that are intended to be exempt from the deduction limitation of section 162(m) of the Code) to eligible persons who are not officers or non-employee directors of the Company subject to Section 16 of the Exchange Act.

In administering the Amended 2011 Stock Plan, the Committee shall have the full power to:

•	determine the persons to whom and the time(s) at which Awards will be made;

•	determine the number and exercise price of shares of Common Stock covered in each Award, subject to the terms and provisions of the Amended 2011 Stock Plan;

•	determine the terms, provisions and conditions of each Award;

•	accelerate the time at which any outstanding Award will vest;

•	prescribe, amend and rescind rules and regulations relating to administration of the Amended 2011 Stock Plan; and

•	make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Amended 2011 Stock Plan.

All determinations and decisions made by the Committee pursuant to the provisions of the Amended 2011 Stock Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its stockholders, employees and other holders of Awards granted under the Amended 2011 Stock Plan and the estates and beneficiaries of such employees and other holders of Awards.

Unless otherwise limited by the Amended 2011 Stock Plan, Rule 16b-3 of the Exchange Act or the Code, the Committee has broad discretion to administer the Amended 2011 Stock Plan.

Shares Available for the Amended 2011 Stock Plan

There are 7,200,000 shares of Common Stock reserved for issuance under the Original 2011 Stock Plan. This proposal requests an additional 3,700,000 shares. Shares of Common Stock that are issued under a full value award (i.e., Awards of stock under the Amended 2011 Stock Plan which are not Incentive Stock Options or Nonqualified Stock Options (collectively, “Options”)) shall be counted against the Amended 2011 Stock Plan Share Limit as 1.87 shares of Common Stock for every one share so issued. Shares of Common Stock that are issued under Options shall be counted against the Amended 2011 Stock Plan Share Limit as one share for every one share so issued.

If an Option granted under the Amended 2011 Stock Plan is forfeited, expires or otherwise terminates without being exercised, or is settled in cash in lieu of shares of Common Stock, then shares of Common Stock not acquired or issued pursuant to such Award again become available for issuance under the Amended 2011 Stock Plan. To the extent that a full value award is forfeited, lapses, expires, or is settled in cash in lieu of shares of Common Stock, 1.87 multiplied by the number of shares that were subject to such portion of the full value award shall again become available for issuance under the Amended 2011 Stock Plan.

If shares of Common Stock are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Common Stock will count against the aggregate number of shares of Common Stock with respect to which Awards may be granted under the Amended 2011 Stock Plan. If shares of the Common Stock are tendered in payment of the exercise price of an Option, such shares will not increase the Plan Share Limit.

The aggregate number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan is 2,500,000.

The maximum number of shares of Common Stock with respect to which Options may be granted to an employee of the Company during a fiscal year of the Company is 500,000. The maximum number of shares of Common Stock with respect to each of performance stock awards and performance unit awards paid in shares of Common Stock which may be granted to an employee of the Company during a fiscal year of the Company is 250,000. The maximum grant date value of cash with respect to which performance unit awards payable in cash may be granted to an employee during a fiscal year of the Company, determined as of the dates of grants of the performance unit award, is the then equivalent of 250,000 shares of Common Stock.

The Committee shall not award to employees of the Company more than 5% of the number of shares of Common Stock subject to the Amended 2011 Stock Plan pursuant to Awards with a vesting schedule that provides for full vesting in less than (a) three years in the case of Awards that are not intended to constitute “performance-based” compensation for purposes of section 162(m) of the Code or (ii) one year after the date of grant in the case of Awards that are intended to constitute “performance-based” compensation under section 162(m) of the Code; provided, however, that Awards may vest earlier, as the Committee deems appropriate, upon death, disability, retirement or an event that constitutes a Change of Control.

Any shares of our Common Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares.

Participation

Participation is limited to employees of the Company and its affiliates and non-employee directors selected by the Committee (Eligible Person). An Eligible Person under the Amended 2011 Stock Plan is eligible to receive an Award pursuant to the terms of the Amended 2011 Stock Plan and subject to any limitations imposed by appropriate action of the Committee.

Fair Market Value

Under the Amended 2011 Stock Plan, the fair market value of the Common Stock as of any particular date means, if the Common Stock is traded on a stock exchange, the mean of the high and low sales price of the Common Stock as reported on the principal securities exchange on which the Stock is traded. If, in the discretion of the Committee, another means of determining the fair market value of a share of Common Stock shall be necessary or advisable, the Committee may provide for another method or means for determining such fair market value, which method or means shall comply with the requirements of a reasonable valuation method as described under section 409A of the Code.

Awards

Stock Options. The Committee may grant Options to purchase shares of Common Stock to qualifying Eligible Persons in such number and upon such terms as the Committee may determine, subject to the terms and provisions of the Amended 2011 Stock Plan, including (i) Incentive Stock Options (only to key employees of the Company or its subsidiaries) and (ii) Nonqualified Stock Options. Options may be exercised as the Committee determines, but not later than ten years from the date of grant or, in the case of an Incentive Stock Option granted to an employee who at the time of the grant owns more than 10 percent (10%) of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, if required by the Code, not later than five years from the date it is granted. The exercise price of each Option granted under the Amended 2011 Stock Plan will be stated in the Option agreement and may vary; however, the exercise price of an Option may not be less than 100 percent (100%) of the fair market value of a share of Common Stock on the date of grant, and in the case of the grant of an Incentive Stock Option to an employee who, at the time of the grant, owns more than 10 percent (10%) of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the exercise price may not be less than 110 percent (110%) of the fair market value of a share of Common Stock as of the date of grant of the option.

To the extent that the aggregate fair market value of Common Stock with respect to which Incentive Stock Options first become exercisable by a holder of such Award in any calendar year exceeds $100,000, taking into account both shares of the Common Stock subject to Incentive Stock Options under the Amended 2011 Stock Plan and the Common Stock subject to Incentive Stock Options under all other plans of the Company, such options shall be treated as Nonqualified Stock Options. In reducing the number of Options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may designate which shares of the Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

Options may be exercised, in whole or in part, upon payment of the exercise price of the shares to be acquired. Unless otherwise determined by the Committee, payment for the exercise price of an Option must be made in cash, a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or any other form of payment acceptable to the Committee.

The Committee shall specify in the option agreement the time and manner in which each Option may be exercised.

An optionee shall not have any rights as a stockholder with respect to the Common Stock covered by an Option until the date a stock certificate for such Common Stock is issued by the Company.

Restricted Stock. Under the Amended 2011 Stock Plan, the Committee may award restricted stock to Eligible Persons in such numbers and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any award of restricted stock will be determined by the Committee.

A Restricted Stock Award is a grant of shares of Common Stock subject to risk of forfeiture, restrictions on transferability and any other restrictions imposed by the Committee at its discretion. Each Restricted Stock Award grant will specify the applicable restrictions and the duration of such restrictions, and when such restrictions will lapse. Unless otherwise determined by the Committee, certificates representing shares granted pursuant to Restricted Stock Awards will be held in custody by the Company during the applicable restriction period and will bear an appropriate legend specifying the restrictions. Except as otherwise provided by the Committee during such period of restriction, the holder of a Restricted Stock Award will have all of the rights of a stockholder, including but not limited to the rights to receive dividends and to vote.

Dividends paid with respect to restricted stock in cash or property other than shares of Common Stock or rights to acquire shares of Common Stock shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in shares of Common Stock or rights to acquire shares of Common Stock shall be added to and become a part of the Restricted Stock Award.

Restricted Stock Unit Awards. The Amended 2011 Stock Plan authorizes the Committee to grant RSUs to Eligible Persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any RSU award shall be determined by the Committee. The Committee shall maintain a bookkeeping ledger account that reflects the number of RSUs credited under the Amended 2011 Stock Plan for the benefit of each holder of a RSU award.

A RSU is similar in nature to a Restricted Stock Award in that the value of the award is determined based upon a share of the Common Stock. However, no shares of the Common Stock are actually transferred to the holder of such award at the time of grant. If the award is settled in shares of the Common Stock, then such shares will not be issued until a later date specified in the applicable award agreement. Each RSU shall have a value equal to the fair market value of a share of Common Stock.

Payment under a RSU award shall be made in either cash or shares of Common Stock as specified in the applicable award agreement. Payment under a RSU award shall be made at such time as is specified in the applicable award agreement. The award agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half months after the end of the fiscal year in which the RSU award is no longer subject to a substantial risk of forfeiture (as defined in section 409A of the Code and Department of Treasury regulations issued thereunder) or (b) at a time that is permissible under section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

A recipient of a RSU shall have no rights of a stockholder with respect to such RSU, including no voting rights. An award agreement for a RSU award shall not specify that the holder shall be entitled to the payment of dividend equivalents under the award.

Performance Awards. Under the Amended 2011 Stock Plan, the Committee may grant performance stock and performance unit awards to Eligible Persons in such amounts and upon such terms as the Committee shall determine.

The amount of, the vesting and the transferability restrictions applicable to any performance stock or performance unit award shall be based upon the attainment of such performance goals set forth in the Amended 2011 Stock Plan as the Committee may determine. With respect to an employee of the Company or an affiliate who is a “covered employee” (under section 162(m) of the Code and the regulations and other guidance promulgated by the Internal Revenue Service (Covered Employee)), a performance goal for a particular performance stock or performance unit award must be established by the Compensation & Management Development Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the performance goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain. A performance goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met and may be based on one or more of the following business criteria that apply to the employee, one or more business units of the Company or the Company as a whole: earnings per share, earnings per share growth, total stockholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income (before or after taxes), stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, return on investment, return on sales, operating or profit margins, stockholder value, net cash flow, operating income, earnings before or after interest, taxes, depreciation, depletion and amortization, cash flow, cash flow from operations, cost reductions or cost savings, cost ratios (per employee or per customer), expense control, sales, proceeds from dispositions, project completion time, budget goals, net cash flow before financing activities, customer growth, total capitalization, debt to total capitalization ratio, credit quality or debt ratings, dividend payout, dividend growth, reserve additions or revisions, economic value added from reserves, reserve replacement ratios, reserve replacement costs, finding and development costs, exploration successes, operational downtime, rig utilization, amount of oil and gas reserves, production volumes or safety results. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Prior to the payment of any compensation based on the achievement of performance goals, the Compensation & Management Development Committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied.

Subject to the terms and conditions of the Amended 2011 Stock Plan, each holder of a performance stock award shall have all the rights of a stockholder with respect to the shares of Common Stock issued to such holder pursuant to the award during any period in which such issued shares of Common Stock are subject to forfeiture and restrictions on transfer, including the right to vote such shares of stock. An award agreement for a performance unit award shall not specify that the holder of such award shall be entitled to the payment of dividend equivalents under the award.

Payment under a performance unit award shall be made in cash and/or shares of Common Stock, and shall be paid at such time, as is specified in the applicable award agreement. The award agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half months after the end of the fiscal year in which the performance unit award is no longer subject to a substantial risk of forfeiture (as defined in section 409A of the Code and Department of Treasury rules and regulations issued thereunder) or (b) at a time that is permissible under section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

It is intended that the Amended 2011 Stock Plan will conform with the standards of section 162(m) of the Code and Department of Treasury Regulation section 1.162-27(e)(2)(i). Neither the Compensation & Management Development Committee nor the Board may increase the amount of compensation payable under a performance stock award or performance unit award. If the time at which any performance stock award or performance unit award will vest is accelerated, the number of shares of Common Stock subject to, or the amount payable under, such award shall be reduced pursuant to Department of Treasury Regulation section 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

No payments of Common Stock or cash will be made to a Covered Employee pursuant to a performance stock award or performance unit award unless the stockholder approval requirements of Department of Treasury Regulation section 1.162-27(e)(4) are satisfied.

Substitution Awards

Awards may be granted under the Amended 2011 Stock Plan in substitution for stock options and other Awards held by employees and directors of other corporations who are about to become employees or affiliates of the Company or any of its subsidiaries as a result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of substantially all of the assets of another corporation or the acquisition by the Company of at least 50 percent (50%) of the issued and outstanding stock of another corporation as the result of which it becomes an affiliate of the Company. The terms and conditions of the substitute awards granted may vary from the terms and conditions set out in the Amended 2011 Stock Plan to the extent the Board, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the options and other awards in substitution for which they are granted.

Forfeiture

If the Committee finds by a majority vote that a holder of an Award granted under the Amended 2011 Stock Plan, before or after termination of his employment with the Company or any of its subsidiaries or severance of his affiliation with the Company and all its affiliates (a) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by or affiliation with the Company or an affiliate which conduct damaged the Company or an affiliate; (b) disclosed trade secrets of the Company or an affiliate; or (c) violated the terms of any non-competition, non-disclosure or similar agreement with respect to the Company or any affiliate to which the holder of such award is a party, then, as of the date the Committee makes its finding, some or all Awards awarded to such holder (including vested Awards that have been exercised, vested Awards that have not been exercised and Awards that have not yet vested), as determined by the Committee in its sole discretion, and all net proceeds realized with respect to any such Awards, will be forfeited to the Company on such terms as determined by the Committee. The findings and decision of the Committee with respect to the matter shall be final for all purposes.

The Committee may specify in an award agreement that the rights, payments, and benefits of a holder of an Award granted under the Amended 2011 Stock Plan with respect to such Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of such holder's provision of services to the Company or its subsidiaries, violation of material policies of the Company or its subsidiaries, breach of non-competition, confidentiality, or other restrictive covenants that may apply to such holder, or other conduct by such holder that is detrimental to the business or reputation of the Company or its subsidiaries.

Recoupment in Restatement Situations

Without limiting any other provision of the Amended 2011 Stock Plan, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, a current or former recipient of Awards under the Amended 2011 Stock Plan who was a current or former executive officer of the Company shall forfeit and must repay to the Company any compensation awarded under the Amended 2011 Stock Plan to the extent specified in any of the Company’s recoupment policies established or amended (now or in the future) in compliance with the rules and standards of the Securities and Exchange Commission Committee under or in connection with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Requirements of Law

The Company shall not be required to sell or issue any shares of Common Stock under any Award if issuing those shares of Common Stock would constitute or result in a violation by the holder of an Award or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any option or pursuant to any other Award, the Company shall not be required to issue any shares of Common Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of the Award will not transfer the shares of Common Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The Company may, but shall in no event be obligated to, register any shares of Common Stock covered by the Amended 2011 Stock Plan pursuant to applicable securities laws of any country or any political subdivision. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an option or any other Award, or the issuance of shares of Common Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

Change in Capital Structure

The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Common Stock or stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise. The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of the Common Stock then subject to outstanding options or other Awards.

If the Company shall effect a capital readjustment or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefore in money, services or property, then

(1) the number, class or series and per share price of Common Stock subject to outstanding Awards under the Amended 2011 Stock Plan shall be appropriately adjusted (subject to the restriction discussed below under the heading “Award Agreements” regarding repricing) as to entitle a holder of an Award under the Amended 2011 Stock Plan to receive upon exercise, for the same aggregate cash consideration, the equivalent total number and class or series of the Common Stock the holder would have received had the holder of such Award exercised such award in full immediately prior to the event requiring the adjustment; and (2) the number and class or series of the Common Stock then reserved to be issued under the Amended 2011 Stock Plan shall be adjusted.

If while unexercised Awards remain outstanding under the Amended 2011 Stock Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization); (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company); (3) the Company is to be dissolved; or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a Corporate Change), then, except as otherwise provided in an award agreement or other agreement between the holder of the Award and the Company (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee's effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion, shall act to effect one or more of the following alternatives, which may vary among individual holders of Awards granted under the Amended 2011 Stock Plan and which may vary among Awards held by any individual holder of an Award granted under the Amended 2011 Stock Plan:

1.	accelerate the time at which some or all of the Awards then outstanding may be exercised, after which all such Awards that remain unexercised and all rights of holders of Awards thereunder shall terminate;

2.	require the mandatory surrender to the Company by all or selected holders of Awards granted under the Amended 2011 Stock Plan of some or all of the then outstanding Awards held by such holders as of a date, before or after such Corporate Change, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

3.	with respect to all or selected holders of Awards granted under the Amended 2011 Stock Plan, have some or all of their then outstanding Awards assumed or have a new Award of a similar nature substituted for some or all of their then outstanding Awards under the Amended 2011 Stock Plan by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such holder or which is affiliated or associated with such holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Common Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Common Stock is equal to the excess of the aggregate fair market value of all Common Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Common Stock, and (B) the assumed rights or the substituted rights will have the same terms and conditions as the rights under the existing Award assumed or substituted for;

4.

provide that the number and class or series of Common Stock covered by an Award shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Common Stock or other securities or property (including, without limitation, cash) to which the holder of such

Award would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the holder of such Award had been the holder of record of the number of shares of Common Stock then covered by such Award; or

5.	make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change.

If the Committee chooses to effect one or more of the alternatives set out in paragraphs (3), (4) or (5) above, it may, in its sole and absolute discretion and without the consent or approval of any holder of an Award granted under the Amended 2011 Stock Plan, accelerate the time at which some or all Awards then outstanding may be exercised. With respect to a reincorporation merger in which holders of the Company's ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of the alternatives set forth above shall apply and, without committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the award was exercisable for ordinary shares of stock of the Company.

In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for above, any outstanding Award and any award agreements evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of the Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock, the aggregate number of shares of the Common Stock available under the Amended 2011 Stock Plan may be appropriately adjusted by the Committee.

After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an Award granted under the Amended 2011 Stock Plan shall be entitled to have his restricted stock appropriately adjusted based on the manner in which the shares of Common Stock were adjusted under the terms of the agreement of merger or consolidation.

Award Agreements

Each Award shall be embodied in a written award agreement that shall be subject to the terms and conditions of the Amended 2011 Stock Plan. The award agreement may specify the effect of a change in control of the Company on the award. The award agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Amended 2011 Stock Plan. The terms of any outstanding Award granted under the Amended 2011 Stock Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Amended 2011 Stock Plan. However, no such amendment shall adversely affect in a material manner any right of a holder of an Award granted under the Amended 2011 Stock Plan without his or her written consent. Except as described above in the second paragraph under “Change in Capital Structure”, the Committee may not directly or indirectly lower the exercise price of a previously granted Option.

Restrictions on Stock Received

The Committee may impose such conditions and/or restrictions on any shares of Common Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the holder of an Award granted under the Amended 2011 Stock Plan hold the shares of Common Stock for a specified period of time.

Change of Control; Termination

Under the Amended 2011 Stock Plan, in the event of an occurrence of a Change of Control of the Company (except to the extent expressly provided otherwise in the applicable award agreement) all then outstanding

Options, Restricted Stock Awards and performance stock awards granted under the Amended 2011 Stock Plan shall become fully vested, and exercisable and all substantial risk of forfeiture restrictions applicable thereto shall lapse. The effect, if any, of a Change of Control of the Company upon any other Award granted under the Amended 2011 Stock Plan shall be determined in accordance with the terms of the applicable Award Agreement issued by the Committee that are applicable to the Award.

For purposes of the Amended 2011 Stock Plan, a “Change of Control” means the occurrence of one of the following events:

1.	the Company is not the surviving person in any merger, consolidation or other reorganization (or survives only as a subsidiary of another person);

2.	the consummation of a merger or consolidation of the Company with another person and as a result of such merger or consolidation less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation will be issued in respect of the capital stock of the Company;

3.	the Company sells, leases or exchanges all or substantially all of its assets to any other person;

4.	the Company is to be dissolved and liquidated;

5.	any person, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including the power to vote) of more than fifty percent (50%) of the outstanding shares of the Company’s voting stock (based upon voting power); or

6.	individuals who are Incumbent Directors cease for any reason to constitute a majority of the Board.

For purposes of the definition of a “Change of Control”, the term “Incumbent Directors” means (A) a member of the Board on the effective date of the Amended 2011 Stock Plan; or (B) an individual: (i) who becomes a member of the Board after the effective date of the Amended 2011 Stock Plan, (ii) whose appointment or election by the Board or nomination for election by the Company’s stockholders is approved or recommended by a vote of at least two thirds of the then surviving Incumbent Directors, and (iii) whose initial assumption of service on the Board is not in connection with an actual or threatened election contest.

Notwithstanding the foregoing, (A) a “Change of Control” shall not include clause (1) above or any merger, consolidation, reorganization, sale, lease, exchange, or similar transaction involving solely the Company and one or more persons that were wholly owned, directly or indirectly, by the Company immediately prior to such event; and (B) with respect to RSU Awards, performance stock unit awards and any Award that is intended to comply with (rather than be exempt from) the requirements of section 409A, an event listed above shall not constitute a “Change of Control” unless the event is a “change in control event” within the meaning of Department of Treasury Regulation section 1.409A-3(i)(5).

Tax Withholding

The Company or any subsidiary shall be entitled to deduct from other compensation payable to each award holder any sums required by federal, state, local or foreign tax law to be withheld with respect to the vesting or exercise of an award or lapse of restrictions on an award. In the alternative, the Company may require the award holder (or other person validly exercising the award) to pay such sums for taxes directly to the Company or any subsidiary in cash or by check. In the discretion of the Committee, the Company may reduce the number of shares of Common Stock issued to the award holder upon such holder’s exercise of an award or the vesting of an award to satisfy the tax withholding obligations of the Company or a subsidiary.

Non-Transferability

Except as specified in the applicable award agreement or in a domestic relations court order, an Award granted under the Amended 2011 Stock Plan shall not be transferable by the holder thereof (whether for consideration or otherwise) other than by will or under the laws of descent and distribution, and shall be exercisable, during such holder's lifetime, only by him or her. Any attempted assignment of an Award in violation of the Amended 2011 Stock Plan shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Amended 2011 Stock Plan and the applicable award agreement may terminate the Award. No Incentive Stock Option granted under the Amended 2011 Stock Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Incentive Stock Options granted to an employee under the Amended 2011 Stock Plan shall be exercisable during such employee’s lifetime only by the employee and, after that time, by the employee’s heirs and estate.

Termination and Modification of the Amended 2011 Stock Plan

The Board, without approval of the stockholders, may modify or terminate the Amended 2011 Stock Plan at any time. The Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate any award agreement in whole or in part. However, no termination, amendment, suspension, or modification of the Amended 2011 Stock Plan or an award agreement shall adversely affect in any material way any Award previously granted under the Amended 2011 Stock Plan, without the written consent of the holder holding such Award. The Committee shall not directly or indirectly lower the option price of a previously granted Option without prior approval of the Company’s stockholders and no amendment of the Amended 2011 Stock Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules. Accordingly, except in connection with a corporate transaction involving the Company, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or to cancel Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.

Compliance with Section 409A

Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of section 409A of the Code and Department of Treasury Regulations issued thereunder. The Amended 2011 Stock Plan and each award agreement under the Amended 2011 Stock Plan that is intended to comply with the requirements of section 409A shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, award agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Amended 2011 Stock Plan would, if undertaken, cause a holder of an Award granted under the Amended 2011 Stock Plan to become subject to additional taxes under section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, award agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Amended 2011 Stock Plan and/or the award agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of section 409A of the Code to the extent deemed appropriate by the Committee, in each case without the consent of or notice to the holder of an Award. The exercisability of an Option shall not be extended to the extent that such extension would subject the holder of an Award to additional taxes under section 409A of the Code.

U.S. Federal Income Tax Consequences of Awards Granted Under the Amended 2011 Stock Plan

The following is a general description of certain U.S. federal income tax consequences generally applicable to participants who are either U.S. citizens or residents and to the Company of certain transactions with respect to Awards granted under the Amended 2011 Stock Plan.

Incentive Stock Options

When the Committee grants an employee an Incentive Stock Option to purchase shares of Common Stock under the Amended 2011 Stock Plan, the employee will not be required to recognize any U.S. federal taxable income as a result of the grant or as a result of the employee's exercise of the Incentive Stock Option; however, the difference between the exercise price and the fair market value of the shares of Common Stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. On the sale of the shares acquired through exercise of an Incentive Stock Option (assuming such sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain (or loss) will be taxed as long term capital gain (or loss) and the Company will not be entitled to any deduction in connection with the sale (or the grant or exercise) of the Incentive Stock Option. With respect to a sale of shares that occurs after the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares.

However, if the employee sells the shares acquired upon exercise of an Incentive Stock Option before the later of (i) two years from the date of grant and (ii) one year from the date of exercise, the employee will be treated as having received, at the time of sale, compensation taxable as ordinary income, and the Company will be entitled to a corresponding deduction. The amount treated as compensation income is the excess of the fair market value of the shares at the time of exercise over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long or short term capital gain, depending on how long such shares were held. With respect to a sale of shares that occurs before the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares and the compensation income reported at the time of sale of the shares.

Nonqualified Stock Options

When the Committee grants a Nonqualified Stock Option to purchase shares of Common Stock under the Amended 2011 Stock Plan, the recipient will not be required to recognize any U.S. federal taxable income as a result of the grant. However, the recipient will be required to recognize ordinary income on the date the recipient exercises the Nonqualified Stock Option. Generally, the measure of the income will be equal to the difference between the fair market value of the shares of Common Stock acquired on the date the shares are acquired and the option price. The tax basis of the shares acquired on exercise of the Nonqualified Stock Option for the purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the Nonqualified Stock Option. The income reportable on exercise of the Nonqualified Stock Option by an employee is subject to federal tax withholding. Generally, the Company will be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a Nonqualified Stock Option. Generally, the Company will be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a Nonqualified Stock Option.

Restricted Stock Awards

The grant of a Restricted Stock Award under the Amended 2011 Stock Plan generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for the Company, at the time of grant unless the recipient timely makes an election under section 83(b) of the Code. Upon the expiration of the forfeiture restrictions applicable to the Restricted Stock Award (i.e., as the shares become vested), the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of those shares at that time over the amount (if any) the recipient paid for the shares. The income realized by an employee is subject to federal tax withholding. The Company will be entitled to a deduction in the amount and at the time the recipient recognizes income. If an election under section 83(b) of the Code has not been made, any dividends received with respect to any Restricted Stock Award that are not vested (i.e., the forfeiture restrictions have not yet lapsed) generally will be treated as compensation that is taxable as ordinary income to the recipient and the Company will be entitled to a corresponding deduction. With respect to any Restricted Stock Award that is vested (i.e., the forfeiture restrictions have lapsed), the recipient will be taxed on any dividends on such shares as the dividends are paid to the recipient and the Company will not be entitled to deductions with respect to the dividends.

If the recipient of the Restricted Stock Award makes an election under section 83(b) of the Code within 30 days of the date of transfer of the restricted shares awarded under the Restricted Stock Award, the recipient will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the recipient will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the individual paid, if any, for the shares of Common Stock.

Restricted Stock Unit Awards

The grant of a RSU award under the Amended 2011 Stock Plan generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for the Company at the time of grant. At the time a RSU award vests the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction. Generally, the measure of the income and deduction will be the excess of the fair market value of the Common Stock at the time the RSU is settled over the fair market value of the Common Stock at the time the RSU was granted.

Performance Stock and Performance Unit Awards

Performance stock awards granted under the Amended 2011 Stock Plan generally have the same tax consequences as Restricted Stock Awards as discussed above (except that the compensation deduction limitation described below generally will not apply). A recipient of a performance unit award under the Amended 2011 Stock Plan generally will not realize U.S. federal taxable income at the time of grant of the award, and the Company will not be entitled to a deduction at that time with respect to the award. When the performance goals applicable to the performance unit award are attained and amounts are due under the award, the holder of the award will be treated as receiving compensation taxable as ordinary income, and the Company will be entitled to a corresponding deduction.

Compensation Deduction Limitation

Under section 162(m) of the Code, the Company's federal income tax deductions for certain compensation paid to designated executives is limited to $1 million per year. These executives include the Company’s Chief Executive Officer and the next three highest compensated officers other than the Chief Financial Officer. Section 162(m) of the Code provides an exception to this limitation for certain “performance based” compensation approved by a committee consisting solely of at least two “outside directors”. The Company believes that Nonqualified Stock Options to purchase shares of Common Stock, and performance based awards granted under the Amended 2011 Stock Plan generally should qualify as performance based compensation for purposes of section 162(m) of the Code.

Benefits Under the Amended 2011 Stock Plan

The Awards, if any, that may be granted in the future to participants under the Amended 2011 Stock Plan are subject to the discretion of the Committee and, therefore, are not determinable at this time.

Board Recommendation

The Board of Directors recommends a vote “FOR” approval of the Amended and Restated Newfield Exploration Company 2011 Omnibus Stock Plan that increases the authorized shares by 3,700,000 shares.

PROPOSAL 5: STOCKHOLDER PROPOSAL RECOMMENDING ADOPTION OF A POLICY

REQUIRING AN INDEPENDENT DIRECTOR WITH ENVIRONMENTAL EXPERTISE

The Comptroller of the State of New York, as sole Trustee of the New York State Common Retirement Fund, located at 633 Third Avenue, 31st Floor, New York, NY 10017, telephone (212) 681-4489, is the beneficial owner of at least $2,000 worth of shares of the Company’s common stock, and has notified the Company that it intends to present the following resolution at the meeting for action by the stockholders.

THEREFORE, BE IT RESOLVED: Shareholders request that, as elected board directors’ term of office expire, at least one candidate be recommended who:

Has a high level of expertise and experience in environmental matters relevant to oil and gas exploration and production and is widely recognized in the business and environmental communities as an authority in such field, as reasonably determined by the company’s board, and

Will qualify, subject to exceptions in extraordinary circumstances explicitly specified by the board, as an independent director under the standards applicable to the company as an NYSE listed company,

In order that the board includes at least one director satisfying the foregoing criteria, which director shall have designated responsibility on the board for environmental matters.

Supporting Statement

Environmental expertise is critical to the success of companies in the energy industry because of the significant environmental issues associated with their operations. Shareholders, lenders, host country governments and regulators, and affected communities are focused on these impacts. A company’s inability to demonstrate that its environmental policies and practices are in line with internationally accepted standards can lead to difficulties in raising new capital and obtaining the necessary licenses from regulators.

Newfield Exploration is currently engaged in exploratory oil and gas operations in the US and overseas, (including offshore oil drilling and fracking for natural gas), that have the potential of causing adverse environmental impacts which can damage shareholder value. We believe that Newfield Exploration would benefit by addressing the environmental impact of its business at the most strategic level by appointing an environmental specialist to the board. An authoritative figure with acknowledged environmental expertise and standing could perform a valuable role for the company by enabling Newfield to more effectively address the environmental issues inherent in its business. It would also help ensure that the highest levels of attention focus on the development of environmental standards for new projects. Such a board role would strengthen the company’s ability to demonstrate the seriousness with which it addresses environmental issues.

Our Board of Directors’ Statement Regarding Proposal

The Board recommends a vote “AGAINST” the above stockholder proposal for the following reasons:

Our Board of Directors believes the current process for the nomination, selection and election of directors is effective. As a corporate governance matter, our Board does not believe that it is in our stockholders’ best interests to require a particular type of specialist on our Board, whether it be environmental expertise, geopolitical expertise or the like. As provided in more detail in our Corporate Governance Guidelines, our Governance Committee considers a variety of factors in evaluating director nominees. Our Board believes that the sole standard suggested by the proponents is so narrow that it could limit the Board’s ability to identify and recruit the most qualified candidates that are needed at any particular time.

Our existing commitment to environmental matters, protection and sustainability is evidenced by our established policies, practices and procedures. Our Board appreciates the importance of environmental sustainability and recognizes the Company’s responsibility to minimize the environmental impact of our operations. Relevant issues are reviewed and discussed at the highest levels of our organization and the Board and Audit Committee reviews environmental matters, statistics, policies, practices and any issues with our management and HS&E team at all quarterly Board meetings. We consistently meet internationally acceptable standards for environmental management and are in compliance with all laws where we conduct drilling activities. In addition, we are no longer active offshore in the Gulf of Mexico and have recently announced our decision to explore strategic alternatives for our offshore international assets, thereby minimizing and eventually eliminating our potential for environmental concerns or impact offshore.

Several members of our Board, who are standing for re-election at this Annual Meeting, may not have an environmental degree but have extensive environmental experience and expertise:

•

John R. Kemp has over 40 years’ experience in the oil and gas industry and holds a degree in petroleum and natural gas engineering. Based on his 13 years leading international exploration and production activities for Conoco, Inc. and his three years as Chairman of Kosmos Energy, Ltd., Mr. Kemp possesses a deep understanding of the environmental challenges facing our industry, both here and overseas. His biographical information can be found on page 12.

•

Joseph H. Netherland had a long-standing career in the oilfield service sector industry of an international company until his retirement in 2008 and holds a degree in industrial engineering. His biographical information, which can be found on page 13, highlights a 35 year career with FMC Technologies, Inc. where he gained extensive experience in environmental compliance management. Under Mr. Netherland’s tenure as President and Chief Executive Officer, FMC was twice named as the No. 1 Most Admired Oil and Gas Equipment Services Company by FORTUNE Magazine.

•

Charles E. (Chuck) Shultz serves as Chairman and Chief Executive Officer of Dauntless Energy Inc., a private Canadian oil and gas company. He holds a degree in geological engineering and his biographical information can be found on page 17. He was a co-founder of Matrix Solutions, a large Canadian environmental services company that does extensive environmental permitting studies and reclamation remediation for the oil and gas sector in western Canada, and he has served on the board for over 15 years. With more than 50 years of experience in the oil and gas industry, Mr. Shultz performs a valuable role in the Board’s oversight of environmental issues associated with our operations.

•

Mr. Stoneburner just recently joined the Board and has over 35 years’ experience in the oil and gas industry. He holds a degree in geology and has a far-reaching understanding of unconventional shale plays and extensive experience in associated health, safety and environmental matters. He also played a key role in implementing a comprehensive health, safety, environmental and community management system for unconventional shale plays while at BHP Billiton Petroleum. His biographical information can be found on page 18.

Messrs. Kemp, Netherland, Shultz and Stoneburner all meet the independence standards set forth in Newfield’s Corporate Governance Guidelines as well as the NYSE Company Manual.

The Company’s existing governance framework and director nominees demonstrate our strong commitment to environmental sustainability and concerns. As reflected above, we believe Messrs. Kemp, Netherland, Shultz and Stoneburner, combined with our outstanding HS&E management, bring a plethora of environmental expertise to our Board, more than satisfying the intent of the proposal. For these reasons, we believe any additional action is unnecessary and the proposed resolution would not serve the best interests of the Company or its stockholders.

Board Recommendation

The Board of Directors recommends that you vote “AGAINST” this stockholder proposal.

OTHER BUSINESS

Our Board does not know of any other matters that are to be presented for action at the meeting. If any other matters are brought before the meeting, the proxy holders will vote as recommended by our Board. If no recommendation is given, the proxy holders will vote in their discretion.

PROXY SOLICITATION

The expense of soliciting proxies will be paid by Newfield. Newfield has retained Georgeson Inc. to assist with the solicitation of proxies at an estimated fee of $7,500 plus expenses. Some of the executive officers and other employees of Newfield also may solicit proxies personally, by telephone, mail, facsimile, or other means of communication, if deemed appropriate. Newfield will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of Newfield’s common stock.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING AND DIRECTOR NOMINATIONS

Under SEC regulations, if a stockholder wants us to include a proposal in our Proxy Statement and form of proxy for our 2014 Annual Meeting of Stockholders, our Corporate Secretary must receive the proposal at our principal executive offices at 4 Waterway Square Place, Suite 100, The Woodlands, Texas 77380 by November 15, 2013.

Under our Bylaws, and as SEC regulations permit, stockholders must follow certain procedures to nominate a person for election as a director or to introduce an item of business at a meeting of our stockholders. Under these procedures, stockholders must submit the proposed nominee or item of business by delivering notice to our Secretary at our principal executive offices at the address set forth above. We must receive notice as follows:

•

Normally, for an Annual Meeting we must receive the notice not less than 75 days or more than 120 days before the first anniversary of the prior year’s meeting. For our 2014 Annual Meeting, we must receive notice no earlier than January 2, 2014 and no later than February 16, 2014.

•

However, if we hold the Annual Meeting on a date that is more than 15 days before or 30 days after such anniversary date, we must receive the notice by the later of (1) 75 days before the Annual Meeting and (2) 10 days after the day on which public announcement of the date of the meeting is first made.

•

If we hold a special meeting, we must receive the notice by the later of (1) 75 days before the special meeting and (2) 10 days after the day on which public announcement of the date of the meeting is first made.

The notice is required to contain certain information set forth in our Bylaws about both the nominee or proposed business, as applicable, and the stockholder making the nomination or proposal. A nomination or proposal that does not comply with these requirements will be disregarded.

ADDITIONAL INFORMATION AVAILABLE

A copy of our Annual Report for the year ended December 31, 2012 (which includes our Annual Report on Form 10-K for the year ended December 31, 2012) accompanies this Proxy Statement. None of the information contained in our Annual Report is proxy solicitation material.

Copies of our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC, are available on our website, or you may request a copy of the Annual Report on Form 10-K (without exhibits), without charge, by writing to our Investor Relations Department at 4 Waterway Square Place, Suite 100, The Woodlands, Texas 77380.

APPENDIX A

NEWFIELD EXPLORATION COMPANY

2011 OMNIBUS STOCK PLAN

Effective May 5, 2011

As Amended and Restated May 2, 2013

NEWFIELD EXPLORATION COMPANY

2011 OMNIBUS STOCK PLAN

ARTICLE I

ESTABLISHMENT, PURPOSE AND DURATION

1.1 Establishment. The Company hereby establishes an incentive compensation plan, to be known as the “Newfield Exploration Company 2011 Omnibus Stock Plan”, as set forth in this document. The Plan permits the grant of Options, Restricted Stock, RSUs, Performance Stock Awards and Performance Unit Awards. The Plan shall become effective on the later of (a) the date the Plan is approved by the Board and (b) the date the Plan is approved by the stockholders of the Company (the “Effective Date”).

1.2 Purpose of the Plan. The Plan is intended to promote the long-term growth and profitability of the Company by providing certain directors, officers, and Employees of, the Company and its Affiliates with incentives to maximize stockholder value and to otherwise contribute to the success of the Company, thereby aligning the interests of such service providers with the interests of the Company’s stockholders.

1.3 Duration of the Plan. The Plan shall continue indefinitely until it is terminated pursuant to Section 11.1. No ISOs may be granted under the Plan on or after the tenth anniversary of the Effective Date. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.

ARTICLE II

DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

2.1 “Affiliate” means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (b) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

2.2 “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, RSUs, Performance Stock Awards and Performance Unit Awards, in each case subject to the terms and provisions of the Plan.

2.3 “Award Agreement” means a written agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

2.4 “Board” means the board of directors of the Company.

2.5 “Change of Control” means the occurrence of one of the following events:

(a) the Company is not the surviving Person in any merger, consolidation or other reorganization (or survives only as a subsidiary of another Person),

(b) the consummation of a merger or consolidation of the Company with another Person and as a result of such merger or consolidation less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation will be issued in respect of the capital stock of the Company,

(c) the Company sells, leases or exchanges all or substantially all of its assets to any other Person,

(d) the Company is to be dissolved and liquidated,

(e) any Person, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including the power to vote) of more than fifty percent (50%) of the outstanding shares of the Company’s voting stock (based upon voting power) or

(f) individuals who are Incumbent Directors cease for any reason to constitute a majority of the Board.

Notwithstanding the foregoing, for purposes of Article XII, (A) the definition of “Change of Control” shall not include clause (a) above or any merger, consolidation, reorganization, sale, lease, exchange, or similar transaction involving solely the Company and one or more Persons that were wholly owned, directly or indirectly, by the Company immediately prior to such event and (B) with respect to Restricted Stock Unit Awards, Performance Stock Unit Awards and any Award that is intended to comply with (rather than be exempt from) the requirements of Section 409A), an event listed above in this Section 2.5 shall not constitute a “Change of Control” unless the event is a “change in control event” within the meaning of Department of Treasury Regulation section 1.409A-3(i)(5).

2.6 “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

2.7 “Committee” means (a) in the case of an Award granted to a Director, the Board, and (b) in the case of any other Award granted under the Plan, a committee of at least two persons, who are members of the Compensation Committee of the Board and are appointed by the Compensation & Management Development Committee of the Board, or, to the extent it chooses to operate as the Committee, the Compensation & Management Development Committee of the Board. Each member of the Committee in respect of his or her participation in any decision with respect to an Award that is intended to satisfy the requirements of section 162(m) of the Code must satisfy the requirements of “outside director” status within the meaning of section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. For all purposes of the Plan, the Chief Executive Officer of the Company shall be deemed to be the “Committee” with respect to Awards granted by him or her pursuant to Section  4.1.

2.8 “Company” means Newfield Exploration Company, a Delaware corporation, or any successor (by reincorporation, merger or otherwise).

2.9 “Corporate Change” shall have the meaning ascribed to that term in Section 4.5(c).

2.10 “Covered Employee” means an Employee who is a “covered employee,” as defined in section 162(m) of the Code and the regulations or other guidance promulgated by the Internal Revenue Service under section 162(m) of the Code, or any successor statute.

2.11 “Director” means a director of the Company who is not an Employee.

2.12 “Disability” means as determined by the Committee in its discretion exercised in good faith, (a) in the case of an Award that is exempt from the application of the requirements of Section 409A, a physical or mental condition of the Holder that would entitle him to payment of disability income payments under the Company’s long-term disability insurance policy or plan for employees as then in effect; or in the event that the Holder is a Director or is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan for employees or in the event the Company does not maintain such a long-term disability insurance policy, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code and (b) in the case of an Award that is not exempt from the application of the requirements of Section 409A, (i) the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Holder is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

2.13 “Dividend Equivalent” means a payment equivalent in amount to dividends paid to the Company’s stockholders.

2.14 “Effective Date” shall have the meaning ascribed to that term in Section 1.1.

2.15 “Employee” means a person employed by the Company or any Affiliate as a common law employee.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, or any successor act, and the rules and regulations thereunder, as such laws, rules and regulations may be amended from time to time.

2.17 “Fair Market Value” of the Stock as of any particular date means,

(a) if the Stock is traded on a stock exchange,

(1) and if the Stock is traded on that date, the mean of the high and low sales prices of the Stock on that date; or

(2) and if the Stock is not traded on that date, the mean of the high and low sales prices of the Stock on the last trading date immediately preceding that date;

as reported on the principal securities exchange on which the Stock is traded (or such other reporting service as is approved by the Compensation & Management Development Committee of the Board); or

(b) if the Stock is traded in the over-the-counter market,

(1) and if the Stock is traded on that date, the average between the high bid and low asked price on that date; or

(2) and if the Stock is not traded on that date, the average between the high bid and low asked price on the last trading date immediately preceding that date;

as reported in such over-the-counter market; provided, however, that (x) if the Stock is not so traded, or (y) if, in the discretion of the Committee, another means of determining the fair market value of a Share at such date shall be necessary or advisable, the Committee may provide for another method or means for determining such fair market value, which method or means shall comply with the requirements of a reasonable valuation method as described under Section 409A.

2.18 “Fiscal Year” means the Company’s fiscal year.

2.19 “Full Value Award” means an Award other than in the form of an ISO or NSO, and which is settled by the issuance of Shares.

2.20 “Holder” means a person who has been granted an Award or any person who is entitled to receive Shares or cash under an Award.

2.21 “Incumbent Director” means:

(a) a member of the Board on the Effective Date; or

(b) an individual:

(1) who becomes a member of the Board after the Effective Date;

(2) whose appointment or election by the Board or nomination for election by the Company’s stockholders is approved or recommended by a vote of at least two-thirds of the then serving Incumbent Directors (as defined herein); and

(3) whose initial assumption of service on the Board is not in connection with an actual or threatened election contest.

2.22 “ISO” means an Option that is intended to be an “incentive stock option” that satisfies the requirements of section 422 of the Code.

2.23 “Minimum Statutory Tax Withholding Obligation” means, with respect to an Award, the amount the Company or an Affiliate is required to withhold for federal, state, local and foreign taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.

2.24 “NSO” means an Option that is intended to be a “nonqualified stock option” that does not satisfy the requirements of section 422 of the Code.

2.25 “Option” means an option to purchase Stock granted pursuant to Article V.

2.26 “Optionee” means a person who has been granted an Option or any other person who is entitled to exercise an Option under the Plan.

2.27 “Option Price” has the meaning ascribed to that term in Section 5.4.

2.28 “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.29 “Performance-Based Compensation” means compensation under an Award that is intended by the Committee to satisfy the requirements of section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.30 “Performance Goals” means one or more of the criteria described in Section 8.2 on which the performance goals applicable to an Award are based.

2.31 “Performance Stock Award” means an Award providing for an issuance of Stock that is designated as a performance stock award granted pursuant to Article VIII.

2.32 “Performance Unit Award” means an Award providing designated as a performance unit award granted pursuant to Article VIII.

2.33 “Period of Restriction” means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VI.

2.34 “Person” means any individual, partnership, corporation, limited liability company, trust, incorporated or unincorporated organization or association or other legal entity of any kind.

2.35 “Plan” means the Newfield Exploration Company 2011 Omnibus Stock Plan, as set forth in this document as it may be amended from time to time.

2.36 “Restricted Stock” means shares of restricted Stock issued or granted under the Plan pursuant to Article VI.

2.37 “Restricted Stock Award” means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.

2.38 “RSU” means a restricted stock unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VII.

2.39 “RSU Award” means an Award granted pursuant to Article VII.

2.40 “Section 409A” means section  409A of the Code and Department of Treasury rules and regulations issued thereunder.

2.41 “Share” means a share of Stock.

2.42 “Stock” means the common stock of the Company, $0.01 par value per share (or such other par value as may be designated by act of the Company’s stockholders).

2.43 “Subsidiary Corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.44 “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in Section 409A.

2.45 “Ten Percent Stockholder” means an individual who, at the time the Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock or series of the Company or of any Parent Corporation or Subsidiary Corporation. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust, shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.

2.46 “Termination of Employment” means, in the case of an Award other than an ISO, the termination of the Award recipient’s employment relationship with the Company and all Affiliates. “Termination of Employment” means, in the case of an ISO, the termination of the Employee’s employment relationship with all of the Company, any Parent Corporation, any Subsidiary Corporation and any parent or subsidiary corporation (within the meaning of section 422(a)(2) of the Code) of any such corporation that issues or assumes an ISO in a transaction to which section 424(a) of the Code applies.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. Except as otherwise specified in this Section 3.1, the persons who are eligible to receive Awards under the Plan, other than ISOs, are Employees and Directors. Only those persons who are, on the dates of grant, key employees of the Company or any Parent Corporation or Subsidiary Corporation are eligible for grants of ISOs under the Plan.

3.2 Participation. Subject to the terms and provisions of the Plan, the Committee may, from time to time, select the eligible persons to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

4.1 Authority to Grant Awards. The Committee may grant Awards to those key Employees and other eligible persons as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of Shares or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion. The Chief Executive Officer of the Company is authorized to grant Awards (other than awards pursuant to Article VIII) as inducements to hire prospective Employees who will not be officers of the Company or any Affiliate and subject to Section 16 of the Exchange Act but such awards shall not exceed an amount determined by the Committee. On an annual basis, the Committee also may delegate to the Chief Executive Officer of the Company the ability to grant Awards (other than Awards pursuant to Article VIII) to eligible persons who are not officers or Directors of the Company or any Affiliate and subject to the provisions of Section 16 of the Exchange Act.

4.2 Dedicated Shares; Award Limitations.

(a) The aggregate number of Shares with respect to which Awards may be granted under the Plan is 10,900,000 (the “Plan Share Limit”). The Shares that are available for issuance under the Plan may be issued pursuant to any form of Award authorized under the Plan.

(b) Shares that are issued under a Full Value Award shall be counted against the Plan Share Limit as 1.87 Shares for every one Share so issued. Shares that are issued under any form of Award other than a Full Value Award shall be counted against the Plan Share Limit as one Share for every one Share so issued.

(c) For purposes of this Section 4.2, Shares that are withheld from payment of an Award to satisfy tax obligations with respect to the Award, will be treated as Shares that have been issued under the Plan. If Shares are tendered in payment of an Option Price of an Option, such Shares will not increase the Plan Share Limit. If Shares are purchased by the Company using the cash proceeds received by the Company upon the exercise of Options, such Shares will not increase the Plan Share Limit.

(d) To the extent that an Option granted under the Plan is forfeited or expires unexercised, or is settled in cash in lieu of Shares, the number of Shares that were subject to such portion of the Option shall again become available for issuance under the Plan. To the extent that a Full Value Award is forfeited, lapses, expires, or is settled in cash in lieu of Shares, 1.87 multiplied by the number of Shares that were subject to such portion of the Full Value Award shall again become available for issuance under the Plan.

(e) The aggregate number of Shares with respect to which ISOs may be granted under the Plan is 2,500,000.

(f) The maximum number of Shares with respect to which Options may be granted to an Employee during a Fiscal Year is 500,000. The maximum number of Shares with respect to which Performance Stock Awards may be granted to an Employee during a Fiscal Year is 250,000. The maximum number of Shares with respect to which Performance Unit Awards payable in Shares may be granted to an Employee during a Fiscal Year is 250,000 . The maximum grant date value of cash with respect to which Performance Unit Awards payable in cash may be granted to an Employee during a Fiscal Year, determined as of the dates of grants of the Performance Unit Awards, is the equivalent value of 250,000 Shares. The limitations set forth in this Section 4.2(f) shall be applied in a manner that is consistent with the provisions of section 162(m) of the Code and the applicable Department of Treasury regulations and other Department of Treasury guidance issued with respect to section 162(m) of the Code.

(g) Notwithstanding any provision of the Plan to the contrary, the Committee shall not award to Employees more than 5% of the number of Shares subject to the Plan pursuant to Awards with a vesting schedule that provides for full vesting in less than (i) three years in the case of Awards that are not intended to constitute “performance-based” compensation for purposes of section 162(m) of the Code or (ii) one year after the date of grant in the case of Awards that are intended to constitute “performance-based” compensation under section 162(m) of the Code; provided, however, that Awards may vest earlier, as the Committee deems appropriate, upon death, Disability, retirement or an event which constitutes a Change of Control.

(h) Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.

4.3 Non-Transferability. Except as specified in the applicable Award Agreement or in a domestic relations court order, an Award shall not be transferable by the Holder (whether for consideration or otherwise) other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder’s lifetime, only by him or her. Any attempted assignment of an Award in violation of this Section 4.3 shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award. No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to an Employee under the Plan shall be exercisable during his or her lifetime only by the Employee, and after that time, by the Employee’s heirs or estate.

4.4 Requirements of Law. The Company shall not be required to sell or issue any Shares under any Award if issuing those Shares would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any Shares unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the Shares except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Shares covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Shares issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the Shares any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of Shares pursuant thereto, to comply with any law or regulation of any governmental authority.

4.5 Changes in the Company’s Capital Structure.

(a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and per share price of Stock subject to outstanding Options or other Awards under the Plan shall be appropriately adjusted (subject to the restriction in Sections 4.11 and 11.1 prohibiting repricing without stockholder approval)

in such a manner as to entitle a Holder to receive upon exercise of an Option or other Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Option or other Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of each class or series of Stock as the result of the event requiring the adjustment.

(c) If while unexercised Options or other Awards remain outstanding under the Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (3) the Company is to be dissolved or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in Article XII, an Award Agreement or another agreement between the Holder and the Company (provided that such exceptions shall not apply in the case of a reincorporation merger or conversion), or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger or conversion in which Holders of the Company’s ordinary shares will receive the a percentage of shares of the successor corporation, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same percentage of ordinary shares of the successor as the Award was exercisable for Shares:

(1) accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

(2) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per Share equal to the excess, if any, of the per Share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such Shares;

(3) with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing

Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

(4) provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of Shares then covered by such Award; or

(5) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).

In effecting one or more of the alternatives set out in paragraphs (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.

(d) In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, conversion, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of Shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Stock appropriately adjusted based on the manner in which the Shares were adjusted under the terms of the agreement of merger or consolidation.

(f) The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of Shares then subject to outstanding Options or other Awards.

4.6 Election Under Section 83(b) of the Code. No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the prior written approval of the Chief Financial Officer of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the prior written approval of the Chief Financial Officer of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan.

4.7 Forfeiture for Cause. Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his Termination of Employment or severance of affiliation relationship with the Company and all Affiliates, (a) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by or affiliation with the Company or an Affiliate which conduct damaged the Company or an Affiliate, (b) disclosed trade secrets of the Company or an Affiliate or (c) violated the terms of any non-competition, non-disclosure or similar agreement with respect to the Company or any Affiliate to which the Holder is a party, then as of the date the Committee makes its finding some or all

Awards awarded to the Holder (including vested Awards that have been exercised, vested Awards that have not been exercised and Awards that have not yet vested), as determined by the Committee in its sole discretion, and all net proceeds realized with respect to any such Awards, will be forfeited to the Company on such terms as determined by the Committee. The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate or severance of the individual’s affiliation with the Company and all Affiliates.

4.8 Forfeiture Events. Without limiting the applicability of Section 4.7 or Section 4.9, the Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, termination of the Holder’s provision of services to the Company or its Affiliates, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.

4.9 Recoupment in Restatement Situations. Without limiting the applicability of Section 4.7 or Section 4.8, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, the current or former Holder who was a current or former executive officer of the Company shall forfeit and must repay to the Company any compensation awarded under the Plan to the extent specified in any of the Company’s recoupment policies established or amended (now or in the future) in compliance with the rules and standards of the Securities and Exchange Commission Committee under or in connection with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

4.10 Award Agreements. Each Award shall be embodied in a written Award Agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a Change of Control on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

4.11 Amendments of Award Agreements; Repricing Prohibitions. The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. The Committee may not, without stockholder approval, directly or indirectly lower the exercise price of a previously granted Option. Accordingly, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or to cancel Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.

4.12 Rights as Stockholder. A Holder shall not have any rights as a stockholder with respect to Stock covered by an Option, an RSU, or a Performance Unit, in each case, payable in Stock, until the date, if any, such Stock is issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Stock.

4.13 Issuance of Shares of Stock. Shares, when issued, may be represented by a certificate or by book or electronic entry.

4.14 Restrictions on Stock Received. The Committee may impose such conditions and/or restrictions on any Shares issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the Shares for a specified period of time.

4.15 Compliance With Section 409A. Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. The Plan and each Award Agreement under the Plan that is intended to comply the requirements of Section 409A shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Holder. The exercisability of an Option shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section  409A.

4.16 Source of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares of Stock or of treasury shares of Stock.

4.17 Date of Grant. The date on which an Option is granted shall be the date the Company completes the corporate action constituting an offer of stock for sale to a Holder under the terms and conditions of the Option; provided that such corporate action shall not be considered complete until the date on which the maximum number of Shares that can be purchased under the Option and the minimum Option price are fixed or determinable. If the corporate action contemplates an immediate offer of Stock for sale to a class of individuals, then the date of the granting of an Option is the time or date of that corporate action, if the offer is to be made immediately. If the corporate action contemplates a particular date on which the offer is to be made, then the date of grant is the contemplated date of the offer.

ARTICLE V

OPTIONS

5.1 Authority to Grant Options. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine.

5.2 Type of Options Available. Options granted under the Plan may be NSOs or ISOs.

5.3 Option Agreement. Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) whether the Option is intended to be an ISO or an NSO, (b) the Option Price, (c) the duration of the Option, (d) the number of Shares to which the Option pertains, (e) the exercise restrictions applicable to the Option and (f) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. Notwithstanding the designation of an Option as an ISO in the applicable Award Agreement for such Option, to the extent the limitations of Section 5.9 of the Plan are exceeded with respect to the Option, the portion of the Option in excess of the limitation shall be treated as a NSO. An Option granted under the Plan may not be granted with any Dividend Equivalents rights.

5.4 Option Price. The price at which Shares may be purchased under an Option (the “Option Price”) shall not be less than 100 percent (100%) of the Fair Market Value of the Shares on the date the Option is granted. However, in the case of a Ten Percent Stockholder, the Option Price for an ISO shall not be less than

110 percent (110%) of the Fair Market Value of the Shares on the date the ISO is granted. Subject to the limitations set forth in the preceding sentences of this Section 5.4, the Committee shall determine the Option Price for each grant of an Option under the Plan.

5.5 Duration of Option. An Option shall not be exercisable after the earlier of (i) the general term of the Option specified in the applicable Award Agreement (which shall not exceed ten years) or (ii) the period of time specified in the applicable Award Agreement that follows the Holder’s Termination of Employment or severance of affiliation relationship with the Company. Unless the applicable Award Agreement specifies a shorter term, in the case of an ISO granted to a Ten Percent Stockholder, the Option shall expire on the fifth anniversary of the date the Option is granted.

5.6 Amount Exercisable. Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.

5.7 Exercise of Option.

(a) General Method of Exercise. Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (1) that the Holder wishes to exercise such Option on the date such notice is so delivered, (2) the number of Shares with respect to which the Option is to be exercised and (3) the address to which any certificate representing such Shares should be mailed or delivered. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the Option Price by any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the Option Price under the Option, (b) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or (c) any other form of payment which is acceptable to the Committee.

(b) Exercise Through Third-Party Broker. The Committee may permit a Holder to elect to pay the Option Price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Option Price and any applicable tax withholding resulting from such exercise.

5.8 Notification of Disqualifying Disposition. If any Optionee shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Optionee shall notify the Company of such disposition within ten (10) days thereof.

5.9 $100,000 Limitation on ISOs. To the extent that the aggregate Fair Market Value of Stock with respect to which ISOs first become exercisable by a Holder in any calendar year exceeds $100,000, taking into account both Shares subject to ISOs under the Plan and Stock subject to ISOs under all other plans of the Company, such Options shall be treated as NSOs. For this purpose, the “Fair Market Value” of the Stock subject to Options shall be determined as of the date(s) the Options were awarded. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares are to be treated as shares acquired pursuant to the exercise of an ISO.

ARTICLE VI

RESTRICTED STOCK AWARDS

6.1 Restricted Stock Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may make Awards of Restricted Stock under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Restricted Stock, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for Shares issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law.

6.2 Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

6.3 Holder’s Rights as Stockholder. Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than Shares or rights to acquire Shares shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in Shares or rights to acquire Shares shall be added to and become a part of the Restricted Stock. During the Period of Restriction, certificates representing the Restricted Stock shall be registered in the Holder’s name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment as may be required by the Company, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement.

ARTICLE VII

RESTRICTED STOCK UNIT AWARDS

7.1 Authority to Grant RSU Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of RSUs credited under the Plan for the benefit of a Holder.

7.2 RSU Award. An RSU Award shall be similar in nature to a Restricted Stock Award except that no Shares are actually transferred to the Holder until a later date specified in the applicable Award Agreement. Each RSU shall have a value equal to the Fair Market Value of a Share.

7.3 RSU Award Agreement. Each RSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

7.4 No Dividend Equivalents. An Award Agreement for an RSU Award shall not specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.

7.5 Form of Payment Under RSU Award. Payment under an RSU Award shall be made in either cash or Shares as specified in the applicable Award Agreement.

7.6 Time of Payment Under RSU Award. A Holder’s payment under an RSU Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the RSU Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.

ARTICLE VIII

PERFORMANCE STOCK AWARDS AND

PERFORMANCE UNIT AWARDS

8.1 Authority to Grant Performance Stock Awards and Performance Unit Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Stock Awards and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Stock Award and Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine; provided, however, that the performance period for any Performance Stock Award or Performance Unit Award shall not be less than one year. If the Compensation & Management Development Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Performance Stock Awards or Performance Unit Awards, the Compensation & Management Development Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Compensation & Management Development Committee may also cause the certificate for Shares issued pursuant to a Performance Stock Award or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law.

8.2 Performance Goals. A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Holder, one or more business units of the Company, or the Company as a whole, with reference to one or more of the following: earnings per share, earnings per share growth, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income (before or after taxes), stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, return on investment, return on sales, operating or profit margins, shareholder value, net cash flow, operating income, earnings before or after interest, taxes, depreciation, depletion and amortization, cash flow, cash flow from operations, cost reductions or cost savings, cost ratios (per employee or per customer), expense control, sales, proceeds from dispositions, project completion time, budget goals, net cash flow before financing activities, customer growth, total capitalization, debt to total capitalization ratio, credit quality or debt ratings, dividend payout, dividend growth, reserve additions or revisions, economic value added from reserves, reserve replacement ratios, reserve replacement costs, finding and development costs, exploration successes, operational downtime, rig utilization, amount of oil and gas reserves, production volumes or safety results. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Performance Goals may be determined by including or excluding, in the Compensation & Management Development Committee’s discretion, items that are determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the disposal or acquisition of a segment of a business, or related to a change in accounting principal, in each case, based on Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 225-20, Income Statement, Extraordinary and Unusual Items, and FASB ASC 830-10, Foreign Currency Matters, Overall, or other applicable accounting rules, or consistent with Company accounting policies and practices in effect on the date the Performance Goal is established. In interpreting Plan provisions applicable to Performance Goals and Performance Stock Awards or Performance Unit Awards, it is intended that the Plan will conform with the standards of section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(2)(i), and the Compensation & Management Development Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Compensation & Management Development Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Stock or Performance Unit Awards made pursuant to the Plan shall be determined by the Compensation & Management Development Committee of the Board.

8.3 Time of Establishment of Performance Goals. With respect to a Covered Employee, a Performance Goal for a particular Performance Stock Award or Performance Unit Award must be established by the Compensation & Management Development Committee of the Board prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.

8.4 Written Agreement. Each Performance Stock Award and Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Compensation & Management Development Committee may specify.

8.5 Form of Payment Under Performance Unit Award. Payment under a Performance Unit Award shall be made in cash and/or Shares as specified in the Holder’s Award Agreement.

8.6 Time of Payment Under Performance Unit Award. A Holder’s payment under a Performance Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is permissible under section  409A of the Code.

8.7 Holder’s Rights as Stockholder With Respect to a Performance Stock Award. Subject to the terms and conditions of the Plan and the applicable Award Agreements, each Holder of a Performance Stock Award shall have all the rights of a stockholder with respect to the Shares issued to the Holder pursuant to the Award during any period in which such issued Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares.

8.8 Increases Prohibited. None of the Compensation & Management Development Committee, the Board or the Company may increase the amount of compensation payable under a Performance Stock Award or Performance Unit Award. If the time at which a Performance Stock Award or Performance Unit Award will vest or be paid is accelerated for any reason, the number of Shares subject to, or the amount payable under, the Performance Stock Award or Performance Unit Award shall be reduced pursuant to Department of Treasury Regulation § 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

8.9 Stockholder Approval. No payments of Stock or cash will be made to a Covered Employee pursuant to this Article VIII unless the stockholder approval requirements of Department of Treasury Regulation § 1.162-27(e)(4) are satisfied.

8.10 No Dividend Equivalents. An Award Agreement for a Performance Unit Award shall not specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.

8.11 Dividends. In the case of a Performance Share Award, if the Holder shall be become entitled to the payment of dividends paid in Shares or rights to acquire Shares with respect to the Performance Shares, such dividends shall be added to and become a part of the Performance Share Award. Accordingly, such dividends will be subject to the satisfaction of the same performance conditions as apply to the Performance Shares.

ARTICLE IX

SUBSTITUTION AWARDS

Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees and directors of other entities who are about to become Employees or affiliated with the Company or any of its Affiliates, or whose employer or corporation with respect to which it provides services is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which they are granted. The repricing prohibitions of Sections 4.11 and 11.1 shall apply to substitution awards granted pursuant to this Article IX.

ARTICLE X

ADMINISTRATION

10.1 Awards. The Plan shall be administered by the Committee or, in the absence of the Committee or in the case of awards issued to Directors, the Plan shall be administered by the Board. The members of the Committee (that is not itself the Board) shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

10.2 Authority of the Committee. The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities to (a) determine the persons to whom and the time or times at which Awards will be made; (b) determine the number and exercise price of Shares covered in each Award subject to the terms and provisions of the Plan (including, but not limited to, the provisions of Sections 4.11 and 11.1 which prohibit repricing without stockholder approval); (c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; (d) accelerate the time at which any outstanding Award will vest; (e) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and (f) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate its authority as identified in this Section 10.2. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

10.3 Decisions Binding. All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its stockholders, Holders and the estates and beneficiaries of Holders.

10.4 No Liability. Under no circumstances shall the Company, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, the Committee’s or the Board’s roles in connection with the Plan.

ARTICLE XI

AMENDMENT OR TERMINATION OF PLAN

11.1 Amendment, Modification, Suspension, and Termination. Subject to Section 11.2, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate any Award Agreement in whole or in part; provided, however, no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules. Further, without the prior approval of the Company’s stockholders, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option. Accordingly, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or to cancel Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.

11.2 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

ARTICLE XII

ACCELERATION OF VESTING FOR CERTAIN AWARDS

UPON A CHANGE OF CONTROL

Notwithstanding any provision of the Plan to the contrary, except to the extent expressly provided otherwise in an Award Agreement, in the event of an occurrence of a Change of Control all then outstanding Options, Restricted Stock Awards and Performance Stock Awards granted under the Plan shall become fully vested, and exercisable and all substantial risk of forfeiture restrictions applicable thereto shall lapse. The effect, if any, of a Change of Control upon any other Award granted under the Plan shall be determined in accordance with the terms of the applicable Award Agreement issued by the Committee that are applicable to the Award.

ARTICLE XIII

MISCELLANEOUS

13.1 Unfunded Plan/No Establishment of a Trust Fund. Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

13.2 No Employment Obligation. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of, or provision of services by, any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment or provision of services to the Company at any time or for any reason not prohibited by law.

13.3 Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state or local tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, the Company may reduce the number of Shares issued to the Holder upon such Holder’s exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the Shares held back shall not exceed the Company’s or the Affiliate’s Minimum Statutory Tax Withholding Obligation. The Committee may, in its discretion, satisfy any Minimum Statutory Tax Withholding Obligation arising upon the vesting of an Award by delivering to the Holder a reduced number of Shares in the manner specified herein. In the discretion of the Committee, at the time of vesting of shares under the Award, the Company may (a) calculate the amount of the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation on the assumption that all such Shares vested under the Award are made available for delivery, (b) reduce the number of such Shares made available for delivery so that the Fair Market Value of the Shares withheld on the vesting date approximates the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation and (c) in lieu of the withheld Shares, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Tax Withholding Obligation. The Company shall withhold only whole Shares to satisfy its Minimum Statutory Tax Withholding Obligation. Where the Fair Market Value of the withheld Shares does not equal the amount of the Minimum Statutory Tax Withholding Obligation, the Company shall withhold Shares with a Fair Market Value slightly less than the amount of the Minimum Statutory Tax Withholding Obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 13.3. The withheld Shares not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and the Holder’s right, title and interest in such Shares shall terminate. The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

13.4 Indemnification of the Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including attorney’s fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member’s duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise. Notwithstanding any other provision of this Agreement, to the extent that any payment made pursuant to this Section 13.4 is not exempt from section 409A of the Code and Department of Treasury regulations issued thereunder pursuant to the application of Department of Treasury Regulation Section 1.409A-1(b)(10) or other applicable exemption (a “409A Payment”) the following provisions of this Section 13.4 shall apply with respect to such 409A Payment. The Company shall make a 409A Payment due under this Section 13.4 by the last day of the taxable year of the Committee member following the taxable year in which the applicable legal fees and expenses were incurred. The legal fees or expenses that are subject to reimbursement pursuant to this Section 13.4 shall not be limited as a result of when the fees or expenses are incurred. The amounts of legal fees or expenses that are eligible for reimbursement pursuant to this Section 13.4 during a given taxable year of the Committee member shall not affect the amount of expenses eligible for reimbursement in any other taxable year. The right to reimbursement pursuant to this Section 13.4 is not subject to liquidation or exchange for another benefit.

13.5 Gender and Number. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

13.6 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.7 Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

13.8 Other Compensation Plans. The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees or Directors.

13.9 Retirement and Welfare Plans. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any person under the Company’s or any Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

13.10 Other Awards. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

13.11 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or other transaction.

13.12 Law Limitations/Governmental Approvals. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.13 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

13.14 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

13.15 Investment Representations. The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Stock.

13.16 Persons Residing Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (a) determine which Affiliates shall be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable – any subplans and modifications to Plan terms and procedures established under this Section 13.16 by the Committee shall be attached to the Plan document as Appendices; and (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

13.17 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

13.18 Governing Law. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Texas, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

NEWFIELD EXPLORATION COMPANY 4 WATERWAY SQUARE PLACE SUITE 100 THE WOODLANDS, TEXAS 77380

SUBMIT A PROXY BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 1, 2013 (other than
401(k) plan participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

SUBMIT A PROXY BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59
P.M. Eastern Daylight Time on May 1, 2013 (other than 401(k) plan participants).
Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,
Edgewood, NY 11717.

401(K) PLAN PARTICIPANTS

All votes by 401(k) plan participants submitted over the Internet, by phone or mail must be received by 11:59 P.M. Eastern Daylight Time on April 30, 2013.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  NEWFIELD EXPLORATION COMPANY

      The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3 and 4.

1.	Election of Directors Nominees:		For	Against	Abstain
	1a. 1b. 1c. 1d. 1e. 1f. 1g. 1h. 1i. 1j.	Lee K. Boothby Pamela J. Gardner John Randolph Kemp III Joseph H. Netherland Howard H. Newman Thomas G. Ricks Juanita M. Romans C. E. (Chuck) Shultz Richard K. Stoneburner J. Terry Strange	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

		For	Against	Abstain

2.	Ratification of appointment of PricewaterhouseCoopers LLP as independent auditor for fiscal 2013.	☐	☐	☐
3.	Advisory vote on named executive officer compensation.	☐	☐	☐
4.	Approval of the First Amended and Restated Newfield Exploration Company 2011 Omnibus Stock Plan.	☐	☐	☐
The Board of Directors recommends a vote “AGAINST” Proposal 5.
5.	Stockholder Proposal - Policy Requiring Independent Director with Environmental Expertise.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting.	☐ ☐ Yes	☐ No	NOTE:	Such other business as may properly come before the meeting or any adjournment thereof.

  Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and our 2012 Annual Report (which includes our Annual Report on Form 10-K for the year ended December 31, 2012) are available at: http://phx.corporate-ir.net/phoenix.zhtml?c=63798&p=proxy.

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NEWFIELD EXPLORATION COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 2, 2013

The undersigned stockholder of Newfield Exploration Company (herein, the “Company”) hereby makes, constitutes and appoints Terry W. Rathert, John D. Marziotti and George W. Fairchild, Jr., and each of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in name, place and stead of the undersigned to vote the number of shares of Company Common Stock that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held in Waterway 6
Ballroom of The Woodlands Waterway Marriott Hotel located at1601 Lake Robbins Drive, The Woodlands,
Texas 77380 on May 2, 2013, at 8:30 a.m., local time, and at any adjournment(s) or postponement(s) thereof, on the matters set forth on the reverse side.

This proxy, when properly executed or submitted over the Internet or by telephone, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made but the card is signed, this proxy will be voted FOR items 1, 2, 3 and 4 and AGAINST item 5 (other than 401(k) plan participants discussed below). If any other matters properly come before the meeting, the Proxies will vote as recommended by our Board or, if there is no recommendation, in their discretion.

If shares of Company Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a “Voting Plan”), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Company Common Stock in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at the annual meeting and at any adjournments or postponements thereof, on all matters properly coming before the annual meeting, including but not limited to the matters set forth on the reverse side. The plan administrator for the Company’s 401(k) plan will direct the trustee to vote shares as to which no instructions are received in proportion to voting directions received by the trustee from all participants who vote.

This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the Delaware General
Corporation Law and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto.

Address Changes/Comments: ______________________________________________________________

_______________________________________________________________________________________

    (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE